UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

EQUITABLE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LETTER FROM OUR INDEPENDENT CHAIR

Dear Fellow Stockholder:

In 2021, in the midst of the ongoing pandemic, the Equitable Holdings, Inc. Board of Directors provided oversight of excellent financial results, important strategic steps, including the closing of the legacy variable annuity reinsurance transaction, and an enhanced focus on environmental, social and governance (“ESG”) matters at the Company.

The Board of Directors is committed to a strong corporate governance foundation. The Company continues to develop its governance profile since its initial public offering in 2018. For example, this proxy statement includes the submission of a management proposal (Proposal 4 – Approval of amendments to the Company’s Certificate of Incorporation to remove supermajority voting requirements) for shareholder consideration. Proposal 4, if approved by shareholders, would eliminate the supermajority voting standards that apply for stockholders to amend certain governance documents and replace them with the majority voting standard favored by many of our stockholders.

Throughout 2021, the Board continued to provide oversight of the Company’s ESG strategy, culminating in the publication of Equitable’s first ESG Report in December 2021. Along with the ESG Report, the Company launched an ESG Data Center at https://equitableholdings.com/about-us/Data-disclosures which includes ESG information aligned with the Sustainability Accounting Standards Board (SASB) standards and Taskforce on Climate-related Financial Disclosures (TCFD) recommendations, as well as ESG-related information for each of its franchises – Equitable and AllianceBernstein. As one of few independent, female Board Chairs in the Fortune 500, I and the Equitable Holdings Board recognize the importance of diversity across the organization; in 2021, Equitable Holdings published its EEO-1 workforce data to support public company transparency in this important area.

We are pleased to invite you to the fourth annual meeting of stockholders on May 19, 2022. The accompanying proxy statement includes pertinent information about the meeting agenda and voting and virtual attendance instructions. On behalf of the Board of Directors, thank you for your interest in Equitable Holdings.

Sincerely, Joan Lamm-Tennant Chair of the Board Equitable Holdings, Inc.

Preliminary Copy:

In accordance with Rule 14a-6(d) under Regulation 14A of the Securities Exchange Act of 1934, please be advised that Equitable Holdings, Inc. intends to release definitive copies of this Proxy Statement to security holders on or about April [    ], 2022.

[                ,2022]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

On behalf of the Board of Directors (the “Board”), I cordially invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of Equitable Holdings, Inc. to be held via the internet through a virtual web conference at www.virtualshareholdermeeting.com/EQH2022, on May 19, 2022, at 8:00 a.m. Eastern Daylight Time.

DATE May 19, 2022 TIME 8:00 a.m., Eastern Daylight Time LOCATION www.virtualshareholdermeeting .com/EQH2022

AGENDA

At the meeting, stockholders will consider and vote on the following matters:

1.  Proposal 1: Election of eight directors for a one-year term ending at the 2023 Annual Meeting of Stockholders;

2.  Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2022;

3.  Proposal 3: Advisory vote to approve the compensation paid to our named executive officers; and

4.  Proposal 4: Amendments to the Company’s Certificate of Incorporation (“COI”) to remove supermajority voting requirements, references to the AXA Shareholder Agreement and other obsolete provisions; and

5.  Any such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

You will be able to attend the Annual Meeting online, vote your shares electronically and submit questions online during the meeting by logging in to www.virtualshareholdermeeting.com/EQH2022 using the 16-digit control number included in your Notice of Internet Availability of the proxy materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. The process for submitting questions during the Annual Meeting is more fully described in the accompanying Proxy Statement. We recommend that you log in a few minutes before the meeting to ensure you are logged in when the meeting starts. We have adopted this technology to expand access to the meeting, improve communications and lower the cost to our stockholders, the Company and the environment. We believe that the virtual Annual Meeting should enable increased stockholder participation from locations around the world, especially given the continuing health and safety concerns around COVID-19.

As always, we encourage you to vote your shares prior to the Annual Meeting.

Our Board recommends that you vote “FOR” the election of each of the nominees named in Proposal 1 of this Proxy Statement and “FOR” each of Proposals 2, 3, and 4. Information about the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

Voting Your Shares

Stockholders of record holding shares of common stock, par value $0.01 per share, of Equitable Holdings, Inc. (“Shares”) as of the close of business on March 23, 2022 (the “Record Date”) are entitled to vote at the Annual Meeting.

Internet

Prior to the Annual Meeting

Please log on to www.proxyvote.com and submit a proxy to vote your Shares by 11:59 p.m., Eastern Daylight Time, on May 18, 2022.

During the Annual Meeting

Please log on to www.virtualshareholdermeeting.com/EQH2022 and submit a proxy to vote your Shares during the Annual Meeting beginning at 8:00 a.m., Eastern Daylight Time, on May 19, 2022.

Telephone Please call the number on your proxy card until 11:59 p.m., Eastern Daylight Time, on May 18, 2022.

Mail

If you received printed copies of the proxy materials, please complete, sign, date and return your proxy card by mail to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717 so that it is received prior to the Annual Meeting.

Beneficial owners whose Shares are held at a brokerage firm or by a bank or other nominee should follow the voting instructions that they received from the nominee.

This notice is being delivered to the holders of Shares as of the close of business on March 23, 2022, the record date fixed by the Board for the purposes of determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and constitutes notice of the Annual Meeting under Delaware law. Proxy materials or a Notice of Internet Availability were first made available, sent or given to stockholders on or about April [    ], 2022.

By Order of the Board of Directors,

José Ramón González

Chief Legal Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on May 19, 2022.

The accompanying Proxy Statement, our 2021 Annual Report to Stockholders, and instructions on how to attend our Annual Meeting are available at https://ir.equitableholdings.com. A list of stockholders as of the Record Date (the “Stockholder List”) will be accessible to stockholders at www.virtualshareholdermeeting.com/EQH2022 during the Annual Meeting. The Stockholder List will also be available for inspection by appointment during ordinary business hours at the Company’s principal executive offices located at 1290 Avenue of the Americas, New York, NY 10104, during the 10 days prior to the Annual Meeting. To make an appointment, please email corporatesecretary@equitable.com. Any updates or changes relating to the process for inspecting the Stockholder List will be posted on our Investor Relations site, https://ir.equitableholdings.com.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement	i

CERTAIN IMPORTANT TERMS

Corporate Entities

As used in this Proxy Statement, “we,” “us,” “our” and the “Company” mean Equitable Holdings, Inc. and its consolidated subsidiaries, unless the context refers only to Equitable Holdings, Inc. (which we refer to as “Holdings” or “EQH”) as a corporate entity. We also use the following capitalized terms:

• “AB” or “AllianceBernstein” means AB Holding and ABLP.

• “AB Holding” means AllianceBernstein Holding L.P., a Delaware limited partnership.

• “AB Holding Units” means units representing assignments of beneficial ownership of limited partnership interests in AB Holding.

• “AB Units” means units of limited partnership interests in ABLP.

• “ABLP” means AllianceBernstein L.P., a Delaware limited partnership and the operating partnership for the AB business.

• “AXA” or “AXA Group” means AXA S.A., a société anonyme organized under the laws of France, our former controlling stockholder.

• “AXA Financial” means AXA Financial, Inc., formerly a Delaware corporation and a wholly-owned direct subsidiary of Holdings. On October 1, 2018, AXA Financial merged with and into Holdings, with Holdings assuming the obligations of AXA Financial.

• “Equitable America” means Equitable Financial Life Insurance Company of America, an Arizona corporation and a wholly-owned indirect subsidiary of Holdings.

• “Equitable Financial” means Equitable Financial Life Insurance Company, a New York corporation, a life insurance company and a wholly-owned indirect subsidiary of Holdings.

• “General Partner” means AllianceBernstein Corporation, a Delaware corporation and the general partner of AB Holding and ABLP.

Other Items

• “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on May 9, 2018 and last amended on December 19, 2019.

• “Exchange Act” means the Securities Exchange Act of 1934, as amended.

• “FASB” means the Financial Accounting Standards Board.

• “GAAP” means accounting principles generally accepted in the United States of America.

• “General Account” means the assets held in the general accounts of our insurance companies as well as assets held in our separate accounts on which we bear the investment risk.

• “GMxB” is a general reference to all forms of variable annuity guaranteed benefits, including guaranteed minimum living benefits, or GMLBs (such as guaranteed minimum income benefits, guaranteed minimum withdrawal benefits, and guaranteed minimum accumulation benefits), and guaranteed minimum death benefits, or GMDBs (inclusive of return of premium death benefit guarantees).

• “Independent” means, with respect to a director, that the director is “independent” as determined in accordance with applicable NYSE and SEC listing standards, rules and regulations unless otherwise indicated.

• “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

• “IPO” means the initial public offering of shares of common stock of Holdings that took place in 2018.

• “NYSE” means the New York Stock Exchange.

• “PCAOB” means the Public Company Accounting Oversight Board.

• “Risk-Based Capital Ratio (RBC Ratio)” means the ratio of an insurance company’s capital to the minimum amount of capital required for the insurance company to support its operations taking into account its size and risk profile, determined in accordance with rules published by the National Association of Insurance Commissioners.

• “SEC” means the United States Securities and Exchange Commission.

• “Securities Act” means the Securities Act of 1933, as amended.

• “Shareholder Agreement” means the Shareholder Agreement, dated May 4, 2018, entered into between Holdings and AXA.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	1

Proxy Summary

PROXY SUMMARY

This section summarizes important information contained in this Proxy Statement and in our 2021 Annual Report to Stockholders (the “Annual Report”) but does not contain all the information that you should consider when casting your vote. Please review the entire Proxy Statement and Annual Report carefully before voting.

Proposals for Your Vote

Proposal	Board Recommendation	Page(s)

1. Election of eight directors for a one-year term ending at the 2023 Annual Meeting of Stockholders	FOR each of the Board’s nominees	9

2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2022	FOR	14

3. Advisory vote to approve the compensation paid to our named executive officers (the “Say-on-Pay vote”)	FOR	17
4. Amendments to the Company’s Certificate of Incorporation to remove supermajority voting requirements, references to the AXA Shareholder Agreement, and other obsolete provisions (requires a vote of at least 66 2/3% of the Company’s outstanding common stock to pass)	FOR	81

Mission and Strategy

Our mission is to help our clients secure their financial well-being so they can pursue long and fulfilling lives. We have been steadfast in this purpose since our journey began as The Equitable Life Assurance Society over 160 years ago.

We aim to be a trusted partner to our clients by providing advice, products and services that help them navigate complex financial decisions. Our financial strength and the quality of our people, their ingenuity and the service they provide help us build relationships of trust with our clients.

We are one of America’s leading financial services companies, preparing clients for their financial futures since 1859 through two complementary and well-established principal franchises – Equitable Financial and AllianceBernstein (“AB”). Our competitive products, premier distribution platform and investment expertise position us as a leading provider of financial advice, protection, retirement strategies and investment management solutions to Americans.

We operate through four business segments: Individual Retirement, Group Retirement, Protection Solutions and Investment Management & Research (which comprises our 65% economic interest in AB).

Business Performance Highlights

2021 marked another record year for our company as we leveraged our leading market positions to deliver record Non-GAAP Operating Earnings. Additionally, we significantly de-risked the company through the close of our landmark legacy variable annuity transaction accelerating the run-off of our legacy variable annuity book, which now only accounts for 18% of retirement account values. Against the backdrop of a historic health and economic crisis, we delivered strong operating performance across the business and successfully delivered on all of our IPO financial targets and strategic priorities, a testament to our disciplined risk management, resilient business model and dedicated employees and advisors.

2	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

Proxy Summary

Demonstrating Strength Through Achievement of Targets

We delivered strong operating performance across our businesses and continued to consistently return capital to shareholders. 2021 financial highlights include:

•	Full year 2021 results included a net loss of $439 million and Non-GAAP Operating Earnings[1] of $2.8 billion.

•	Assets under management were $908 billion, up 12% year-over-year driven by c. $25 billion of net inflows[2] and market performance over 2021.

•	Strong capitalization with cash and liquid assets of $1.6 billion at Holdings and a combined RBC ratio of c. 440%, above our minimum combined RBC target of 375-400%.

•	Closed landmark variable annuity reinsurance transaction, validating our reserves and strengthening our balance sheet through a nearly two-thirds risk reduction.

•	Continued our shift towards a capital-light business model, legacy variable annuity now only comprises 18% of retirement account values

•	Returned $1.9 billion to shareholders for 2021 including $112 million of 2022 share repurchases that were accelerated into the fourth quarter of 2021.

$1.9 Billion Returned to Stockholders

in 2021

[1]

Non-GAAP Operating Earnings equals our consolidated after-tax net income attributable to Holdings adjusted to eliminate the impact of certain items. Please see detailed non-GAAP reconciliation in Appendix A

[2]	Full year 2021 net flows for Individual Retirement, Group Retirement and AllianceBernstein

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	3

Proxy Summary

Board of Directors Composition

The fundamental duty of our Board is to oversee the strategy and management of our Company for the benefit of our stockholders. It is essential that the Board be composed of directors who are qualified to conduct this oversight. Accordingly, the Board seeks directors who possess a broad range of skills, expertise and perspectives. The composition of our Board, as reflected in the tables and charts below, demonstrates our commitment to these principles.

Board Composition Summary

Name	Age	Principal Professional Experience	Expiration of Term*	Independent

Francis A. Hondal	57	Executive Advisor and former President, Loyalty and Engagement, Mastercard Inc. (effective March 31, 2022)	2023	Yes

Daniel G. Kaye	67	Partner at Ernst & Young (retired)	2023	Yes

Joan Lamm-Tennant	69	Founder and Former Chief Executive Officer of Blue Marble Microinsurance	2023	Yes

Kristi A. Matus	54	Chief Financial Officer and Chief Operating Officer of Buckle	2023	Yes

Mark Pearson	63	President and Chief Executive Officer of Holdings	2023	No

Bertram L. Scott	71	Senior Vice President of population health of Novant Health, Inc. (retired)	2023	Yes

George Stansfield	62	Deputy Chief Executive Officer and Group General Secretary of AXA	2023	No (Non-executive director)
Charles G.T. Stonehill	64	Founding Partner of Green & Blue Advisors, LLC	2023	Yes

The average age of our directors is 63.4 years.

*	Pending re-election at the May 19, 2022 Annual Meeting.

4	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

Proxy Summary

Board Skills and Experience

The Board seeks directors who possess a broad range of skills, experience, expertise and perspectives that position the Board to effectively oversee the Company’s strategies and risks. Our directors were carefully selected for their mix of skills and expertise, which align with, and facilitate effective oversight of, the Company’s strategy and significant risks. Our directors possess substantive skills and experience in key areas which are relevant to the Board’s oversight of the Company, including the financial services and insurance industries; senior management; audit and accounting; public company board service; risk management; investments; capital markets; compensation and human resources. The below table shows the percentage of our director nominees possessing each listed skill:

Financial Services Senior managers and board members at major financial services companies, including consumer financial services companies and investment banks	Senior Executive Experiences as CEOs, CFOs, COOs, founders, and major business segment leaders

Public Company/Corporate Governance

Experiences as public company board members both at US and international companies, chairing governance committees and as senior executives with responsibility for governance functions

Audit/Financial Expertise Expertise in understanding and overseeing financial reporting and controls

Risk Management Experiences as senior managers and board members overseeing risk management functions	Insurance Professional backgrounds in the insurance industry and knowledge of insurance products

Finance and Investment Backgrounds in M&A, capital markets, investment management, private equity and investment banking	Legal/Regulatory/Compliance Professional experiences overseeing legal and compliance functions

HR/Talent Experiences directly overseeing HR for major public companies and oversight of talent development and retention as a public company board member	FinTech/Consumer Experiences Backgrounds in emerging financial technologies, expanding access to financial and insurance products and enhancing the customer experience

Director Nominee Diversity

The Board believes that a diverse board is better able to effectively oversee our management and strategy and to position the Company to deliver long-term value for our stockholders. Our Board considers diversity, including gender, racial and ethnic diversity, as adding to the overall mix of perspectives of our Board as a whole. In 2020, with its most recent additions of Directors Hondal and Lamm-Tennant, the Board further increased its diversity.

Half of our Director nominees enhance the Board’s gender, racial and ethnic diversity.

1 Hispanic/Latin American 1 African-American 3 Women

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	5

Proxy Summary

Corporate Governance Highlights

Corporate Governance Profile

We have continued to execute on our corporate governance strategy as Equitable transitions to being a more mature, non-controlled public company. This year, the Board is asking the stockholders to approve the Company’s proposal to remove the supermajority voting requirements from our Certificate of Incorporation, which would allow certain provisions of our Certificate and our By-Laws to be amended by a majority of the outstanding shares, as opposed to the current 66 2/3%. This follows the Board’s proactive decision in 2021 to institute a majority voting requirement in contested director elections coupled with a resignation policy. In October of 2021, upon the resignation of Ramon de Oliveira from the Board and his position as Chair, the Board appointed Joan Lamm-Tennant to be our first female Chair. The Nominating and Corporate Governance Committee has engaged a leading professional search firm to help identify an independent candidate to fill the current Board vacancy. Finally, Equitable Holdings launched an environmental, social and governance (“ESG”) Data Center and Equitable Financial introduced its first annual ESG report in 2021. Our corporate governance profile includes:

✓ Independent Chair

✓ Majority independent Board of Directors

✓ 100% Independent committees

✓ Annual election of all directors

✓ Annual Board and committee performance evaluations

✓ With stockholder approval at the 2022 Annual Shareholder Meeting, no supermajority voting requirement to amend the Certificate of Incorporation or By-Laws

✓ Majority voting standard in uncontested director elections; director nominees not receiving a majority are required to tender their resignation for consideration by the Board

✓ Single class of shares

✓ Proactive investor outreach program to our largest stockholders; engagement with holders representing a significant number of shares outstanding

✓ The Company launched an ESG Data Center at https://equitableholdings.com/about-us/Data-disclosures which includes ESG information aligned with the Sustainability Accounting Standards Board (“SASB”) standards and Taskforce on Climate-related Financial Disclosures (“TCFD”) recommendations as well as ESG-related information for each of our franchises – Equitable and AllianceBernstein

6	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

Proxy Summary

Executive Compensation Highlights

The overriding goal of the EQH Compensation Program continued to be to attract, retain and motivate top-performing executives dedicated to our long-term financial and operational success. 2021 highlights include:

No significant changes to program design. Given the 97.3% level of support received from stockholders in 2021 for our existing program, as well as to ensure consistency in our practices, we did not make any significant changes to the EQH Compensation Program design for 2021. Rather, the program continued to include a carefully chosen mix of fixed and at-risk components. Beginning our third year as a public company, the Compensation Committee felt it was an appropriate time to conduct a review of both our short- and long-term incentive compensation programs to ensure the program was rewarding long-term value creation, ensuring alignment with our long-term financial success and facilitating the attraction, motivation and retention of top talent. As a result of the review, we refined the EQH Compensation Program design for 2021 as noted below.

No changes due to COVID-19 Pandemic. Despite the continued uncertainty experienced throughout 2021 due to the global pandemic, we did not make any modifications to the targets for any in-process incentive compensation or awards, or otherwise make adjustments to the EQH Compensation Program as a result of the pandemic.

Refined strategic objectives metric of our Short-Term Incentive Compensation Program (“STIC Program”) to focus on most critical Company objectives. Our STIC Program drives short-term (one-year) performance for participants in the EQH Compensation Program. The current program was established beginning with the 2018 performance year and was reviewed again in 2020 to ensure program design was effective and in line with current public company market standards. While we did not make any changes to the current metrics and weightings (i.e., non-GAAP Operating Earnings (50%), net flows (25%) and strategic objectives (25%)) in the STIC Program, we reduced the number of distinct objectives under the strategic objectives metric from eleven to five to better focus on the Company’s most critical objectives.

Continued focus on pay for performance. The total direct compensation for participants in the EQH Compensation Program continued to align with our pay-for-performance culture in 2021 by basing a substantial majority of a participant’s compensation on the success of the Company as well as an assessment of the participant’s overall contribution to that success. Total direct compensation consisted of a mix of fixed (base salary) and variable (annual cash incentive and at-risk equity-based awards) components.

Continued balance of equity vehicles with enhanced focus on performance shares; updated vehicle mix, updated vehicle weighting and changes to performance share metrics. During 2021, annual equity-based awards under the EQH Compensation Program continued to consist of a mix of equity vehicles with a combination of time-based and performance vesting. We modified the vehicle mix, vehicle weighting and performance share metrics for our equity program for 2021 to simplify the program and enhance alignment of long-term performance with program objectives.

Vehicle Mix. We simplified the vehicle mix in our long-term incentive compensation program. Specifically, we eliminated the use of stock options and Non-GAAP Operating Return on Equity (“ROE”) performance shares. The 2021 equity grants consisted of performance shares based on Total Shareholder Return (“TSR”) and restricted stock units (“RSUs”).

Vehicle Weighting. Increased Performance Shares to 60% of Annual Award. We also simplified equity vehicle weightings from RSUs (25%), stock options (25%) and performance shares (50%) (of such 50%, 25% based on relative TSR performance and 25% based on absolute ROE performance) to RSUs (40%) and performance shares (60%) (of such 60%, 100% based on relative TSR performance). The increased performance share weighting more strongly supports the Company’s pay for performance philosophy.

Performance Share Metrics. We eliminated the absolute ROE metric for performance shares due to the difficulty of projecting a reasonable ROE goal under current accounting standards. We maintained the TSR metric for performance shares.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	7

Proxy Summary

Important Information Regarding the Meeting Location

The Annual Meeting scheduled for May 19, 2022, at 8:00 am EDT will be held by means of remote communication. To attend and participate in the Virtual Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/EQH2022 and use their 16-digit control number provided in the Notice to log in to this website, and beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. We encourage stockholders to log in to this website and access the webcast before the Virtual Annual Meeting’s start time. This website will also have further instructions on how to attend, participate in and vote at the Virtual Annual Meeting.

8	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

PROPOSAL 1: Election of Directors

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated each of our eight directors, Francis A. Hondal, Daniel G. Kaye, Joan Lamm-Tennant, Kristi A. Matus, Mark Pearson, Bertram L. Scott, George Stansfield and Charles G.T. Stonehill, for election at the Annual Meeting to serve until the 2023 annual meeting or until their successors are elected or have been qualified. The Board believes that each of these nominees continues to have the necessary skills and experience to effectively oversee our business. Each of these nominees currently serves as a director, and each has consented to being named in this Proxy Statement and agreed to serve if elected.

The Board recommends that you vote FOR the election of each of Francis A. Hondal, Daniel G. Kaye, Joan Lamm-Tennant, Kristi A. Matus, Mark Pearson, Bertram L. Scott, George Stansfield and Charles G.T. Stonehill.

Our Board is currently composed of eight incumbent directors. A biography of each director nominee and a description of each director’s skills and qualifications follow this proposal.

All director nominees will stand for election for a one-year term that expires at the following annual meeting.

Unless otherwise instructed, the proxyholders will vote proxies FOR the nominees of the Board. The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. However, if any of the Board’s nominees should become unable for any reason or unwilling for good cause to serve as a director at any point before the Annual Meeting or any adjournment or postponement of the meeting, the Board may reduce the size of the Board or nominate another candidate for election as a director. If the Board nominates a new candidate, the proxyholders will use their discretion to vote for that candidate.

The Board of Directors

Nominees for Election as Directors for a Term Expiring in 2023

Francis A. Hondal

Age: 57 Director since: 2020 Committees Compensation Finance and Risk Other Equitable Directorships Equitable Financial (2020-) Equitable America (2020-)

Professional Experience: Ms. Hondal joined the Board in September 2020. As of March 31, 2022 she is an Executive Advisor and member of the management committee of Mastercard Inc. Until March 31, 2022 she held the position of President, Loyalty and Engagement, and previously served in a variety of senior leadership positions having first joined Mastercard in 2011, including as Executive Vice President of Loyalty, Marketing and Digital Services (2017); Executive Vice President, Global Credit and Global Loyalty Solutions (2015 to 2017); and Group Executive, Global Products and Solutions, Latin America and Caribbean (2011 to 2015). Previously, she was the Founder of Increventi Corp., an international business development and marketing consultancy, and enjoyed a 17-year career at American Express where she held various senior level regional and global general management roles within Consumer Products, Insurance and Finance. She began her professional career at Barnett Bank of Florida, as a Corporate Banking Officer, specializing in business development across various industries. Ms. Hondal joined the Board of Directors of Bath & Body Works, Inc. (NYSE: BBWI) (f/k/a L Brands, Inc.) in March 2021. She is also a member of the Florida International University (FIU) Foundation board.

Skills and Qualifications: Expertise in consumer financial products, customer experiences; finance, marketing, and international and general management; extensive senior leadership experience in the financial services industry.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	9

PROPOSAL 1: Election of Directors

Daniel G. Kaye

Age: 67 Director since: 2018 Committees Audit (Chair) Finance and Risk Other Equitable Directorships Equitable Financial (2015-) Equitable America (2015-)

Professional Experience: Mr. Kaye has been a director since 2018. He has also served as a director of AllianceBernstein Corporation since 2017. Also, since 2019, Mr. Kaye has been a director of CME Group, Inc. (NASDAQ: CME), where he serves as Chair of the Audit Committee and member of the Executive and Risk Committees. From 2013 to 2014, Mr. Kaye served as Interim Chief Financial Officer and Treasurer of HealthEast Care System (“HealthEast”). Prior to joining HealthEast, Mr. Kaye spent 35 years with Ernst & Young LLP (“Ernst & Young”) from which he retired in 2012. Throughout his time at Ernst & Young, where he was an audit partner for 25 years primarily serving the financial services industry, Mr. Kaye enjoyed a track record of increasing leadership and responsibilities, including serving as the New England Managing Partner and the Midwest Managing Partner of Assurance. Mr. Kaye previously served as a director of Ferrellgas Partners L.P.

Skills and Qualifications: Certified Public Accountant and National Association of Corporate Directors (NACD) Board Leadership Fellow; expertise as an audit committee financial expert; extensive financial services and insurance industry experience; extensive knowledge and experience in accounting, auditing and financial matters developed through leadership roles at Ernst & Young and HealthEast and as a director of Holdings, AB, and CME.

Joan Lamm-Tennant, Independent Chair of the Board of Directors

Age: 69 Director since: 2020 Committees Executive (Chair) Audit Finance and Risk Other Equitable Directorships Equitable Financial (2020-) Equitable America (2020-)

Professional Experience: Ms. Lamm-Tennant has been a director since January 2020 and Independent Chair of the Board since October of 2021. She is also currently Chair of the Board of AllianceBernstein Corporation and Executive Advisor to Brewer Lane Ventures, a venture capital fund specializing in fintech and insuretech. Ms. Lamm-Tennant founded Blue Marble Microinsurance and served as its CEO from 2015 to 2020. She was also previously Adjunct Professor, International Business at The Wharton School of the University of Pennsylvania from 2006 to 2015, and a Professor of Finance at Villanova University from 1989 to 2000. Ms. Lamm-Tennant has served in a series of senior leadership positions in the insurance industry during her career, including as Head of Enterprise Risk Management and Advisor to the Chief Risk Officer at Marsh & McLennan Companies, Inc., Global Chief Economist and Risk Strategist at Guy Carpenter, and President of a Risk and Capital Advisory unit advising global clients of General Reinsurance. Ms. Lamm-Tennant also serves on the Boards of Directors of Ambac Financial Group, Inc. (NYSE: AMBC), Hamilton Insurance Group, Ltd. and Element Fleet Management Corp (TSE: EFN). She was previously a member of the Board of Directors of Selective Insurance Group, Inc.

Skills and Qualifications: Significant insurance industry, fintech, finance and management expertise, as well as academic experience, having held global business leadership roles and having had a distinguished career as a professor of finance and economics; expertise as an audit committee financial expert; experience as a director of other public companies.

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PROPOSAL 1: Election of Directors

Kristi A. Matus

Age: 54

Director since: 2019

Committees

Compensation (Chair)

Nominating and Corporate Governance (Chair)

Audit

Other Equitable Directorships

Equitable Financial (2015-)

Equitable America
(2015-18, 2019-)

Professional Experience: Ms. Matus has been a director since 2019. She has also served as a director of AllianceBernstein Corporation since 2019. Ms. Matus joined Buckle, a tech-enabled financial services company, as Chief Financial Officer and Chief Operating Officer in October 2020. Prior to that, Ms. Matus served as Executive Vice President and Chief Financial & Administrative Officer of athenahealth, Inc. from 2014 to 2016 and as an Executive Advisor for Thomas H. Lee Partners L.P. from 2017 to 2020. Her previous experience also includes senior leadership positions as Executive Vice President and Head of Government Services of Aetna, Inc. and Executive Vice President and Chief Financial Officer of United Services Automobile Association (“USAA”). Ms. Matus is currently a member of the Board of Directors of Cerence, Inc. (NASDAQ: CRNC), and she has previously served as a director of Nextech Systems, Tru Optik Data Corp., and Jordan Health Services, Inc.

Skills and Qualifications: Expertise as an audit committee financial expert; extensive insurance industry and management expertise; fintech, finance, corporate governance and key leadership skills developed through roles at Buckle, athenahealth, Aetna and USAA; experience as a director of other public companies.

Mark Pearson

Age: 63 Director since: 2011 Committees: Executive Other Equitable Directorships Equitable Financial (2011-) Equitable America (2011-)

Professional Experience: Mr. Pearson has been a director since 2011 and currently serves as our President and Chief Executive Officer. He also serves as CEO and a director of Equitable Financial and Equitable America and has been a director of AllianceBernstein Corporation since 2011. From 2008 to 2011, he was the President and CEO of AXA Japan Holding Co. Ltd. (“AXA Japan”). Mr. Pearson joined AXA in 1995 with the acquisition of National Mutual Holdings and was appointed Regional Chief Executive of AXA Asia Life in 2001. Before joining AXA, Mr. Pearson spent approximately 20 years in the insurance sector, assuming several senior manager positions at Hill Samuel, Schroders, National Mutual Holdings and Friends Provident. Mr. Pearson is a Fellow of the Chartered Association of Certified Accountants.

Skills and Qualifications: Diverse financial services experience developed through service as an executive, including as President and CEO of Holdings and CEO of AXA Japan and other AXA affiliates; extensive global insurance industry experience.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	11

PROPOSAL 1: Election of Directors

Bertram L. Scott

Age: 71 Director since: 2019 Committees: Compensation Nominating and Corporate Governance Other Equitable Directorships Equitable Financial (2012-18, 2019-) Equitable America (2019-)

Professional Experience: Mr. Scott has been a director since 2019. Mr. Scott previously served on the Board of AllianceBernstein Corporation from September 2020 until March of 2022. Mr. Scott is currently a member of the Board of the American Heart Association. He previously served as Senior Vice President of population health of Novant Health, Inc. from 2015 to 2019, and prior to that as President and Chief Executive Officer of Affinity Health Plan; President, U.S. Commercial of CIGNA Corporation; Executive Vice President, Chief Institutional Development and Sales Officer of TIAA-CREF; and as President and Chief Executive Officer of TIAA-CREF Life Insurance Company. Mr. Scott is currently Lead Director of the Board of Directors of Becton, Dickinson and Company (NYSE: BDX), and a member of the Boards of Lowe’s Companies, Inc. (NYSE: LOW) and Dollar Tree, Inc. (Nasdaq: DLTR).

Skills and Qualifications: Expertise as an audit committee financial expert and strong strategic and operational expertise acquired through the variety of executive roles, including insurance industry and financial services experience; experience as a director of public companies.

George Stansfield

Age: 62 Director since: 2017 Committees: None Other Equitable Directorships Equitable Financial (2017-) Equitable America (2017-)

Professional Experience: Mr. Stansfield has been a director since 2017. Mr. Stansfield has been Deputy Chief Executive Officer (Directeur Général Adjoint) of AXA since 2017, and since 2016, he has been Group General Secretary and a member of AXA’s Management Committee. Previously, he served as AXA’s Head of Group Human Resources and Group General Counsel. Mr. Stansfield holds various directorships within AXA, including as Chair of the Supervisory Board of AXA Liabilities Managers (France) and GIE AXA (France), Chaira member of the Advisory Council of AXA Venture Partners (France) and director or Management Committee member of AXA ASIA (France) and AXA Life Insurance Co Ltd. (Japan). Mr. Stansfield is also a Trustee of the American Library of Paris, a non-profit organization and the largest English language lending library on the European mainland.

Skills and Qualifications: Extensive experience and knowledge and key leadership skills developed through service as an executive, including experience as AXA’s Group General Secretary and Head of Group Human Resources and perspective as a member of AXA’s Management Committee.

12	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

PROPOSAL 1: Election of Directors

Charles G.T. Stonehill

Age: 64

Director since: 2018

Committees:

Finance and Risk (Chair)

Compensation

Executive

Nominating and Corporate Governance

Other Equitable Directorships

Equitable Financial (2017-)

Equitable America
(2017-18, 2019-)

Professional Experience: Mr. Stonehill has been a director since 2018. He also has served as a director of AllianceBernstein Corporation since 2019. Mr. Stonehill is currently Founding Partner of Green & Blue Advisors LLC. During his extensive financial services career, Mr. Stonehill has held senior leadership positions with Lazard Frères & Co., LLC, Credit Suisse First Boston, Morgan Stanley & Co., Inc. and JP Morgan. Mr. Stonehill currently serves as a member of the Board of Directors of Constellation Acquisition Corp. I., a special purpose acquisition company, and is a member of the Supervisory Board of Deutsche Börse AG. Mr. Stonehill has also served as a director of Julius Baer Group Ltd. and Bank Julius Baer & Co. Ltd. Mr. Stonehill was also previously a director of CommonBond, LLC and PlayMagnus A/S.

Skills and Qualifications: Expertise and distinguished track record of success in the financial services industry and over 40 years’ experience in energy markets, investment banking and capital markets; experience as a director of other public companies.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	13

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm (“independent auditor”) and annually evaluates the independent auditor’s qualifications, performance and independence.

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for the fiscal year ending December 31, 2022. PwC has served as the independent auditor for the Company since 1993. PwC’s background knowledge of the Company, combined with its industry expertise, has enabled it to carry out its audits of our financial statements and the effectiveness of our internal controls over financial reporting with effectiveness and efficiency. The members of the Audit Committee believe that the continued retention of PwC as our independent auditor is in the best interest of Holdings and its stockholders. In determining whether to reappoint PwC, the Audit Committee considered factors such as:

•	PwC’s independence and objectivity;

•	PwC’s and the lead engagement partner’s capability and expertise in handling the breadth and complexity of our operations;

•	PwC’s tenure as independent auditor for the Company and institutional knowledge of our business and operations, accounting policies and financial systems, and internal control framework;

•	historical and recent performance of PwC, including the extent and quality of communications with members of the Audit Committee; and

•	the impact of a change in the independent auditor.

The Audit Committee is involved in the selection of PwC’s lead engagement partner and ensures that the lead partner’s engagement is limited to no more than five consecutive years of service (in accordance with SEC rules). The current lead PwC engagement partner was designated commencing with the 2018 audit and is eligible to serve in that capacity through the end of the 2022 audit. In 2021 management and the Audit Committee appointed a new lead engagement partner who will assume his position in January of 2023.

We request that our stockholders ratify the appointment of PwC as our independent auditor for fiscal year 2022. If the stockholders do not ratify such appointment, the Audit Committee will take note and may reconsider its retention of PwC. If such appointment is ratified, the Audit Committee will still have the discretion to replace PwC at any time during the year. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to questions from stockholders regarding their audit of our consolidated financial statements for fiscal year 2021.

The Board recommends that stockholders vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for fiscal year 2022.

14	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Fees Paid to PricewaterhouseCoopers LLP

The following table sets forth the fees paid by the Company to PwC for professional services rendered for the fiscal year ending December 31, 2021. Audit amounts are presented on an accrual basis and cover services performed for the year under audit, regardless of the calendar year in which they were performed. All other fees are presented on an as incurred basis.

Fees (in Millions)	2021	2020
Audit Fees(1)	$25.7	$27.4
Audit-Related Fees(2)	$7.1	$6.2
Tax Fees(3)	$2.2	$1.3
All Other Fees(4)	$0	$0
Total	$35	$34.9

(1)

Audit Fees. Fees and related expenses billed for annual financial statement audits and quarterly review services that are customary for the independent auditor to render an opinion. The amounts also include audit fees of $7.0 million and $6.6 million for 2021 and 2020, respectively, that were paid directly by AB to PwC.

(2)

Audit-Related Fees. Fees and related expenses billed for assurance and related services that are reasonably related to the audit or review of the Company’s financial statements and for other services that are traditionally performed by the independent auditor. These services include employee benefit plan audits, due diligence procedures, comfort letters and accounting advisory services. The amounts also include audit-related fees and related expenses of $3.6 million and $3.2 million for 2021 and 2020, respectively, that were paid directly by AB to PwC.

(3)

Tax Fees. Fees and related expenses billed for permitted tax services, including tax compliance, tax advice, and tax planning and preparation. The amounts also include tax fees of $2.2 million and $1.2 million for 2021 and 2020, respectively, which were paid directly by AB to PwC.

(4)	All Other Fees. Fees and related expenses billed for other permitted non-audit services. The amounts also include tax fees for 2021 and 2020, respectively, that were paid directly by AB to PwC.

Audit Committee Pre-Approval Policy

The charter of the Audit Committee requires its pre-approval of all audit and permitted non-audit services provided to the Company by the independent auditor to ensure that the provision of such services does not impair the auditor’s independence. Accordingly, the Audit Committee has adopted the Equitable Holdings, Inc. Audit Committee Pre-Approval of Independent Auditors Services Policy (the “Pre-Approval Policy”) which sets forth pre-approval procedures. Pursuant to the Pre-Approval Policy, the committee will pre-approve the annual audit services and may also pre-approve audit-related, tax and permissible non-audit services that it believes would not impair the independence of the auditor.

The Pre-Approval Policy delegates authority to the Audit Committee of the Board of Directors of AllianceBernstein, which consists entirely of independent directors and for which Director Stonehill serves as Chair, to pre-approve audit and non-audit services provided to AB. In addition, the Pre-Approval Policy delegates authority to the Audit Committee Chair to pre-approve audit and non-audit services provided to the Company where the amounts involved do not exceed $200,000. Each quarter, the specific details and related fees for the audit and non-audit service projects completed in the prior quarter and any pre-approval decisions made pursuant to delegated authority under the Pre-Approval Policy are reported to the Audit Committee.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board. The Audit Committee currently consists of three directors, each of whom are independent directors (Daniel G. Kaye, Joan Lamm-Tennant, and Kristi A. Matus).

The Board has determined that all three members of the Audit Committee have the requisite experience to be designated an audit committee financial expert as such term is defined under Item 407(d)(5) of Regulation S-K under the Securities Act and the applicable standards of the NYSE.

Management is responsible for the preparation and presentation of the Company’s financial statements and the reporting process, for its accounting policies and procedures, and for the establishment of effective internal controls and procedures.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	15

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The primary duties of the Audit Committee are to (i) assist the Board in overseeing (a) the quality and integrity of our financial statements, (b) our systems of internal controls over financial reporting, (c) the qualifications, independence and performance of our independent auditor, (d) our accounting, financial and external reporting policies and practices, (e) the performance of our internal audit function and (f) our compliance with legal and regulatory requirements, including without limitation any requirements promulgated by PCAOB and FASB; (ii) prepare the report of the Audit Committee required to be included in our annual proxy statement; and (iii) exercise an oversight function, as contemplated by the Implementation Guide of the National Association of Insurance Commissioners for the Annual Financial Reporting Model Regulation, over the statutory financial reporting (or other accepted financial reporting practice permitted by the applicable regulator) of certain insurance and captive reinsurance company subsidiaries.

The independent auditor is responsible for performing an independent audit of our financial statements and, as required, our internal controls over financial reporting, in each case, in accordance with standards established by the PCAOB, and the independent auditor issues a report with respect to the audit. This report includes critical audit matters, which are audit matters that were communicated or required to be communicated to the Audit Committee that (i) relate to accounts or disclosures that are material to our financial statements and that (ii) involve especially challenging, subjective, or complex auditor judgment. The independent auditor must also express an opinion as to the conformity of our financial statements with generally accepted accounting principles and the effectiveness of our internal controls over financial reporting. The independent auditor regularly affirms to the Audit Committee that it remains independent from the Company. The Audit Committee regularly meets with the independent auditor, both in general session and in executive session, to discuss our financial reporting processes, internal control over financial reporting, disclosure controls and procedures, required communications to the Audit Committee, the critical audit matters arising from the current period audit of the financial statements, fraud risks and any other matters that the Committee or the independent auditor deem appropriate.

More information on the Audit Committee and its responsibilities is included in the Audit Committee Charter available on our website at https://ir.equitableholdings.com.

In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited consolidated financial statements for fiscal year 2021 with each of management and the independent auditor. The Audit Committee and the independent auditor have also discussed the matters required to be discussed by them under the applicable rules of the PCAOB. In 2021, management and the Audit Committee undertook a formal evaluation of our independent auditor. The Audit Committee also received from our independent auditor those written disclosures and letters required by the applicable rules of the PCAOB, as currently in effect, regarding the firm’s communications with the Audit Committee relating to independence, and it has discussed the independent auditor’s independence with the independent auditor.

Based on the review and discussions described in this Audit Committee Report, the Audit Committee recommended to the Board that the audited financial statements for fiscal year 2021 be included in our Annual Report on Form 10-K for the year ended December 31, 2021, for filing with the SEC.

Audit Committee

Daniel G. Kaye (Chair)

Joan Lamm-Tennant

Kristi A. Matus

16	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

PROPOSAL 3: Advisory Vote on Executive Compensation

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with a non-binding advisory vote on the compensation paid to our named executive officers. This advisory vote is also referred to as the “say-on-pay” advisory vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Details on our compensation approach are described in the Compensation Discussion and Analysis and the accompanying compensation tables and narrative discussion.

The Compensation Committee has implemented an executive compensation program that is intended to align the interests of our executive officers with those of our stockholders. A substantial majority of our named executive officers’ compensation is in the form of variable, at-risk compensation that requires us to achieve performance objectives that are intended to create long-term stockholder value. Furthermore, we align our executives’ interests with those of our stockholders by utilizing metrics in our short- and long-term incentive programs that are tied to performance outcomes that will enhance stockholder value.

We are asking stockholders to approve the following resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby APPROVED.

We believe it is important to understand the views of our stockholders with respect to how we compensate our named executive officers. Although this vote is advisory, the Compensation Committee intends to consider the results of the vote, as well as other relevant factors, as part of its ongoing oversight of our executive compensation program.

The Board recommends that stockholders vote FOR the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	17

Executive Compensation

EXECUTIVE COMPENSATION

18	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

Executive Compensation

2021 Performance Highlights

OUR BUSINESS

We are one of America’s leading financial services companies and our mission is to help our clients secure their financial well-being so they can pursue long and fulfilling lives. We have been steadfast in this purpose since our journey began as The Equitable Life Assurance Society over 160 years ago. We operate through four business segments including Individual Retirement, Group Retirement, Protection Solutions and Investment Management & Research.

2021 PERFORMANCE

2021 marked an unprecedented year in our company’s history. We delivered strong operating performance across our businesses and continued to consistently return capital to shareholders. 2021 financial highlights include:

•	Full year 2021 results included a net loss of $439 million and Non-GAAP[1] Operating Earnings of $2.8 billion.[2]

•	Assets under management were $908 billion, up 12% year-over-year driven by c. $25 billion of net inflows[3] and market performance over the past twelve months.

•	Strong capitalization with cash and liquid assets of $1.6 billion at Holdings and combined RBC ratio of c. 440%, above our minimum combined RBC target of 375-400%.

•	Closed landmark variable annuity reinsurance transaction, validating our reserves and strengthening our balance sheet through a nearly two-thirds risk reduction.

•	Continued our shift towards a capital-light business model, legacy variable annuity now only comprises 18% of retirement account values

•	Returned $1.9 billion to shareholders for 2021 including $112 million of 2022 share repurchases that were accelerated into the fourth quarter of 2021.

[1]

This Proxy Statement includes certain non-GAAP financial measures which are used as performance measures in our incentive compensation programs, including Non-GAAP Operating Earnings and Non-GAAP Operating Return on Equity. More information on these measures and reconciliations to the most comparable U.S. GAAP measures can be found in Appendix A.

[2]

Non-GAAP Operating Earnings equals our consolidated after-tax net income attributable to Holdings adjusted to eliminate the impact of certain items. Please see detailed non-GAAP reconciliation in Appendix A.

[3]	Full year 2021 net flows for Individual Retirement, Group Retirement and AllianceBernstein

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	19

Executive Compensation

  Net income (loss) of $(439) million and Non-GAAP Operating Earnings of $2.825 billion.

  Assets under management $908 billion, up 12.2% year-over-year.

  Returned $1.9 billion to stockholders in the form of dividends and share repurchases for 20214

[4]	Includes $112 million of share repurchases that were accelerated and began in the fourth quarter of 2021

20	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

Executive Compensation

  Delivered earnings growth and net flows in a challenging and unpredictable year

•

Individual Retirement saw strong demand for our Structured Capital Strategies (“SCS”) buffered annuity product, evidenced by record full year sales up 56% year-over-year for the product and sales up 53% year-over-year for the segment.

•	Group Retirement generated full year total premiums of $3.6 billion, up 8% year-over-year and surpassing pre-pandemic levels.

•	Investment Management and Research (AB) reported 14% growth in assets under management, supported by $27.6 billion of active net inflows.[5]

•

Protection Solutions reported Gross Written Premiums of $3.1 billion, primarily driven by growth in its Employee Benefits business and a strong demand for less interest-sensitive accumulation products.

Important Note: This Proxy Statement includes certain non-GAAP financial measures which are used as performance measures in our incentive compensation programs, including Non-GAAP Operating Earnings and Non-GAAP Operating Return on Equity. More information on these measures and reconciliations to the most comparable U.S. GAAP measures can be found in Appendix A.

[5]	Excludes $1.3bn of AXA redemptions in 2Q21.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	21

Executive Compensation

2021 Executive Compensation Highlights

The overriding goal of the EQH Compensation Program continues to be to attract, retain and motivate top-performing executives dedicated to our long-term financial and operational success.

Executive Summary

No significant changes to program design. Given the 97.3% level of support received from stockholders in 2021 for our existing program, as well as to ensure consistency in our practices, we did not make any significant changes to the EQH Compensation Program design for 2021. Rather, the program continued to include a carefully chosen mix of fixed and at-risk components. Beginning our third year as a public company, the Compensation Committee felt it was an appropriate time to conduct a review of both our short- and long-term incentive compensation programs to ensure the program was rewarding long-term value creation, ensuring alignment with our long-term financial success and facilitating the attraction, motivation and retention of top talent. As a result of the review, we refined the EQH Compensation Program design for 2021 as summarized in this “Executive Summary.”

No changes due to COVID-19 Pandemic. Despite the continued uncertainty experienced throughout 2021 due to the global pandemic, we did not make any modifications to the targets for any in-process incentive compensation or awards, or otherwise make adjustments to the EQH Compensation Program as a result of the pandemic.

Refined strategic objectives metric of our Short-Term Incentive Compensation Program (“STIC Program”) to focus on most critical Company objectives. Our STIC Program drives short-term (one-year) performance for participants in the EQH Compensation Program. The current program was established beginning with the 2018 performance year and was reviewed again in 2020 to ensure program design was effective and in line with current public company market standards. While we did not make any changes to the current metrics and weightings (i.e., non-GAAP Operating Earnings (50%), net flows (25%) and strategic objectives (25%)) in the STIC Program, we reduced the number of distinct objectives under the strategic objectives metric from eleven to five to better focus on the Company’s most critical objectives.

Continued focus on pay for performance. The total direct compensation for participants in the EQH Compensation Program continued to align with our pay-for-performance culture in 2021 by basing a substantial majority of a participant’s compensation on the success of the Company as well as an assessment of the participant’s overall contribution to that success. Total direct compensation consisted of a mix of fixed (base salary) and variable (annual cash incentive and equity-based awards) components as shown below in “2021 Total Direct Compensation.”

Continued balance of equity vehicles with enhanced focus on Performance Shares; updated vehicle mix, updated vehicle weighting and changes to performance share metrics. During 2021, annual equity-based awards under the EQH Compensation Program continued to consist of a mix of equity vehicles with a combination of time-based and performance vesting. We modified the vehicle mix, vehicle weighting and performance share metrics for our equity program for 2021 to place a greater weighting on performance-based shares and to simplify the program in an effort to enhance alignment of long-term performance with program objectives.

Vehicle Mix. We simplified the vehicle mix in our long-term incentive compensation program. Specifically, we eliminated the use of stock options and Return on Equity (“ROE”) Performance Shares. The 2021 equity grants consisted of Performance Shares based on Total Shareholder Return (“TSR”) and restricted stock units (“RSUs)”.

Vehicle Weighting; Increased Performance Shares to 60% of Annual Award. We also adjusted equity vehicle weightings from RSUs (25%), stock options (25%) and Performance Shares (50%) (of such 50%, 25% based on relative TSR performance and 25% based on absolute ROE performance) to RSUs (40%) and Performance Shares (60%) (of such 60%, 100% based on relative TSR performance). The increased performance share weighting more strongly supports the Company’s pay for performance philosophy.

22	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

Executive Compensation

Performance Share Metrics. We eliminated the absolute ROE metric for Performance Shares due to the difficulty of projecting a reasonable ROE goal under current accounting standards. We maintained the TSR metric for Performance Shares.

The table below illustrates the changes described above for 2021 to the equity vehicle mix, vehicle weightings and performance share metrics.

Continued focus on corporate governance. We continued to follow good corporate governance practices for 2021 as shown below in “Corporate Governance Practices.”

2021 Total Direct Compensation

The following charts reflect the pay mix for our CEO and the average pay mix for the other participants in the 2021 EQH Compensation Program.

CEO Compensation

Other Management Committee

Compensation

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	23

Executive Compensation

Program Components

Component	Description	Purpose

Total Direct Compensation

Base Salary	Fixed compensation based on a variety of factors including career experience, scope of responsibilities and individual performance	Fairly and competitively compensate executives for their positions and the scope of their responsibilities

Short-Term Incentive Compensation	Variable annual cash incentive award determined based on performance relative to corporate and individual goals	Focus executives on annual corporate and business unit goals that, when attained, drive our success

Equity-Based Awards	Variable awards consisting of equity grants subject to performance and time-based vesting requirements determined based on the importance of retention, market data and other factors	Reward long-term value creation and ensure alignment with our long-term financial success

Other Compensation and Benefits

Retirement, Health and Welfare and other Plans and Programs	Retirement savings, financial protection and other compensation and benefits providing long-term financial support and security for employees	Attract and retain high caliber executives by offering programs to all employees that assist with long-term financial support and security

Termination Benefits

Severance Benefits	Temporary income payments and other benefits for certain terminations of employment	Provide competitive total compensation packages

Change-in-Control Benefits	Benefits in the event of a termination related to a change in control	Retain executives and incent efforts to maximize stockholder value during a change in control

24	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

Executive Compensation

Corporate Governance Practices

We are committed to reviewing our program each year to ensure that it reflects stockholder feedback and continues to comport with strong governance principles, incentivizes excellent performance and aligns executives’ financial interests with those of our stockholders.

What We Do	What We Don’t Do

✓ Link a substantial majority of executive pay to performance criteria

✓ Require executives and directors to meet stock ownership guidelines

✓ Require clawbacks for incentive awards, including for conduct that causes reputational harm

✓ Provide executives with only de minimis perquisites

✓ Provide equity-based awards that are balanced between full value awards and performance-based awards

✓ Provide the majority of long-term incentive awards in Performance Shares

✓ Receive advice from an independent consultant

✓ Require a minimum vesting period of at least one year for annual equity-based awards to executives

✓ Use a balanced mix of performance metrics to mitigate risk

✗ Reprice underwater stock options without stockholder approval

✗ Allow executives and directors to hedge or pledge Company securities

✗ Provide dividends or dividend equivalents with respect to stock options

✗ Provide executives with excessive perquisites

✗ Provide multi-year guaranteed incentive awards

✗ Provide excise tax gross-ups upon change in control

✗ Provide “single trigger” vesting of change in control benefits

✗ Allow liberal share recycling under our active equity plan

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	25

Executive Compensation

Compensation Discussion and Analysis

Our 2021 Named Executive Officers are:

Mark Pearson President and Chief Executive Officer	Robin Raju[1] Chief Financial Officer	Jeffrey Hurd Chief Operating Officer	Nick Lane Head of Retirement, Wealth Management and Protection Solutions	Seth Bernstein Head of Investment Management and Research

As President and Chief Executive Officer of Holdings, Mr. Pearson is responsible for the business strategy and operations of the entire Company. The other 2021 Named Executive Officers assist him in his oversight of the Company as members of the Holdings Management Committee (the “Management Committee”). In addition to their responsibilities as members of the Management Committee, Messrs. Raju, Hurd and Lane are responsible for day-to-day management of various functions for our retirement and protection businesses as executives of Equitable Financial while Mr. Bernstein is responsible for day-to-day management of our investment management and research (“IM&R”) business as the Chief Executive Officer of AB.

Messrs. Pearson, Raju, Hurd and Lane participate in the EQH Compensation Program (collectively, the “EQH Program Participants”). Since AB has historically maintained its own plans and programs as a publicly-traded company, Mr. Bernstein participates in AB’s executive compensation program rather than the EQH Compensation Program. AB’s executive compensation is overseen by the AB Board and AB Compensation Committee as further described below.

EQH COMPENSATION PROGRAM

Compensation Philosophy

The overriding goal of the EQH Compensation Program is to attract, retain and motivate top-performing executives dedicated to our long-term financial and operational success. To achieve this goal, the program incorporates metrics to measure our success and fosters a pay-for-performance culture by:

•	providing total compensation opportunities competitive with the levels of total compensation available at the companies with which we most directly compete for talent;

•	making performance-based variable compensation the principal component of executive pay to ensure that the financial success of executives is based on corporate financial and operational success;

•

setting performance objectives and targets for variable compensation arrangements that provide individual executives with the opportunity to earn above-target compensation by achieving above-target results;

•

establishing equity-based arrangements that align executives’ financial interests with those of our stockholders by ensuring the executives have a material financial stake in Holdings’ common stock; and

•	structuring compensation packages and outcomes to foster internal equity.

Compensation Decision-Making Process

Roles and Responsibilities

The Compensation Committee is responsible for general oversight of our compensation programs and is further responsible for discharging the Board’s responsibilities relating to compensation of our executives including:

•	reviewing and approving corporate goals and objectives relevant to the compensation of the executives;

•	evaluating the executives’ performance in light of those goals and objectives and determining their compensation level based on this evaluation; and

•	reviewing and approving all compensation arrangements with executives.

[1]

From January 1, 2021 through his resignation on March 31, 2021, Anders Malmström served as the Company’s Chief Financial Officer. On April 1, 2021, Robin Raju was appointed to the position of Chief Financial Officer of the Company. In accordance with applicable SEC rules, because he served as Chief Financial Officer for a portion of 2021, compensation received by Mr. Malmström during 2021 is reported below in the “Compensation Tables” section.

26	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

Executive Compensation

The Compensation Committee is supported in its work by the Chief Executive Officer, our Human Resources Department and Pay Governance LLC (“Pay Governance”), the Compensation Committee’s independent compensation consultant. Other than the Chief Executive Officer, no Named Executive Officer plays a decision-making role in determining the compensation of any other Named Executive Officer. Mr. Hurd plays an administrative role as described in the table below.

Roles and Responsibilities
Chief Executive Officer

As Chief Executive Officer of Holdings, Mr. Pearson assists the Compensation Committee in its review of executive compensation other than his own. Mr. Pearson provides the Compensation Committee with his assessment of executive performance relative to the corporate and individual goals and other expectations set for the executives. Based on these assessments, he then provides his recommendations for the executives’ total compensation and the appropriate goals for each in the upcoming year. However, the Compensation Committee is not bound by his recommendations.

Human Resources

Human Resources performs many of the organizational and administrative tasks that underlie the Compensation Committee’s review and determination process and makes presentations on various topics. As Chief Operating Officer, Mr. Hurd oversees this work.

Pay Governance

Pay Governance attends Compensation Committee meetings and assists and advises the Compensation Committee in connection with its ongoing review of executive compensation policies and practices. The Compensation Committee considered and confirmed Pay Governance’s independence pursuant to the NYSE listing standards in November 2021. Pay Governance does not perform any work for management.

Compensation Peer Group

We view a well-constructed peer group as a key part of a sound benchmarking process, but only a starting point since judgment is critical during both the benchmarking and compensation decision-making processes. Accordingly, the Compensation Committee used compensation data from the Compensation Peer Group listed below to help inform – but not determine – decisions related to the 2021 base salaries and targets of the EQH Program Participants.

Compensation Peer Group
The Allstate Corporation Ameriprise Financial, Inc. Brighthouse Financial, Inc. Lincoln National Corporation Manulife Financial Corporation	Principal Financial Group, Inc. Prudential Financial, Inc. Sun Life Financial, Inc. Unum Group Voya Financial, Inc.

The Compensation Peer Group was originally established based on objective factors such as industry, geography and assets, management’s view of our competitors for talent and business and a review of the peer groups used by others in our sector. The Compensation Committee reviews the Compensation Peer Group in September of each year. During its September 2020 review, the Compensation Committee made no changes to the Compensation Peer Group.

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Executive Compensation

Competitive Compensation Analysis

In November 2020, Pay Governance presented the Compensation Committee with a competitive compensation analysis for each of the EQH Program Participants (the “Pay Governance Compensation Analysis”). The Pay Governance Compensation Analysis was undertaken in accordance with our target pay philosophy:

Target Pay Philosophy

To provide competitive compensation opportunities by setting total target direct compensation for executive positions at the median for total compensation with respect to the pay for comparable positions at our peer companies, taking into account certain individual factors such as the specific characteristics and responsibilities of a particular executive’s position as compared to similarly situated executives at our peer companies.

Consistent with our target pay philosophy, the base salaries, annual cash incentive awards and equity-based awards of our executives are targeted at the median with respect to those of comparable positions at our peers, unless individual factors require otherwise. For example, an executive’s experience and tenure may warrant a lower initial amount with an adjustment to the median over time. Base salaries and cash incentive and equity-based award targets are reviewed each year.

The Pay Governance Compensation Analysis focused on the components of direct compensation.

•

For the President and Chief Executive Officer position, Pay Governance used competitive reference point data for assessing Chief Executive Officer compensation, analyzing data from an EQH compensation peer group that was approved by the Compensation Committee and is comprised of life and financial services companies with median assets similar to that of EQH.

•

For the Chief Financial Officer position, the analysis included a review of a market reference point in addition to the review of the Compensation Peer Group to provide a broad perspective of the market and ensure a more comprehensive view of practices both within and outside our more direct comparators. The market reference point included a broader group of diverse financial services companies with assets of $50 billion or more and was used when reviewing compensation for his position since the likely talent market is broader than the life insurance sector.

•

The Chief Operating Officer position was not benchmarked due to the unique nature of Mr. Hurd’s job responsibilities, combined with the fact that his responsibilities did not align with standard benchmarks available. Rather, Mr. Hurd’s compensation was reviewed from an internal equity standpoint.

•

For the Head of Retirement, Wealth Management and Protection Solutions, Pay Governance used competitive compensation information from an expanded peer set comprised of a broader group of publicly traded life companies.

Pay Governance measured and compared actual pay levels not only on a total direct compensation basis but also by component to review and compare specific compensation elements as well as the particular mix of fixed versus variable, short-term versus long-term and cash versus equity-based compensation at the peer companies.

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Compensation Components

The EQH Compensation Program includes the following key components:

Total Direct Compensation
Base Salary

What is it?

Fixed compensation for services.

What is the purpose of it?

For executives, base salary is intended to provide a fair level of fixed compensation based on the position held, competitive market data, the executive’s career experience, the scope of the position’s responsibilities and the executive’s own performance.

Short-Term Incentive Compensation

What is it?

Variable annual cash incentive awards determined based on performance relative to corporate and individual goals.

What is the purpose of it?

Short-term incentive compensation is intended to:

• align cash incentive awards with corporate financial results and strategic objectives and reward executives based on corporate and individual performance;

• enhance the performance assessment process with a focus on accountability;

• differentiate compensation based on individual performance; and

• provide competitive total annual compensation opportunities.

Equity-Based Awards

What is it?

Incentive awards consisting of equity vehicles subject to multi-year vesting requirements based on performance requirements and continued service.

What is the purpose of it?

Equity-based awards are intended to:

• align long-term interests of award recipients with those of stockholders;

• provide competitive total compensation opportunities; and

• ensure focus on achievement of long-term strategic business objectives.

Other Compensation and Benefits
Retirement, Health and other Plans and Programs

What is it?

A comprehensive program offering retirement savings, financial protection and other compensation and benefits.

What is the purpose of it?

Our compensation and benefits program is intended to attract and retain high caliber executives and other employees by offering programs that assist with their long-term financial support and security.

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Executive Compensation

Termination Benefits
Severance Benefits

What is it?

Temporary income payments and other benefits provided for certain types of terminations of employment.

What is the purpose of it?

Severance benefits are intended to treat employees fairly at termination and provide competitive total compensation packages.

Change-in-Control Benefits

What is it?

Benefits in the event of a termination related to a change-in-control.

What is the purpose of it?

Change-in-control benefits are intended to retain executives and incent efforts to maximize stockholder value during a change in control.

Compensation Arrangements

Mr. Pearson is the only EQH Program Participant with an employment agreement. The employment agreement continues in effect until the last day of the month in which Mr. Pearson attains age 65, unless terminated earlier by the parties.

Base Salary

None of the EQH Program Participants other than Mr. Pearson is entitled to a minimum rate of base salary. Under Mr. Pearson’s employment agreement, he is entitled to a minimum rate of base salary of $1,225,000 per year, except that his rate of base salary may be decreased in the case of across-the-board salary reductions similarly affecting all Equitable Financial officers who are members of the Management Committee.

The Compensation Committee reviewed the base salaries of the EQH Program Participants in February 2021, taking into consideration the Pay Governance Compensation Analysis and input from management. Based on the foregoing, the Compensation Committee approved of a base salary increase of $100,000 for Mr. Malmström. No other adjustments were made to the base salaries of other EQH Program Participants. The following table shows the annual rate of base salary of the EQH Program Participants:

EQH Program Participant	2021 Annual Rate of Base Salary
Mr. Pearson	$1,252,000
Mr. Malmström (until March 31, 2021)	$850,000
Mr. Raju (effective April 1, 2021)[2]	$750,000
Mr. Hurd	$900,000
Mr. Lane	$900,000

The base salaries earned by the EQH Program Participants in 2021, 2020 and 2019 are reported in the “Summary Compensation Table” included below.

Short-Term Incentive Compensation

Variable cash incentive awards are generally available for the EQH Program Participants under the Equitable Holdings, Inc. Short-Term Incentive Compensation Plan (the “STIC Plan”). The STIC Plan is an ongoing “umbrella” plan that allows the Compensation Committee or Board to establish annual programs setting forth performance goals and other terms and conditions applicable to cash incentive awards for employees (each, a “STIC Program”).

[2]	When Mr. Raju was appointed Chief Financial Officer of EQH, his salary was reviewed and adjusted as represented in the Table above.

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Executive Compensation

The EQH Program Participants were all eligible for awards under the 2021 STIC Program. The amount of an EQH Program Participant’s individual award under the 2021 STIC Program was determined by multiplying his 2021 STIC Program award target (his “STIC Target”) by a funding percentage (the “Final Funding Percentage”) and by his “Individual Assessment Percentage” as further described below. The calculation is as follows, subject to a maximum award of 200% of an executive’s STIC Target:

2021 STIC Target	X	Final Funding Percentage	X	Individual Assessment Percentage	=	2021 STIC Program Award

This section describes each element of the award calculation.

STIC Targets

The Compensation Committee reviewed the STIC Targets of the EQH Program Participants in February 2021, taking into consideration the Pay Governance Compensation Analysis and input from management, and did not make any adjustments. The following table shows the STIC Targets of the EQH Program Participants:

EQH Program Participant	STIC Target
Mr. Pearson	$2,748,000
Mr. Raju[3]	$900,000
Mr. Hurd	$1,500,000
Mr. Lane	$1,100,000

We generally do not provide guaranteed annual incentive awards for any executives, except for certain limited guarantees for new hires. No EQH Program Participants were guaranteed a cash incentive award under the 2021 STIC Program.

Final Funding Percentage

Performance Objectives

A preliminary funding percentage (the “Initial Funding Percentage”) for each STIC Program is determined by measuring corporate performance with respect to certain financial and other performance objectives reflecting our key performance indicators. Several key performance objectives are chosen to incent performance across a range of activities and balance different types of metrics.

Based on its review of the 2020 STIC Program in February 2021, the Compensation Committee elected to retain the same overall performance objectives and relative weightings for the 2021 STIC Program. However, the performance objectives and their weightings for each STIC Program are determined based on our strategy and focus at the time of the program’s design and, accordingly, may vary in future years as different metrics become more relevant.

The 2021 STIC Program performance objectives and their relative weightings were as follows:

•	Non-GAAP Operating Earnings[4] – 50%

•	Premiums and Flows – 25%

•	Strategic Initiatives – 25%

[3]	When Mr. Raju was appointed Chief Financial Officer of the Company on April 1, 2021, the Compensation Committee approved his STIC target for the role of Chief Financial Officer.
[4]

This Proxy Statement includes certain non-GAAP financial measures which are used as performance measures in our incentive compensation programs, including Non-GAAP Operating Earnings and Non-GAAP Operating Return on Equity. More information on these measures and reconciliations to the most comparable U.S. GAAP measures can be found in Appendix A.

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Executive Compensation

Non-GAAP Operating Earnings
What is it?

Non-GAAP Operating Earnings is an after-tax financial measure used to evaluate our financial performance that is determined by making certain adjustments to our after-tax net income attributable to Holdings. Specifically, it excludes items that can be distortive or unpredictable from the results of operations and focuses on corporate performance with respect to ongoing operations. Accordingly, it is used as the basis for management’s decision-making.

Non-GAAP Operating Earnings is a financial measure that is not computed in accordance with U.S. GAAP. Please see Appendix A for a more complete description of the calculation of Non-GAAP Operating Earnings.

Why do we use it?

Non-GAAP Operating Earnings was chosen as a performance objective for the 2021 STIC Program and is the most highly weighted performance objective for 2021, due to our belief that it is the strongest indicator of corporate performance for a year.

Premiums and Flows
What is it?

The Premiums and Flows performance objective measured:

• the 2021 premiums of our Protection Solutions business, as measured by its annualized premium equivalent (100% of first year recurring premiums (up to target) and 10% of excess first year premiums or first year premiums from single premium products);

• the 2021 net cash flows of our Group Retirement and Equitable Advisors broker-dealer (“Advisors B/D”) businesses;

• the 2021 net cash flows of our Individual Retirement business, excluding flows related to pre-2011 GMxB products (the “Legacy Business”); and

• the 2021 AB Adjusted Net Revenue vs. Peers

Why do we use it?	Premiums and Flows was chosen as a performance objective for the 2021 STIC Program due to our belief that it is a strong indicator of future profitability and the competitiveness of our products.

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Executive Compensation

Strategic Initiatives
What is it?

The Strategic Initiatives performance objective measured corporate performance with respect to specific 2021 goals set for certain initiatives required to ensure Holdings’ continued success, including:

• Meaningfully improve diverse leadership representation and ensure an inclusive environment;

• Create and begin to implement a compelling ESG strategy;

• Complete implementation of our new ways of working (“NWOW”) and achieve meaningful innovation, speed, engagement and productivity gains;

• Drive implementation and engagement of Holistic Life Planning to achieve meaningful innovation and improvement in helping clients secure long and fulfilling lives; and

• Accelerate commercial synergies for Equitable/AB to enhance our client value proposition and create more attractive long-term value for share/unit holders of both companies.

Why do we use it?	Strategic Initiatives was chosen as a performance objective for the 2021 STIC Program to ensure employees’ focus on the critical activities required to ensure our future success.

Calculation of Initial Funding Percentage

The Initial Funding Percentage was determined based on corporate performance with respect to targets approved by the Compensation Committee for each performance objective. For Non-GAAP Operating Earnings and Premiums and Flows, the targets were numerical. For each Strategic Initiative, the target was set as the accomplishment of the 2021 goal for that initiative. Once set, the targets for each performance objective are not permitted to change during the course of the year except for exceptional circumstances as determined by the Compensation Committee. At the Company’s February 2021 Compensation Committee meeting, the Compensation Committee approved the initial Non-GAAP Operating Earnings target, and further delegated authority to the Chair of the Compensation Committee to approve any changes to the Non-GAAP Operating Earning target once the then-anticipated Venerable reinsurance transaction was closed.

As a result of the Venerable reinsurance transaction (which closed on June 1, 2021), Ms. Matus, as Chair of the Compensation Committee, determined that the target Non-GAAP Operating Earnings was no longer an accurate performance measure due to the transfer of $17 billion of the Company’s fixed rate GMxB5 account value to Venerable. As a result, Ms. Matus approved an adjustment to the Non-GAAP Operating Earnings target of $(105) million for 2021, reducing the Non-GAAP Operating Earnings target from $2.335 million to $2.230 million. The remaining STIC targets were not impacted by the Venerable transaction because the transaction only impacted the Company’s individual retirement legacy business, and the Compensation Committee did not make any changes to those targets for 2021.

Performance at target for a performance objective, results in a contribution to the Initial Funding Percentage equal to that performance objective’s weighting. Accordingly, performance at target for all of the performance objectives would result in an Initial Funding Percentage of 100%. Performance below target for a performance objective results in a decreased contribution to the Initial Funding Percentage down to a minimum of 0%. Performance above target for a performance objective, results in an increased contribution to the Initial Funding Percentage up to a maximum of twice the performance objective’s weighting. Accordingly, the Initial Funding Percentage could range from 0% to 200%.

[5]

The transferred GMxB Account Value was comprised of non-New York “Accumulator” policies written by Equitable between 2006-2008 containing fixed rate Guaranteed Minimum Income Benefit (“GMIB”) and/or Guaranteed Minimum Death Benefit (“GMDB”) guarantees of 6-6.5%.

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Executive Compensation

The Non-GAAP Operating Earnings and Premiums and Flows performance objectives were also assigned caps and floors that were approved by the Compensation Committee. The cap and floor for the Non-GAAP Operating Earnings performance objective were set at +/- 20% of target while the caps and floors for the Premiums and Flows performance objective were set at +/- 15% of target. Performance at the cap or higher for a performance objective results in that performance objective’s maximum contribution to the Initial Funding Percentage. Performance at the floor or lower results in no contribution to the Initial Funding Percentage by the performance objective.

The Strategic Initiatives’ performance objective was not assigned specific caps or floors. Rather, its contribution to the Initial Funding Percentage (which could range from 0% to 50% as described above) was determined by Mr. Pearson’s qualitative assessment of performance with respect to each goal.

The Initial Funding Percentage was 154%. The following table presents the target and actual results for each of the performance objectives, along with their floors, caps, relative weightings and ultimate contribution to the Initial Funding Percentage. All amounts listed for floors, caps, target and actual results are in millions of U.S. dollars.

Performance Objective	Floor	Target	Cap	Weight	Actual Results	Contribution to Initial Funding Percentage
Non-GAAP Operating Earnings	1,784	2,230	2,676	50%	2,825	100%
Premiums and Flows
• AB Adjusted Net Revenue vs. Peers	-300bps	Market	+300bps	5%	-234bps	1%
• Individual Retirement Net Flows	868	1,022	1,175	8.75%	2,598	18%
• Group Retirement Net Flows	257	303	348	5%	-306	0%
• Protection Solutions APE	158	186	214	5%	287	10%
• Advisors B/D Net Flows	3,243	3,815	4,387	1.25%	7,286	3%
Strategic Initiatives	N/A	Goals met	N/A	25%	slightly below target	22%

Note:	For results in between the floor and target and target and cap, the contribution to the Initial Funding Percentage is determined by linear interpolation.

Mr. Pearson determined that the Strategic Initiatives performance objective’s contribution to the Initial Funding Percentage would be 22%, with some goals being evaluated as slightly below target. Mr. Pearson noted, among other items, that:

•

Diverse leadership in corporate roles is up slightly year-over-year, while representation in female and black Sales Leadership is up significantly. Equitable also became a founding member of a 15-company coalition for Equity Wholesaling, dedicated to increasing the hiring, retention and career advancement of diverse wholesalers.

•	The implementation of New Ways of Working made meaningful progress in 2021, with more than 50% of the organization operating under agile principles.

•	Equitable produced and launched an inspiring, compelling ESG report which included reporting under SASB and TCFD. Holdings and Equitable also made EEO-1 related data public.

•	Advisor training was overhauled to give advisors the tools to incorporate “life coaching” into the advice process.

•

Over the course of the year there has been significant activity across multiple workstreams focused on commercial synergies between AB and Equitable to target tangible revenue opportunities for both firms.

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Executive Compensation

Determination of Final Funding Percentage

Once the Initial Funding Percentage was calculated as described above, it was reviewed by the Compensation Committee which had responsibility for determining the Final Funding Percentage. In making its determination, the Compensation Committee had discretion to increase the Initial Funding Percentage by twenty percentage points and unlimited discretion to decrease the percentage based on any relevant circumstances determined by the Committee, provided that it could not increase the Initial Funding Percentage above the maximum of 200%.

Upon the recommendation of management, the Compensation Committee did not adjust the Initial Funding Percentage for the 2021 STIC Program, so the Final Funding Percentage remained at 154%.

Individual Assessment Percentage and Approval of Awards

An EQH Program Participant’s Individual Assessment Percentage is based on his individual performance and demonstrated leadership behaviors and can range from 0% to 130%. The Compensation Committee reviewed the 2021 performance of each EQH Program Participant as well as Mr. Pearson’s recommendations for each EQH Program Participant’s Individual Assessment Percentage and 2021 STIC Program award. Based on its assessment of each EQH Program Participant’s performance, the Compensation Committee approved the amount of the 2021 STIC Program awards for each EQH Program Participant.

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Executive Compensation

In making its recommendations, the Compensation Committee took into account the factors that it deemed relevant, including the following accomplishments achieved in 2021 by the EQH Program Participants.

Mr. Pearson

Accomplishments

Achieved record performance across the business in 2021 including:

• Delivered $2.8bn Non-GAAP Operating Earnings, up 32% year-over-year;

• Organic net flows of $25 billion from Retirement and Asset Management businesses with AUM up 12% year-over-year;

• On track for Equitable’s three-year productivity and incremental investment income targets – realized $90m of $180m investment target and $31m of $80m productivity; and

• Drove EQH shift towards capital-light businesses, with legacy VA only representing 18% of Retirement assets.

Maintained balance sheet strength including:

• Maintained payout ratio of 50 – 60%;

• RBC ratio of c. 440%, above 375 – 400% target; and

• $1.6bn of cash and liquid assets at the holding company, well above the minimum target of $500m.

Provided leadership across key company initiatives including:

• Oversaw development of ESG strategy, culminating in first-ever Equitable ESG report. (Please see the “ESG at Equitable Holdings” section of this Proxy Statement);

• Expanded Management Committee to include more diverse, emerging talent across Equitable and AB; and

• Maintained employee engagement and fostered culture of inclusion; awarded a Great Place to Work for the 6th consecutive year.

Achieved an 81% trusted provider score on EQH’s annual client experience survey of retail clients, which is representative of the quality of advice, investment returns and services EQH provides.

2021 STIC Program Award	$4,525,000

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Executive Compensation

Mr. Raju

Accomplishments

Provide leadership and direction for Finance-related activities including:

• Achieved record full year Non-GAAP Operating Earnings of $2.8bn or $6.58 per share, $908bn AUM and $25bn of net flows across subsidiaries;

• Delivered full year operating investment income of $3.9bn, $565m higher year-over-year, driven by alternatives, prepayments and execution of GA rebalancing plan;

• Returned $1.9bn cash to shareholders, including $500m from Venerable transaction; and maintained payout ratio of 50 – 60%

• Strong RBC ratio of c. 440% and $1.6bn of cash and liquid assets at the holding company. Highest economic coverage ratio since IPO. Hedging effectiveness ratio remained above 95%.

Led strategies to continue de-risking balance sheet, unlocking economic value, and generating additional income including:

• Executed on Reg 213 mitigation plan through permitted practice, increasing unregulated cash flows to 50% through corporate restructuring and unlocking $1bn of value through XXX reinsurance transaction to mitigate redundant reserves;

• Led investment synergies between Equitable Financial and AB by committing $10bn of capital to build out AB’s higher multiple alternatives businesses and improve risk adjusted yield for General Account;

• Closed Venerable transaction which de-risked balance sheet by 64% and unlocked $1bn economic value;

• Launched inaugural ESG funding agreement backed note (or FABN) and filed sustainable financing framework, $60bn of GA and $524bn of AB AUM now integrate ESG factors into investment process (Please see the “ESG at Equitable Holdings” section of this Proxy Statement); and

• Achieved $31m net productivity and $90m of General Account income goal in 2021.

2021 STIC Program Award	$1,525,000

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Executive Compensation

Mr. Hurd

Accomplishments

Defined the strategy and governance processes for Equitable’s ESG program. Achievements over the course of the year include the publication of Equitable’s inaugural ESG report and reporting under both the SASB and TCFD frameworks. (Please see the “ESG at Equitable Holdings” section of this Proxy Statement)

Continued the rollout of New Ways of Working resulting in over half of the organization operating in the Company’s agile framework by the end of the year. This included the launch of Dynamic People Enablers, which creates a new career framework and promotes skills of the future for the Equitable workforce.

Continued to ensure the Company’s ability to operate remotely and designed and executed programs and policies to enhance the physical and emotional well-being of all employees.

Continued the progress of creating a more diverse and inclusive workforce and environment, including enhanced approaches to company dialogue, sponsorships, development, hiring, placement, performance management and community engagement.

Completed the execution of the separation portfolio and creation of capabilities necessary for a stand-alone public company, significantly enhancing IT and other infrastructure and delivering the program on time and on budget.

Continued the evolution of the Company’s real estate portfolio with the objective of meaningfully enhancing the employee experience while significantly reducing real estate expenses.

Handled record volumes of business in the service centers while achieving an 81% trusted provider score on EQH’s annual client experience survey of retail clients, which is representative of the quality of advice, investment returns and services EQH provides.

2021 STIC Program Award	$2,540,000

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Executive Compensation

Mr. Lane

Accomplishments

Accelerated progress on key initiatives across the enterprise, while leading the commercial businesses in a record sales year marked by ongoing uncertainty.

Drove strong results in our core businesses:

• First Year Premiums across Life and Retirement businesses increased 47% year-over-year; and

• Non-GAAP Operating Earnings increased 22% year-over-year.

Accelerated growth and materiality of new commercial growth engines including:

• Broker Dealer AUA of $83bn, up 34% year-over-year, with strong broker-dealer sales of $13bn, up 54% year-over-year; and

• Employee Benefits sold premium increased 29% year-over-year, with significant increase in total number of lives covered, nearing 600,000, up from 485,000 in 2020.

Executed key initiatives to enhance margins and competitive differentiators:

• Successful execution of Life pivot towards lower capital-intensive products;

• Launched next generation products, including SCS Income, Term-in-10, and Lifetime Paycheck Plus with BlackRock;

• Significant activity across joint Equitable and AB workstreams to leverage Equitable and AB commercial synergies to deliver incremental revenues;

• Embedded and operationalized economic model into business line management and decision making; and

• Drove strong digital engagement, with e-App usage up 15% year-over-year.

Increased Advisor and client digital utilization, evidenced by:

• Higher client portal activity (unique users +3% vs. 2020 and total log ins +13% vs. 2020); and

• Increase in total video conferences conducted by Equitable Advisors leveraging multiple platforms.

Strengthened talent and organization including

• Built new and diverse leadership team, including the onboarding of three senior external talents in key leadership positions.

Achieved an 81% trusted provider score on EQH’s annual client experience survey of retail clients, which is representative of the quality of advice, investment returns and services EQH provides.

2021 STIC Program Award	$1,862,500

The annual cash incentive awards and bonuses earned by the EQH Program Participants in 2021, 2020 and 2019 are reported in the “Summary Compensation Table” included below.

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Executive Compensation

Equity-Based Awards

In 2021, the Compensation Committee granted equity-based awards to the EQH Program Participants under the Equitable Holdings, Inc. 2019 Omnibus Incentive Plan (the “2019 Equity Plan”). The 2019 Equity Plan is an umbrella plan that allows the Compensation Committee to approve the grant of equity-based awards under annual programs with varying terms and conditions.

The Compensation Committee approves annual grants of equity-based awards at its regularly scheduled February meeting. Equity-based awards may also be granted from time to time as part of a sign-on package or retention vehicle. The Compensation Committee has not delegated any authority to management to grant equity-based awards.

This section describes:

•	annual equity-based awards that were granted to the EQH Program Participants in 2021 by the Compensation Committee;

•	certain payouts Messrs. Pearson, Malmström and Lane received in 2021 under a prior AXA equity-based award plan; and

•	2019 equity-based award results.

2021 Annual Equity-Based Awards

Each year, the Compensation Committee approves an equity-based award program for the EQH Program Participants (an “Equity Program”). In February 2021, the Compensation Committee reviewed the equity vehicles granted under the 2019 Equity Program and their related terms and conditions and elected to keep them largely the same for the 2021 Equity Program, except that (i) stock options were removed from the equity vehicle mix, (ii) the new equity vehicle weighting became 60% Performance Shares and 40% time-based restricted stock units; (iii) absolute ROE was removed as a performance share metric, moving to 100% relative TSR; (iv) the TSR cap at 100% performance factor when relative TSR is negative was removed; and (v) some other minor changes were made to the terms and conditions6,7.

Equity Vehicles

The equity-based awards granted under the 2021 Equity Program consisted of a mix of “full value” restricted stock units and Performance Shares. Equity vehicles that are “appreciation only” (stock options) vehicles were removed from the equity vehicle mix for 2021. All vehicles contain vesting requirements related to service and the Performance Shares also require the satisfaction of certain performance criteria related to corporate performance to obtain a payout. This mix of equity vehicles was chosen to ensure alignment with corporate performance while retaining the ability to retain, motivate and reward the executives in the event of changes in the business environment or cycle.

The dollar value of the awards to each EQH Program Participant were approved by the Compensation Committee. This dollar value was then allocated between the different equity vehicles. Performance Shares received the highest

[6]

No changes were made to the duration of the Competitive Activities (non-solicitation covenants) provision of the 2019 Equity Plan; however, the 2019 Equity Plan was amended to add an additional provision for the clawback of any shares/cash issued upon exercise or settlement of an award that vested within a 12-month period prior to a former employee’s termination date, if such employee engages in certain non-solicitation activities (i.e., of employees and customers).

[7]

Similarly, while no change was made to the Termination of Employment provisions of the 2019 Equity Plan, the definition of what constitutes as a “Qualifying Termination” was revised from “age 55 with 10 years of service” to the Rule of 65, which is satisfied if (i) the sum of the employee’s age and years of service equals at least 65; (ii) the employee is at least 55 years old; and (iii) the employee has at least five years of service with the Company.

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Executive Compensation

allocation in accordance with our pay-for-performance culture. All individual equity grants were approved by the Compensation Committee at its regularly scheduled meeting on February 16, 2021, with a grant date of February 17, 2021. The following table provides an overview of the different equity vehicles.

Vehicle	Description	Type	Payout Requirements	Allocation Percentage

EQH RSUs	Restricted stock units that will be settled in shares of Holdings’ common stock.	Full Value	Service	40%

EQH Performance Shares	Performance Shares that will be settled in shares of Holdings’ common stock.	Full Value	Service and Satisfaction of Relative TSR Performance Criteria	60%

EQH RSUs. EQH RSUs have a vesting schedule of three years, with one-third of the grant vesting on each of February 28, 2022, February 28, 2023, and February 28, 2024. EQH RSUs receive dividend equivalents with the same vesting schedule as their related units. The value of EQH RSUs will increase or decrease depending on the price of Holdings’ common stock.

EQH Performance Shares. EQH Performance Shares cliff vest after three years on February 28, 2024. EQH Performance Shares receive dividend equivalents subject to the same vesting schedule and performance conditions as their related shares and were granted unearned. Only TSR Performance Shares were granted in 2021. These are EQH Performance

Shares that may be earned based on Holdings’ total shareholder return relative to its performance peer group (“Relative TSR”).

Relative TSR was chosen as the performance metric for the EQH Performance Shares because it is important to our stockholders and critical to value creation. When approving this performance metric, the Compensation Committee considered that, as a best practice, the Performance Shares should contain metrics that differ from the performance objectives contained in the STIC Program and that reflects relative results that support our pay for performance culture where TSR outperformance over peers can be rewarded and underperformance can be accounted for with potential below-target payouts.

Relative TSR

What is it?	Relative TSR compares the total amount a company returns to investors during a designated period, including both capital gains and dividends, to such amounts returned by the company’s peers.

Why do we use it?	Relative TSR was selected as the performance metric to ensure that payouts are aligned with the experience of Holdings’ stockholders and to create incentives to outperform peers.

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Executive Compensation

TSR Performance Shares. The number of TSR Performance Shares that are earned will be determined at the end of a performance period (January 1, 2021 – December 31, 2023) by multiplying the number of unearned TSR Performance Shares by the “TSR Performance Factor.” The TSR Performance Factor will be determined as follows:

If Relative TSR for the TSR Performance Period is...	The TSR Performance Factor will equal...
87.5th percentile or greater (maximum)	200%
50th percentile (target)	100%
30th percentile (threshold)	25%
Below 30th percentile	0%

Note:	For results in between the threshold and target and target and maximum amounts, the TSR Performance Factor will be determined by linear interpolation.

Note:

For 2021 performance share grants, we removed the cap of 100% if Holdings’ total shareholder return for the performance period is negative in an effort to better focus on relative performance and reward proper balance sheet management, regardless of the capital markets environment.

The Compensation Committee reviewed the peer group used for determining Relative TSR (the “TSR Peer Group”) under the 2019 Equity Program and determined that there were no changes necessary to the peer group for purposes of the 2021 TSR Performance Share grants. The TSR Peer Group includes:

2021 TSR Peer Group

AIG Ameriprise Financial, Inc. Brighthouse Financial, Inc. Globe Life Lincoln National Corporation	MetLife Principal Financial Group, Inc. Prudential Financial, Inc. Sun Life Financial, Inc. Voya Financial, Inc.

Equity Targets

The Compensation Committee reviewed the Equity Targets of the EQH Program Participants in February 2021 (for Mr. Raju, at the time of his appointment), taking into consideration the Pay Governance Compensation Analysis and input from management. Based on the Pay Governance Compensation Analysis and/or recommendations by the Compensation Committee, an adjustment was made to the Equity Target for Mr. Lane (target increase of $200,000). The following table shows the Equity Targets of the EQH Program Participants for 2021:

EQH Program Participant	Equity Target
Mr. Pearson	$8,000,000
Mr. Raju	$1,100,000
Mr. Hurd	$1,800,000
Mr. Lane	$2,100,000

We do not provide guaranteed equity-based awards for any employees, except for certain limited guarantees for new hires. No EQH Program Participant was guaranteed an award under the 2021 Equity Program.

Award Amounts

Each EQH Program Participant received an award under the 2021 Equity Program. The Compensation Committee determined the U.S. dollar value of each award based on the EQH Program Participants’ Equity Targets, its review of

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each executive’s potential future contributions, its consideration of the importance of retaining the executive in his or her current position and its review of the Pay Governance Compensation Analysis.

The amounts granted to the EQH Program Participants were as follows:

EQH Program Participant	Total US Dollar Value of Award
Mr. Pearson	$8,000,000
Mr. Raju[8]	$750,000
Mr. Hurd[9]	$2,000,000
Mr. Lane	$2,100,000

The amounts granted were determined as follows:

To determine the amount of:	Percentage of the total award value was divided by:

EQH RSUs	40% of the total award value was divided by the fair market value of Holdings’ common stock on grant date

TSR Performance Shares	60% of the total award value was divided by a fair value determined using a Monte Carlo valuation

Termination of Employment and Restrictive Covenants

Generally, if an EQH Program Participant terminates employment, his 2021 equity-based award will be forfeited with certain exceptions in the case of involuntary termination without cause on or after the first anniversary of the grant date and termination due to death or disability. Also, in the event that an EQH Program Participant who satisfies the Rule of 65 (i.e., (i) age plus years of service equals at least 65; (ii) is at least 55 years old; and (iii) has at least five years of service) terminates employment on or after the first anniversary of the grant date, his equity-based award will continue to vest, subject to any applicable performance criteria.

In the event that an EQH Program Participant who retains all or a portion of his equity-based award following termination of employment violates certain non-competition and non-solicitation covenants contained in his award agreement, any remaining portion of his award at the time of violation will be immediately forfeited. Also, any portion of his award that vested after termination, and any shares or cash issued upon exercise or settlement of that vested portion, will be immediately forfeited or paid to the Company together with all gains earned or accrued. Lastly, an additional clawback provision was added to the 2021 equity-based awards for the clawback of any shares or cash issued upon exercise or settlement of an award that vested within a 12-month period prior to his termination date, if he was found to be in violation of the non-solicitation (i.e., of employees and customers) provision in his award agreement.

Detailed information on the 2021 Equity Program awards for each of the EQH Program Participants is reported in the 2021 Grants of Plan-Based Awards Table included below.

2021 AXA Equity-Based Award Payouts

In 2017 and prior years, annual equity-based awards for the EQH Program Participants other than Mr. Hurd were available under the umbrella of AXA’s global equity program. The value of the equity-based awards granted in 2017 and prior years was linked to the performance of AXA’s stock.

[8]

Mr. Raju’s award grant under the 2021 Equity Program was made prior to his appointment as Chief Financial Officer of the Company. No additional equity-based award was granted to Mr. Raju in connection with his appointment on April 1, 2021.

[9]	Mr. Hurd received a discretionary increase in his 2021 Equity Program award grant of $200,000.

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Executive Compensation

In 2021, each of Messrs. Pearson, Raju (as Chief Financial Officer effective April 1, 2021) and Lane received a payout under the 2017 AXA International Performance Shares Plan (the “2017 AXA Performance Shares Plan”). Under the 2017 AXA Performance Shares Plan, AXA Performance Shares granted to a participant had a cliff vesting schedule of four years.

The number of AXA Performance Shares earned was determined at the end of a three-year performance period starting on January 1, 2017, and ending on December 31, 2019, by multiplying the number of AXA Performance Shares granted by a performance percentage. For Mr. Pearson and Mr. Raju (as Chief Financial Officer effective April 1, 2021), this percentage was 102.03% and was determined based on the performance of AXA Group and our retirement and protection businesses over the applicable performance period. For Mr. Lane, this percentage was 102.65% and was determined based on the performance of AXA Group and AXA Life Japan because he served as the Chief Executive Officer of AXA Life Japan during the performance period.

The payouts of 2017 AXA Performance Shares in 2021 did not impact any compensation decisions made for 2021. Detailed information on the payouts is reported in the 2021 Option Exercises and Stock Vested Table included below.

2019 EQH Equity-Based Award Results

In February 2022, participants in the EQH Compensation Program received payouts with respect to Performance Shares granted in February 2019 for the three-year performance period ended December 31, 2021. Two types of Performance Shares were granted:

•	Performance Shares that could be earned based on the Company’s performance against certain targets for its Non-GAAP Operating Return on Equity (the “ROE Performance Shares”); and

•	TSR Performance Shares.

The performance factor for the ROE Performance Shares was 160.2%, calculated as follows:

	Threshold	Target	Maximum
Goals	75%	100%	115%	Actual ROE	ROE Payout %
2019	9.9	13.2	15.18	17.9	200.0%
2020[10]	13.875	18.5	21.275	17.3	80.5%
2021	16.13	21.5	24.73	30.5	200.0%
Payout	25%	100%	200%		160.2%

The performance factor for the TSR Performance Shares was 200%, calculated as follows:

Relative TSR	TSR Performance Factor	Actual Results for Peer Group
87.5th percentile or greater (maximum)	200%	+84.7%
50th percentile (target)	100%	+58.9%
30th percentile (threshold)	25%	+52.9%

Since the Company’s TSR for the performance period of 91.3% fell above the 87.5th percentile for the peer group, the corresponding performance factor was 200%.

[10]

The performance factor for the ROE Performance Shares reported in Holdings’ 2021 Proxy Statement was reported to be 147.3%, based on ROE Payout Percentages of 142.9%, 200% and 99.1% for 2018, 2019 and 2020, respectively, however, the ROE Payout Percentage for 2020 was incorrectly determined. The actual ROE Payout Percentage for 2020 has been corrected for purposes of determining the performance factor for the ROE Performance Shares reflected in the table above, and, as described in the footnotes of the Outstanding Equity Table, the number of 2019 EQH Performance Shares issued to the current Named Executive Officers (Messrs. Pearson, Hurd and Raju) who received the over-issuance has been reduced to account for the over-issuance in respect of the 2018 EQH Performance Shares.

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Executive Compensation

Other Compensation and Benefit Programs

Benefit Plans

All Equitable Financial employees, including the EQH Program Participants, are offered a benefits program that includes health and disability coverage, life insurance and various deferred compensation and retirement benefits. In addition, certain benefit programs are offered for executives that are not available to non-executive employees. The overall program is periodically reviewed to ensure that the benefits it provides continue to serve business objectives and remain cost-effective and competitive with the programs offered by large diversified financial services companies.

Qualified Retirement Plans

Why do we offer them?	We believe that qualified retirement plans encourage long-term service.

What plans are offered?

The Equitable 401(k) Plan (the “401(k) Plan”)

The 401(k) Plan is a tax-qualified defined contribution plan offered for eligible employees who may contribute to the 401(k) Plan on a before-tax, after-tax or Roth 401(k) basis (or any combination of the foregoing) up to tax law and plan limits. The 401(k) Plan also provides for discretionary performance-based contributions, matching contributions and employer contributions as follows:

• the discretionary performance-based contribution for a calendar year is based on corporate performance for that year and ranges from 0% to 4% of annual eligible compensation (subject to tax law limits). A performance-based contribution of 3% of annual eligible compensation was made for the 2021 plan year;

• the matching contribution for a calendar year is 3% so that participants’ voluntary deferrals under the plan of up to 3% of their annual eligible compensation will be matched dollar-for-dollar by the company; and

• the employer contribution for a calendar year is: (i) 2.5% of eligible compensation up to the Social Security Wage Base ($142,800 in 2021) plus, (ii) 5.0% of eligible compensation in excess of the Social Security Wage Base, up to the qualified plan compensation limit ($290,000 in 2021).

All of the EQH Program Participants were eligible to participate in the 401(k) Plan in 2021.

The Equitable Retirement Plan (the “Retirement Plan”)

The Retirement Plan is a tax-qualified defined benefit plan that was previously offered to eligible employees. Prior to its freeze in December 2013, the Retirement Plan provided a cash balance benefit. Mr. Pearson, Mr. Raju and Mr. Lane participate in the Retirement Plan.

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Executive Compensation

Excess Retirement Plans

Why do we offer them?	We believe that excess plans are an important component of competitive market-based compensation in our Compensation Peer Group and generally.

What plans are offered?

Excess 401(k) Contributions

Excess employer contributions for 401(k) Plan participants with eligible compensation in excess of the qualified plan compensation limit are made to accounts established for participants under the Equitable Post-2004 Variable Deferred Compensation Plan for Executives (the “Post-2004 VDCP”). For 2021, these contributions were equal to 5% of eligible compensation. In addition, the Post 2004 VDCP provides a 3% excess matching contribution for participants’ voluntary deferrals under the plan. All the EQH Program Participants were eligible to receive excess employer contributions in 2021.

The Equitable Excess Retirement Plan (the “Excess Plan”)

The Excess Plan is a non-qualified defined benefit plan for eligible employees. Prior to its freeze in December 2013, the Excess Plan allowed eligible employees, including Mr. Pearson and Mr. Lane, to earn retirement benefits in excess of what was permitted under tax law limits with respect to the Retirement Plan.

Voluntary Non-Qualified Deferred Compensation Plans

Why do we offer them?	We believe that compensation deferral is a cost-effective method of enhancing the savings of executives.

What plans are offered?

The Post-2004 Plan

The Post-2004 Plan allows eligible employees to defer the receipt of certain compensation, including base salary and short-term incentive compensation awards. The amount deferred is credited to a bookkeeping account established in the participant’s name and participants may choose from a range of nominal investments according to which their accounts rise or decline. Participants annually elect the amount they want to defer, the date on which payment of their deferrals will begin and the form of payment. All of the EQH Program Participants were eligible to participate in the Post-2004 Plan in 2021.

Financial Protection Plans

Why do we offer them?	We believe that health, life insurance, disability and other financial protection plans are basic benefits that should be provided to all employees.

What plans are offered?

The Equitable Executive Survivor Benefits Plan (the “ESB Plan”)

In addition to our generally available financial protection plans, certain grandfathered employees (including all of the EQH Program Participants), participate in the ESB Plan which offers benefits to a participant’s family in the case of his or her death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one times the participant’s eligible compensation and offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. The ESB Plan was closed to new participants on January 1, 2019.

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For additional information on 401(k) Plan benefits and excess 401(k) contributions for the Named Executive Officers see the “Summary Compensation” Table and “Non-Qualified Deferred Compensation Table included below. For additional information on Retirement Plan, Excess Plan and ESB Plan benefits for the EQH Program Participants, see the Pension Benefits Table included below.

Perquisites

EQH Program Participants receive only de minimis perquisites.

Pursuant to his employment agreement, Mr. Pearson is entitled to unlimited personal use of a car and driver, financial planning, expatriate tax services and excess liability insurance coverage.

The incremental costs of perquisites for the EQH Program Participants during 2021 are included in the column entitled “All Other Compensation” in the “Summary Compensation Table” included below.

Termination Benefits

Severance Benefits

We provide severance benefits to treat employees fairly at termination and provide competitive total compensation packages. Our severance benefits are summarized below.

Plan	Benefits

The Equitable Severance Benefit Plan (the “Severance Plan”)

The Severance Plan provides temporary income and other severance benefits to all eligible employees following certain involuntary terminations of employment. Temporary income payments are generally based on length of service or base salary. Payments are capped at the lesser of 52 weeks of base salary and $300,000. To obtain benefits under the Severance Plan, participants must execute a general release and waiver of claims against the Company.

The Equitable Supplemental Severance Plan for Executives (the “Supplemental Severance Plan”)

The Supplemental Severance Plan provides additional severance benefits for the EQH Program Participants other than Mr. Pearson. The Supplemental Severance Plan requires a participant’s general release and waiver of claims to include provisions regarding non-competition and non-solicitation of employees and customers for twelve months following termination of employment.

Mr. Pearson’s Employment Agreement

Mr. Pearson waived the right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Rather, his employment agreement provides that, if his employment is involuntarily terminated prior to his attaining age 65 other than for cause or death, or Mr. Pearson resigns for “good reason,” Mr. Pearson will be entitled to certain severance benefits, including cash severance pay equal to two times the sum of his salary and short-term incentive compensation (based on the greatest of: (i) his most recent STIC Program award, (ii) his STIC Target and (iii) the average of his three most recent STIC Program awards) and a pro-rated target STIC Program award for the year of termination. The severance benefits are contingent upon Mr. Pearson releasing all claims against the Company and his entitlement to severance pay will be discontinued if he provides services for a competitor.

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Executive Compensation

Change in Control Benefits

Change-in-control benefits are intended to retain executives and incent efforts to maximize stockholder value during a change in control. Our change-in-control benefits are summarized below.

Plan	Benefits

The Supplemental Severance Plan

In the event of a job elimination or voluntary termination for good reason within twelve months after a change in control of Holdings, the EQH Program Participants, other than Mr. Pearson, are eligible to receive two times the sum of their base salary and short-term incentive compensation.

2019 Equity Plan

Generally, in the event of a change of control of Holdings, equity awards granted under the 2019 Equity Plan that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the change in control (less, in the case of options, the applicable exercise price).

For additional information on severance and change in control benefits for the EQH Program Participants as of December 31, 2021, see “Potential Payments Upon Termination or Change in Control” below.

MR. BERNSTEIN’S COMPENSATION

Compensation Philosophy

AB structures its executive compensation programs to help the firm realize its long-term growth strategy (the “Growth Strategy”), which includes firm-wide initiatives to:

•	deliver superior investment solutions to AB’s clients;

•	develop high-quality differentiated services; and

•	maintain strong incremental margins.

AB is also focused on ensuring that its compensation practices are competitive with those of industry peers and provide sufficient potential for wealth creation for its executives and employees generally, which it believes will enable it to meet the following key compensation goals:

•	attract, motivate and retain highly-qualified executive talent;

•	reward prior year performance;

•	incentivize future performance;

•	recognize and support outstanding individual performance and behaviors that demonstrate and foster AB’s primary objective of helping its clients reach their financial goals; and

•	align its executives’ long-term interests with those of its Unitholders and clients.

In 2021, AB instituted a performance scorecard for senior leaders and executives, including Mr. Bernstein, to shift priorities from a primarily revenue-based model to a broader leadership mindset, which includes accelerating ESG initiatives and aligns with AB’s firm-wide goal of long-term value creation for all stakeholders. The scorecard for each executive reflects the Growth Strategy and includes actual results relative to target metrics across the following measures:

•	financial, including peer results, adjusted operating margin, adjusted net revenue growth and operating efficiency targets;

•

strategic, aligned with AB’s strategy of delivering core investment solutions, while developing high-quality differentiated services, in faster-growing geographies, responsibly, in partnership with the Company;

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•	organizational, including organizational effectiveness and efficiency, leadership impact, succession planning, developing talent, innovating and automating, and real estate utilization; and

•	cultural, including employee engagement, diversity, retention and purpose.

The performance scorecards support management and the AB Compensation Committee in assessing each executives, including Mr. Bernstein’s, performance relative to business, operational and cultural goals established at the beginning of the year and reviewed in the context of AB’s current year financial performance.

Compensation Decision-Making Process

In 2021, AB management engaged McLagan Partners (“McLagan”) to provide compensation benchmarking data for Mr. Bernstein (“2021 Benchmarking Data”). The 2021 Benchmarking Data summarized 2020 compensation levels and 2021 salaries at selected asset management companies comparable to AB in terms of size and business mix (“Comparable Companies”) that were chosen by AB management with input from McLagan. The 2021 Benchmarking Data provided ranges of compensation levels at the Comparable Companies for positions similar to Mr. Bernstein’s, including base salary and total compensation.

Comparable Companies

Eaton Vance Corporation Franklin Templeton Investments[11] Goldman Sachs Asset Management Invesco Ltd. JPMorgan Asset Management MFS Investment Management Morgan Stanley Investment Management	Neuberger Berman Group Nuveen Investments / TIAA PIMCO, LLC Prudential Investments T. Rowe Price, Inc. The Vanguard Group, Inc.

Equity Targets

The 2021 Benchmarking Data indicated that the total compensation paid to Mr. Bernstein in 2021 fell within the ranges of total compensation paid to executives at the Comparable Companies.

The AB Compensation Committee considered the 2021 Benchmarking Data in concluding that Mr. Bernstein’s 2021 compensation was appropriate and reasonable.

Compensation Components

Under his employment agreement with AB (the “Bernstein Employment Agreement”), Mr. Bernstein serves as the President and Chief Executive Officer of AB for a term that commenced on May 1, 2017 and ended on May 1, 2020, provided that the term automatically extended for one additional year on May 1, 2020 and will continue to automatically extend on each anniversary thereafter (beginning May 1, 2021), unless the Bernstein Employment Agreement is terminated in accordance with its terms.

Base Salary

Under the Bernstein Employment Agreement, Mr. Bernstein is entitled to a minimum base salary of $500,000 that is reviewed each year by the AB Compensation Committee. The AB Compensation Committee has not made any adjustments to Mr. Bernstein’s base salary, consistent with AB’s policy to keep executive base salaries low in relation to their total compensation.

[11]

As a result of the acquisition of Legg Mason, Inc. by Franklin Templeton Investments (also a comparable company for AB) in July 2020, Legg Mason, Inc. was not a stand-alone comparable company for AB in 2021.

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Executive Compensation

Annual Short-Term Incentive Compensation Award (Cash Bonus)

A 2021 variable cash incentive award was available for Mr. Bernstein under AB’s 2021 Incentive Compensation Program (the “2021 AB STIC Program”). Mr. Bernstein’s annual award is not correlated with any specific targets for AB performance but primarily is a function of AB’s financial performance and progress in advancing its Growth Strategy during the year, as well as the AB Compensation Committee’s assessment of Mr. Bernstein’s individual performance.

Adjusted Compensation Ratio

For the 2021 AB STIC Program, the AB Compensation Committee approved the use of the “Adjusted Compensation Ratio” as the metric to consider in determining the total amount of incentive compensation paid to all of AB’s employees, including Mr. Bernstein. The Adjusted Compensation Ratio is the ratio of “adjusted employee compensation and benefits expense” to “adjusted net revenues.”

•

Adjusted employee compensation and benefits expense is AB’s total employee compensation and benefits expense minus other employment costs such as recruitment, training, temporary help and meals, and excludes the impact of mark-to-market vesting expense, as well as dividends and interest expense, associated with employee long-term incentive compensation-related investments.

•	Adjusted net revenues is a financial measure that is not computed in accordance with U.S. GAAP and makes certain adjustments to net revenues.[8] Specifically, adjusted net revenues:

•	excludes investment gains and losses and dividends and interest on employee long-term incentive compensation-related investments;

•	offsets distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues;

•	excludes additional pass-through expenses incurred (primarily through AB’s transfer agent) that are reimbursed and recorded as fees in revenues; and

•

eliminates the revenues of consolidated AB-sponsored investment funds but includes AB’s fees from such funds and AB’s investment gains and losses on its investments in such funds that were eliminated in consolidation.

The AB Compensation Committee has approved a 50% limit for the Adjusted Compensation Ratio, except in unexpected or unusual circumstances. For 2021, the Adjusted Compensation Ratio was 46.5%.

Mr. Bernstein’s Award

In accordance with the terms of the Bernstein Employment Agreement, Mr. Bernstein’s short-term incentive compensation target for 2021 was $3,000,000, subject to review and increase from time to time by the AB Compensation Committee in its sole discretion. Based on its subjective determination of Mr. Bernstein’s performance, the AB Compensation Committee approved an award of $5,575,000 for Mr. Bernstein under the 2021 AB STIC Program.

In making its determination, the AB Compensation Committee considered the significant progress AB made in advancing its Growth Strategy, Mr. Bernstein’s performance in light of the target metrics included in his performance scorecard and Mr. Bernstein’s individual achievements during 2021.

[8]

Adjusted net revenues is a non-GAAP financial measure used by AB’s management in evaluating AB’s financial performance on a standalone basis and to compare its performance, as reported by AB in its public filings. It is not comparable to any other non-GAAP financial measure used by the Company.

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Executive Compensation

Mr. Bernstein’s specific accomplishments during 2021 are summarized in the table below.

Mr. Bernstein

Accomplishments

Led AB’s efforts in achieving:

• an approximate 18% year-over-year increase in adjusted net revenues;

• firm-wide client net inflows of $26.1 billion, reflecting an active organic growth rate of 4.3%;

• higher revenues, coupled with expense management, which led to an increase in adjusted operating margin of 350 basis points to 33.6%; and

• earnings per unit (“EPU”) of $3.89 in 2021, which reflects a growth of 34% over 2020.

Led the continued focus on AB’s investment results with, as of December 31, 2021:

• fixed income services, as a percentage of assets outperforming applicable benchmarks for the one-, three- and five-year periods, achieving 89%, 72% and 70%, respectively; and

• equity services, as a percentage of assets outperforming applicable benchmarks for the one-, three- and five- year periods, achieving 73%, 48% and 75%, respectively.

Led diversified future active product offerings across major asset classes through the launch of new strategies, including Growth Equity, Sustainability, Asia, Income and Emerging Markets.

Drove progress on key strategic growth initiatives, including build-out of AB’s private alternatives franchise, and agreement with Equitable Financial to provide up to $10 billion of capital into AB’s higher quality illiquid strategies.

Continued to strengthen overall partnership with Equitable, while seeding new private alternatives strategies.

Advanced responsibility goals by enhancing AB’s corporate practices, including establishment of AB Board oversight framework, integrating ESG metrics into scorecards and increasing the transparency of diversity data.

Continued to successfully navigate through the impacts of a global pandemic, with increased focus on AB employee well-being and the development of management skills necessary to thrive in a hybrid work environment.

Advanced AB’s headquarters transition to Nashville, completing AB’s state-of-the-art new corporate headquarters.

Maintained strong engagement metrics in AB’s employee survey and supported AB’s diversity & inclusion initiatives, including adding two diverse AB Board members.

Completed robust process to develop AB’s purpose and refreshed values, which will guide how AB acts, makes decisions and is measured in the eyes of all of AB’s stakeholders.

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Executive Compensation

Equity-Based Awards

Under the Bernstein Employment Agreement, Mr. Bernstein is eligible to receive annual equity-based awards in accordance with AB’s compensation practices and policies generally applicable to the firm’s executive officers as in effect from time to time. The target value for Mr. Bernstein’s annual equity-based awards is $3,500,000, subject to review and increase by the AB Compensation Committee in its sole discretion from time to time. The AB Compensation Committee approved an equity-based award to Mr. Bernstein with a grant date fair value equal to $5,225,000 and three-year pro-rata vesting during its regular meeting held in December 2021 (the “2021 SB Award”).

The 2021 SB Award is denominated in restricted AB Holding Units to align Mr. Bernstein’s long-term interests directly with the interests of AB Unitholders and indirectly with the interests of our stockholders and AB clients, as strong performance for AB clients generally contributes directly to increases in AB’s assets under management and improvements in our financial performance.

The AB Holding Units underlying the 2021 SB Award are restricted and are not permitted to be transferred by Mr. Bernstein. Quarterly cash distributions on vested and unvested restricted AB Holding Units in respect of the 2021 SB Award will be delivered to Mr. Bernstein when cash distributions generally are paid to all Unitholders.

If Mr. Bernstein resigns or is terminated without cause prior to the vesting date, he will be eligible to continue to vest in the 2021 SB Award, subject to compliance with the restrictive covenants set forth in the applicable award agreement, including restrictions on competition and solicitation of employees and clients. The 2021 SB Award will immediately vest upon a termination due to death or disability. AB is permitted to clawback the unvested portion of an award if Mr. Bernstein fails to adhere to risk management policies.

Other Compensation and Benefits

Under the Bernstein Employment Agreement, Mr. Bernstein is eligible to participate in all benefit plans available to AB executive officers and entitled to a company car and driver for business and personal use.

Mr. Bernstein participates in the Profit Sharing Plan for Employees of AB (as amended and restated as of January 1, 2015, as further amended as of January 1, 2017, and as further amended as of April 1, 2018, the “Profit Sharing Plan”), a tax-qualified retirement plan. The AB Compensation Committee determines the amount of company contributions (both the level of annual matching by the firm of an employee’s pre-tax salary deferral contributions and any annual company profit sharing contribution).

With respect to 2021, the AB Compensation Committee determined that employee deferral contributions would be matched on a dollar-for-dollar basis up to 5% of eligible compensation and that there would be no profit-sharing contribution.

AB also pays the premiums associated with a life insurance policy purchased on behalf of Mr. Bernstein.

Termination Benefits

The Bernstein Employment Agreement provides for certain severance and change in control benefits as described below. The AB Board, AXA and Holdings determined that these provisions were reasonable and appropriate because they were necessary to recruit and retain Mr. Bernstein and provide Mr. Bernstein with effective incentives for future performance. They further concluded that the provisions fit within AB’s overall compensation objectives because they:

•	permitted AB to recruit and retain a highly-qualified Chief Executive Officer;

•	aligned Mr. Bernstein’s long-term interests with those of AB’s Unitholders, our stockholders and clients;

•	were consistent with AXA’s, Holdings’ and the AB Board’s expectations with respect to the manner in which AB and AB Holding would be operated during Mr. Bernstein’s tenure; and

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Executive Compensation

•

were consistent with the AB Board’s expectations that Mr. Bernstein would not be terminated without cause and that no steps would be taken that would provide him with the ability to terminate the agreement for good reason.

Severance Benefits

The Bernstein Employment Agreement provides that, if Mr. Bernstein’s employment is terminated without “cause” or he resigns for “good reason,” and he signs and does not revoke a waiver and release of claims, he will receive the following severance benefits:

•	if Mr. Bernstein resigns for “good reason,” a cash payment equal to the sum of (a) his current base salary and (b) his bonus opportunity amount;

•

if Mr. Bernstein’s employment is terminated by the company other than for “cause,” or due to his death or disability, a cash payment equal to 1.5 multiplied by the sum of (a) his current base salary and (b) his bonus opportunity amount;

•	a pro-rata bonus based on actual performance for the fiscal year in which the termination occurs;

•	had Mr. Bernstein’s employment terminated as specified above prior to May 1, 2021, immediate vesting of the outstanding portion of the equity award he was granted in May 2017;

•

had Mr. Bernstein’s employment terminated as specified above prior to May 1, 2021, delivery of AB Holding Units in respect of the equity award he was granted in May 2017 (subject to any withholding requirements);

•	monthly payments equal to the cost of COBRA coverage for the COBRA coverage period; and

•	following the COBRA coverage period, access to participation in AB’s medical plans as in effect from time to time at Mr. Bernstein’s sole expense.

Change in Control Benefits

The Bernstein Employment Agreement provides that, if Mr. Bernstein’s employment is terminated without “cause” or he resigns for “good reason” during the 12 months following a “change in control” in AB, and he signs and does not revoke a waiver and release of claims, he will receive the same severance benefits as described above, except that his cash payment will be equal to two times the sum of (a) his current base salary and (b) his bonus opportunity amount.

In the event any payments made to Mr. Bernstein upon a change in control of AB constitute “golden parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, such payments will be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Bernstein receiving a higher net-after tax amount than he would receive absent such reduction.

For purposes of the Bernstein Employment Agreement, a change in control is defined as, among other things, Holdings and its majority-owned subsidiaries ceasing to control the election of a majority of the AB Board.

For additional information on severance and change in control benefits for Mr. Bernstein as of December 31, 2021, see “Potential Payments Upon Termination or Change in Control” below.

Restrictive Covenants

Under the Bernstein Employment Agreement, following his termination of employment for any reason, Mr. Bernstein is subject to covenants with respect to non-competition for six months and non-solicitation of customers and employees for twelve months following termination.

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Executive Compensation

2021 Equity Program Award

In addition to his compensation under AB’s executive compensation program, Holdings granted to Mr. Bernstein, in connection with his membership on the EQH Management Committee, a total equity award of $850,000 under the 2021 Equity Program, which was comprised of the following:

•	an EQH RSU award with a grant date fair value of $340,000; and

•	an EQH TSR Performance Share award with a grant date fair value of $510,000, which can be earned subject to EQH’s TSR relative to its peer group.

COMPENSATION-RELATED POLICIES

Clawbacks

Our clawback and forfeiture policy provides that:

•

if we are required to prepare an accounting restatement of our financial results due to material noncompliance with any financial reporting requirement under the securities laws caused by the fraud, misconduct or gross negligence of a current or former executive officer, we will use reasonable efforts to recover any incentive compensation paid to the executive officer that would not have been paid if the financial results had been properly reported; and

•

if a current or former executive officer commits fraudulent or other wrongful conduct that causes us business, financial or reputational harm, we may seek recovery of performance-based compensation with respect to the period of misconduct.

For this purpose, an “executive officer” includes any officer of Holdings for purposes of Section 16 of the Exchange Act. Currently, this includes the members of the Management Committee and the Chief Accounting Officer.

Stock Ownership Guidelines and Retention Requirements

The following stock ownership guidelines apply to members of the Management Committee:

Executive	Requirement
Chief Executive Officer	6 x base salary
Other Management Committee Members	3 x base salary

For purposes of determining whether the guidelines are met, the following are taken into account:

•	Shares;

•	AB Holding Units (collectively with Holdings common stock, “Company Stock”); and

•	unvested restricted stock or restricted stock units linked to Company Stock that are subject only to service requirements.

The executives are required to retain 75% of any Company Stock (after the payment of withholding taxes) received as compensation unless the applicable requirement is met.

Hedging and Pledging

Holdings believes that, when an individual who owns Company securities engages in certain forms of hedging or monetization transactions, he or she may no longer have the same objectives as other holders of the Company securities. Accordingly, all Company employees and directors are prohibited from engaging in hedging or similar transactions with respect to Company securities that would allow them to continue to own the securities without the

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full risks and rewards of ownership. This includes transactions such as zero-cost collars and forward sale contracts that could allow them to lock in much of the value of their holdings in exchange for all or part of the potential for upside appreciation in the securities.

Company employees and directors are further prohibited from pledging Company securities as collateral for a loan (whether in a margin account or otherwise).

Rule 10b5-1 Trading Plan Policy

Holdings’ insider trading policy provides that our insiders may trade in Company securities during periods in which they would otherwise be restricted from doing so under the policy due to the possession of material non-public information or otherwise if they enter into a pre-established written trading plan in accordance with Rule 10b5-1 enacted by the SEC.

All trading plans must:

•	be in writing and in a form acceptable to the Company;

•	acknowledged in writing by the General Counsel prior to becoming effective; and

•	not be modified at any time.

ACCOUNTING AND TAX CONSIDERATIONS

Internal Revenue Code Section 162(m) (“Section 162(m)”) limits tax deductions relating to executive compensation of certain executives of publicly held companies. Holdings is deemed to constitute a publicly held company for purposes of Section 162(m). Accordingly, the Compensation Committee may consider the deductibility of executive compensation under Section 162(m) when making compensation decisions. However, the Compensation Committee will authorize compensation payments that are not deductible for federal income tax purposes when the committee believes that such payments are appropriate to attract, retain and incent executive talent.

Internal Revenue Code Section 409A (“Section 409A”) imposes stringent requirements that covered non-qualified deferred compensation arrangements must meet to avoid the imposition of additional taxes, including a 20% additional income tax, on the amounts deferred under the arrangements. The Company’s non-qualified deferred compensation arrangements that are subject to Section 409A are designed to comply with the requirements of Section 409A to avoid additional income taxes.

Accounting and other tax impacts not discussed above are also considered in the design of short-term incentive compensation and equity-based award programs.

CONSIDERATION OF MOST RECENT ‘SAY ON PAY’ VOTE

Holdings held its third “Say on Pay” vote in 2021. Our stockholders indicated their strong satisfaction with our executive compensation program through their overwhelming approval of the 2021 Say on Pay vote (97.3% of votes in favor) and during our regular investor outreach meetings. The Compensation Committee considered this feedback in reviewing our 2021 executive compensation program and, based on the high level of support for our existing program, did not make many substantial changes for 2021. For a summary of the compensation changes made for 2021, see the “2021 Executive Compensation Highlights” section herein.

Compensation Committee Report

The Compensation Committee reviewed the preceding Compensation Discussion and Analysis and discussed it with management. Based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

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Executive Compensation

Compensation Committee

Kristi A. Matus (Chair)

Francis A. Hondal

Bertram L. Scott

Charles G.T. Stonehill

Compensation Committee Interlocks and Insider Participation

The following directors served as Compensation Committee members during 2021: Messrs. Scott and Stonehill and Mss. Matus and Hondal. During 2021, none of our executive officers served as: (a) a member of the compensation committee of any entity for which a member of our Board served as an executive officer or (b) a director of another entity, an executive officer of which serves as member of the Board.

Consideration of Risk Matters in Determining Compensation

Holdings has considered whether its compensation practices are reasonably likely to have a material adverse effect on Holdings and determined that they are not.

Holdings engaged a compensation consultant to conduct a risk assessment of our short-term incentive, long-term incentive and sales incentive plans for the employees in our retirement and protection businesses (the “Risk Assessment”) in 2020. The Risk Assessment confirmed that the programs have a number of features that contribute to prudent decision-making and avoid an incentive to take excessive risk. The Risk Assessment also noted good governance practices, well-defined oversight processes and well-honed day-to-day processes, roles and responsibilities with cross-functional representation. In 2021, Holdings conducted an internal review to update the Risk Assessment based on minor changes that were made to the plans for 2021. This review confirmed that the findings of the Risk Assessment were still valid.

Holdings also considered that AB generally denominates its equity-based awards in AB Holding Units and defers their delivery so the ultimate value that the employee derives from an award depends on the long-term performance of the firm. These features sensitize employees to risk outcomes and discourage them from taking excessive risks, whether relating to investments, operations, regulatory compliance and/or cybersecurity, which could lead to a decrease in the value of the AB Holding Units and/or an adverse effect on AB’s long-term prospects. Also, all outstanding AB equity-based awards generally include a provision permitting AB to “claw-back” the unvested portion of the award if the AB Compensation Committee determines that (i) the employee failed to adhere to existing risk management policies and (ii) as a result of the employee’s failure, there has been or reasonably could be expected to be a material adverse impact on AB or the employee’s business unit.

Chief Executive Officer Pay Ratio Information

In 2021, the compensation of Mr. Pearson was approximately 124 times the median pay of all employees, resulting in a Chief Executive Officer pay ratio of 124:1.

Equitable identified a median employee in 2020 by examining 2019 total compensation for all individuals who were employed by Holdings and its subsidiaries as of December 31, 2019, using methods consistent with SEC rules for that purpose. All employees were included in this process, whether employed on a full-time or part-time basis. Total compensation included base salary (plus overtime, as applicable), commissions (as applicable), cash bonuses and the grant date fair value of equity-based awards. This same median employee was used for the 2020 CEO Pay Ratio analysis. The Company believes there have been no changes that would significantly affect its pay ratio because it has not significantly changed its employee population or employee compensation arrangements. However, the Company determined that it is not appropriate for Equitable to use the same median employee it identified in 2019 for the 2021

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CEO Pay Ratio analysis due to a change to that median employee’s circumstances (i.e., a promotion in 2021 that substantially changed such median employee’s total compensation). As a result, the Company identified another median employee for the 2021 CEO Pay Ratio analysis, whose total compensation was substantially similar to the 2019 median employee’s total compensation, using the same total compensation measures.

After identifying the median employee for 2021 based on total compensation, the new median employee’s compensation for 2021 ($114,825) was compared to Mr. Pearson’s compensation for 2021 ($14,185,032) using the same methodology used for the “Summary Compensation Table” below.

As illustrated in the table below, our 2021 CEO Pay Ratio is 124:1:

	Mark Pearson	Median Employee
Base salary ($)	1,249,820	89,397
Cash bonus ($)	4,525,000	16,000
Stock awards ($)	8,000,011	0
Change in pension value ($)	0	944
All other compensation ($)	410,201	8,485
Total ($)	14,185,032	114,7825

2021 CEO Pay Ratio		124:1

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Compensation Tables

2021 SUMMARY COMPENSATION TABLE

The following table presents the total compensation of the Named Executive Officers for services performed in the years ended December 31, 2021, December 31, 2020 and December 31, 2019, except that no information is provided for 2019 and 2020 for Mr. Raju since he was not a Named Executive Officer in those years.

The total compensation reported in the following table includes items such as salary and non-equity incentive compensation as well as the grant date fair value of equity-based compensation. The equity-based compensation may never become payable or may end up with a value that is substantially different from the value reported here. The amounts in the Total column do not represent “Total Direct Compensation” as described in the Compensation Discussion and Analysis.

2021 SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($)	Non-Equity Incentive Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total

Pearson, Mark President and Chief Executive Officer	2021	1,249,820	—	8,000,011	—	4,525,000	—	410,201	14,185,032
	2020	1,297,845	—	6,000,056	2,000,000	3,000,000	2,141,979	435,074	14,874,955
	2019	1,250,114	—	4,125,032	1,375,001	3,000,000	1,116,191	387,785	11,254,123

Malmström, Anders Chief Financial Officer (until March 31, 2021)	2021	265,631	—	2,650,032	—	—	—	121,407	3,037,070
	2020	776,755	—	1,612,548	537,501	1,270,500	750,862	172,348	5,120,515
	2019	741,849	—	1,350,018	450,004	1,385,000	495,466	165,535	4,587,871

Raju, Robin Chief Financial Officer (effective April 1, 2021)	2021	675,489	—	750,041	—	1,525,000	—	108,769	3,059,299
	2020	—	—	—	—	—	—	—	—
	2019	—	—	—	—	—	—	—	—

Hurd, Jeffrey Chief Operating Officer	2021	898,765	—	2,000,033	—	2,540,000	571,218	215,537	6,225,553
	2020	933,288	—	1,500,055	500,002	1,732,500	450,605	243,176	5,359,626
	2019	899,059	—	1,350,018	450,004	2,115,000	277,471	238,086	5,329,638

Lane, Nick Head of Life, Retirement and Wealth Management	2021	897,583	—	2,100,017	—	1,862,500	—	173,957	5,034,057
	2020	932,106	—	1,500,055	500,002	1,212,750	762,287	318,151	5,225,351
	2019	797,468	—	2,165,020	475,002	1,470,000	51,162	351,956	5,310,608

Bernstein, Seth Head of Investment Management and Research	2021	500,000	5,575,000	6,075,025	—	—	—	142,813	12,292,838
	2020	500,000	4,015,000	4,585,051	250,003	—	—	52,509	9,402,563
	2019	500,000	3,850,000	4,750,026	250,004	—	—	94,859	9,444,889

(1)	For the EQH Program Participants, the amounts in this column reflect actual salary paid in each year. Mr. Bernstein’s annual base salary is $500,000.

(2)	No bonuses were paid to the EQH Program Participants in 2021, 2020 or 2019. For Mr. Bernstein, this column includes his annual cash incentive awards paid for performance in each year.

(3)

For each Named Executive Officer, the amount reported in this column for 2021 includes the aggregate grant date fair value of EQH RSUs and EQH Performance Shares granted under the 2021 Equity Program, in accordance with FASB ASC Topic 718. For Mr. Bernstein, the amount reported in this column for 2021 also includes the grant date fair value of the 2021 SB Award. For Mr. Malmström, any equity-based awards granted in 2021 were forfeited as of his date of resignation. The assumptions made in calculating these amounts can be found in note 15 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2021.

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The EQH Performance Shares were valued at target which represents the probable outcome at grant date. A maximum payout for the EQH Performance Shares, valued at the grant date fair value, would result in values of:

Named Executive Officer	Maximum Payout

Pearson, Mark	$9,600,010

Malmström, Anders (until March 31, 2021)	$3,180,048

Raju, Robin (effective April 1, 2021)	$900,042

Hurd, Jeffrey	$2,400,049

Lane, Nick	$2,520,030

Bernstein, Seth	$1,020,023

The EQH RSUs, EQH Performance Shares and 2021 SB Award are described in more detail below in “Supplemental Information for Summary Compensation and Grants of Plan-Based Awards Tables.”

(4)	The amounts reported in this column represent the annual cash incentive awards paid for performance in 2021, 2020 and 2019, respectively.

(5)

The amounts reported in this column represent the increase in the actuarial present value of accumulated pension benefits for the Named Executive Officer. The actuarial value of Messrs. Pearson’s, Raju’s and Lane’s accumulated pension benefits decreased by $293,479, $11,561, and $24,428, respectively, primarily due to an increase in the discount rate used to determine the present value. The Named Executive Officers did not have any above-market earnings on non-qualified deferred compensation in 2019, 2020 or 2021. For more information regarding the pension benefits for each Named Executive Officer, see the “Pension Benefits as of December 31, 2021 Table” below.

(6)	The following table provides additional details for the 2021 amounts in the All Other Compensation column.

2021 ALL OTHER COMPENSATION TABLE

Name		Auto ($) (a)	Excess Liability Insurance ($) (b)	Financial Advice ($) (c)	Profit Sharing/401k Plan Contributions ($) (d)	Excess 401(k) Contributions ($) (e)	Other Perquisites/ Benefits ($) (f)	TOTAL

Pearson, Mark	2021	26,307	8,607	30,266	28,330	316,691	—	410,501

Malmström, Anders (until March 31, 2021) (g)	2021	—	—	—	19,630	101,777	—	121,407

Raju, Robin (effective April 1, 2021)	2021	—	—	—	28,330	80,439	—	108,769

Hurd, Jeffrey	2021	—	—	—	28,330	187,207	—	215,537

Lane, Nick	2021	—	—	—	28,330	145,627	—	173,957

Bernstein, Seth	2021	124,725	—	—	14,500	—	3,588	142,813

(a)

Pursuant to their employment agreements, both Mr. Pearson and Mr. Bernstein are entitled to the business and personal use of a dedicated car and driver. The personal use was valued by multiplying the related annual costs (parking, gas, insurance, lease payments, driver compensation, etc.) by a fraction, the numerator of which was the miles used for personal purposes and the denominator of which was the total miles used.

(b)

Equitable Financial pays the premiums for excess liability insurance coverage for Mr. Pearson pursuant to his employment agreement. The amount in this column reflects the actual amount of premiums paid.

(c)	Equitable Financial paid for financial planning services and expatriate tax services for Mr. Pearson in 2021 pursuant to his employment agreement.

(d)	This column includes the amount of company contributions received by each EQH Program Participant under the 401(k) Plan and by Mr. Bernstein under the Profit Sharing Plan.

(e)	This column includes the amount of company contributions received by each EQH Program Participant under the Post-2004 Plan.

(f)	For Mr. Bernstein, this column reflects the cost of premiums associated with a life insurance policy purchased on his behalf and a phone stipend.

(g)	Mr. Malmström did not receive any severance payments in connection with his resignation from the Company.

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2021 GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about plan-based compensation disclosed in the “Summary Compensation Table.” This table includes both equity and non-equity awards granted during 2021.

2021 GRANTS OF PLAN-BASED AWARDS
Name	Grant Date	Approval Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Pearson, Mark			—	2,748,000	5,496,000	—	—	—	—	—

	02/17/21	02/16/21	—	—	—	—	—	—	114,819	3,200,006
	02/17/21	02/16/21	—	—	—	38,486	153,945	307,890	—	4,800,005

Malmström, Anders (until March 31, 2021) (5)			—	1,100,000	2,200,000	—	—	—	—	—
	02/17/21	02/16/21	—	—	—	—	—	—	38,034	1,060,008
	02/17/21	02/16/21	—	—	—	12,749	50,995	101,990	—	1,590,024

Raju, Robin (effective April 1, 2021) (6)			—	900,000	1,800,000	—	—	—	—	—
	02/17/21	02/16/21	—	—	—	—	—	—	6,459	180,012
	02/17/21	02/16/21	—	—	—	2,165	8,660	17,320	—	270,019

	02/17/21	02/16/21	—	—	—	—	—	—	4,306	120,008
	02/17/21	02/16/21	—	—	—	1,443	5,773	11,546	—	180,002

Hurd, Jeffrey			—	1,500,000	3,000,000	—	—	—	—	—

	02/17/21	02/16/21	—	—	—	—	—	—	28,705	800,008
	02/17/21	02/16/21	—	—	—	9,622	38,487	76,974	—	1,200,025

Lane, Nick			—	1,100,000	2,200,000	—	—	—	—	—

	02/17/21	02/16/21	—	—	—	—	—	—	30,140	840,002
	02/17/21	02/16/21	—	—	—	10,103	40,411	80,822	—	1,260,015

Bernstein, Seth	12/10/21	12/09/21	—	—	—	—	—	—	102,572	5,225,000

	02/17/21	02/16/21	—	—	—	—	—	—	12,200	340,014
	02/17/21	02/16/21	—	—	—	4,089	16,357	32,714	—	510,011

(1)

On February 16, 2021, the Compensation Committee approved the grant of the EQH RSUs and EQH Performance Shares with a grant date of February 17, 2021. On December 9, 2021, the AB Compensation Committee approved the grant of the 2021 SB Award with a grant date of December 10, 2021.

(2)

For the EQH Program Participants, the target column shows the target award under the 2021 STIC Program assuming the plan was 100% funded. The actual awards paid to the EQH Program Participants are listed in the Non-Equity Incentive Compensation column of the “Summary Compensation Table.”

(3)

The second and third rows for each Named Executive Officer show the EQH RSUs and TSR Performance Shares granted on February 17, 2021, respectively. For Mr. Bernstein, the first row shows the 2021 AB Award granted on December 10, 2021.

(4)

The amounts in this column represent the aggregate grant date fair value of all equity-based awards granted to the Named Executive Officers in 2021 in accordance with ASC Topic 718. The EQH Performance Shares were valued at target which represents the probable outcome at grant date.

(5)	For Mr. Malmström, any equity-based awards granted in 2021 were forfeited as of his date of resignation.

(6)	Mr. Raju received a retention grant of $300,000 consisting of 60% TSR Performance Shares and 40% RSUs, all cliff vesting after three years.

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SUPPLEMENTAL INFORMATION FOR SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES

2021 Annual Equity-Based Awards

EQH RSUs. EQH RSUs were granted on February 17, 2021, with a vesting schedule of three years, with one-third of the grant vesting on each of February 28, 2022, February 28, 2023, and February 28, 2024. EQH RSUs receive dividend equivalents with the same vesting schedule as their related units.

EQH Performance Shares. EQH Performance Shares were granted on February 17, 2021, and will cliff vest after three years. EQH Performance Shares will receive dividend equivalents with the same vesting schedule as their related shares and were granted unearned. One type of EQH Performance Shares was granted in 2021:

•	TSR Performance Shares – EQH Performance Shares that may be earned based on Holdings’ Relative TSR.

TSR Performance Shares. The number of TSR Performance Shares that are earned will be determined at the end of a performance period (January 1, 2021 – December 31, 2023) by multiplying the number of unearned TSR Performance Shares by the “TSR Performance Factor.” The TSR Performance Factor will be determined as follows, subject to a cap of 100% if Holdings’ total stockholder return for the performance period is negative:

If Relative TSR for the TSR Performance Period is....	The TSR Performance Factor will equal....

87.5th percentile or greater (maximum)	200%

50th percentile (target)	100%

30th percentile (threshold)	25%

Below 30th percentile	0%

Note: For results in between the threshold and target and target maximum amounts, the TSR Performance Factor will be determined by linear interpolation.

Note: For 2021 performance share grants, we removed the cap of 100% if Holdings’ total stockholder return for the performance period is negative in an effort to better focus on relative performance and reward proper balance sheet management, regardless of the capital markets environment.

The TSR Peer Group for 2021 consisted of the following companies:

2021 TSR Peer Group

AIG Ameriprise Financial, Inc. Brighthouse Financial, Inc. Globe Life Lincoln National Corporation	MetLife Principal Financial Group, Inc. Prudential Financial, Inc. Sun Life Financial, Inc. Voya Financial, Inc.

2021 SB Award

The 2021 SB Award is denominated in restricted AB Holding Units and has a three-year pro-rata vesting schedule. The AB Holding Units underlying the 2021 SB Award are restricted and are not permitted to be transferred by Mr. Bernstein. Mr. Bernstein has voluntarily elected to defer receipt of 50% of any vested portion of the 2021 SB Award until January 2032 and will receive the remaining 50% of the 2021 SB Award as it vests each December in ten annual installments. Quarterly cash distributions on vested and unvested restricted AB Holding Units in respect of the 2021 SB Award will be delivered to Mr. Bernstein when cash distributions generally are paid to all Unitholders. If Mr. Bernstein resigns or is terminated without cause prior to the vesting date, he is eligible to continue to vest in the 2021 SB Award, subject to compliance with the restrictive covenants set forth in the applicable award agreement, including restrictions on competition and employee and client solicitation. The 2021 SB Award will immediately vest upon a termination due to death or disability. AB is permitted to claw-back an award if Mr. Bernstein fails to adhere to risk management policies.

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OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2021

The following table lists outstanding equity grants for each Named Executive Officer as of December 31, 2021. The table includes outstanding equity grants from past years as well as the current year. For Messrs. Pearson, Malmström (Chief Financial Officer until March 31, 2021) and Lane, equity grants in 2017 and prior years were awarded in respect of AXA ordinary shares. No information is provided for 2019 and 2020 for Mr. Raju since he was not a Named Executive Officer in those years.

OUTSTANDING EQUITY AWARDS AT 2021 YEAR-END

OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (1)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Pearson, Mark	170,004			$26.69	06/21/27	481,371	15,784,162	398,716	13,073,898
	208,786			$21.34	03/01/28

	239,966	119,982		$18.74	02/14/29

	152,556	305,110		$23.18	02/26/30

Raju, Robin		8,726		$18.74	02/14/29	36,508	1,197,135	23,909	783,976

		17,162		$23.18	02/26/30

Hurd, Jeffrey	86,149			$21.34	03/01/28	143,349	4,700,410	99,683	3,268,606
		39,267		$18.74	02/14/29

	38,139	76,278		$23.18	02/26/30

Lane, Nick	74,352			$26.12	06/19/25	151,766	4,976,405	100,175	3,284,738

	84,729			$24.00	06/06/26

	82,898	41,448		$18.74	02/14/29

	38,139	76,278		$23.18	02/26/30

Bernstein, Seth	43,631	21,815		$18.74	02/14/29	374,939	17,096,520	49,105	1,610,153
	19,070	38,139		$23.18	02/26/30

(1)	All options with expiration dates prior to March 1, 2028, are AXA stock options. All AXA stock options are vested.

(2)

All AXA stock options have euro exercise prices. All euro exercise prices have been converted to U.S. dollars based on the euro to U.S. dollar exchange rate on the day prior to the grant date. The actual U.S. dollar equivalent of the exercise price will depend on the exchange rate at the date of exercise.

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(3)	For the EQH Program Participants, this column reflects the following:

	2019 EQH RSUs – Vesting on 2/14/22	2019 EQH Performance Shares Vesting 2/14/22*	2020 EQH RSUs – Vesting Ratably on 2/26/22 and 2/26/23	2021 EQH RSUs – Vesting Ratably on 2/28/22, 2/28/23 and 2/28/24	2021 EQH RSUs – Vesting on 2/28/24

Mr. Pearson	26,561	TSR – 151,838	60,832	117,441

		ROE – 124,699

Mr. Raju	1,932	TSR – 11,043	3,422	6,606	4,404

		ROE – 9,101

Mr. Hurd	8,693	TSR – 49,693	15,208	29,360

		ROE – 40,395

Mr. Lane	9,176	TSR – 52,454	15,208	30,828

		ROE – 44,100

Mr. Bernstein	4,830	TSR – 27,608	7,604	12,479

		ROE – 23,212

For Mr. Bernstein, this column also reflects:

Amount	Grant

37,467	Restricted AB Holdings Units Granted in 2018 Vesting on 12/1/22

69,565	Restricted AB Holdings Units Granted in 2019 Vesting Ratably on 12/1/22 and 12/1/23

89,603	Restricted AB Holdings Units Granted in 2020 Vesting Ratably on 12/1/22, 12/1/23 and 12/1/24

102,572	Restricted AB Holdings Units Granted in 2021 Vesting Ratably on 12/1/22, 12/1/23, and 12/1/24

*

The amounts shown in this column reflect the number of ROE Performance Shares vested based on the performance factor for the ROE Performance Shares, less, for each current Named Executive Officer who received an over-issuance, an amount of shares equal to the value of the over-issuance in respect of the 2018 EQH Performance Shares, as described above. As a result of this adjustment, the aggregate number of shares issuable to Messrs. Pearson, Hurd and Raju in respect of the ROE Performance Shares was reduced by 4,528 shares (Mr. Pearson: 2,959, Mr. Hurd: 1,384, and Mr. Raju: 185).

(4)	This column includes:

	2020 EQH Performance Shares Vesting 2/26/23	2021 EQH Performance Shares Vesting 2/28/24
Mr. Pearson	TSR – 176,853 Adj. ROE – 182,498	TSR – 39,365
Mr. Raju	TSR – 9,950 Adj. ROE – 10,267	TSR – 3,692
Mr. Hurd	TSR – 44,215 Adj. ROE – 45,626	TSR – 9,842
Mr. Lane	TSR – 44,215 Adj. ROE – 45,626	TSR – 10,334
Mr. Bernstein	TSR – 22,108 Adj. ROE – 22,814	TSR – 4,183

All Performance Shares are reported at Maximum, except the 2021 TSR Performance Shares, which are reported at Threshold.

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OPTION EXERCISES AND STOCK VESTED IN 2021

The following table summarizes the value received from stock option exercises and stock awards vested during 2021.

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)

Pearson, Mark	372,661	1,719,897	425,972	12,539,126

Malmstrom, Anders	251,368	2,488,840	123,175	3,782,268

Raju, Robin	30,373	327,036	36,771	1,081,948

Hurd, Jeffrey	90,000	1,107,629	115,966	3,521,949

Lane, Nick	142,722	993,767	105,558	2,883,129

Bernstein, Seth			171,723	7,762,454

(1)

For Messrs. Pearson and Raju, this column reflects the vesting of their 2017 AXA Performance Shares, 2018 EQH Performance Shares, the first tranche of their 2020 EQH RSUs, the second tranche of their 2019 RSUs, the third tranche of their 2018 RSUs and their Transaction Incentive Award Performance Units in 2021. For Messrs. Hurd and Malmström, this column reflects the vesting of their 2018 EQH Performance Shares, the first tranche of their 2020 EQH RSUs, the second tranche of their 2019 RSUs, the third tranche of their 2018 RSUs and their Transaction Incentive Award Performance Units in 2021. For Mr. Lane, this column reflects the vesting of his 2017 AXA Performance Shares, the first tranche of his 2020 EQH RSUs, the second tranche of his 2019 EQH RSUs, and the remainder of the Lane Transaction Incentive Award in 2021. For Mr. Bernstein, this column reflects the vesting of:

•	the first tranche of his 2020 EQH RSUs, the second tranche of his 2019 EQH RSUs and his Transaction Incentive Award Performance Units in 2021;

•	the third tranche of the restricted AB Holding Units granted to him in 2018, the delivery of which Mr. Bernstein elected to defer until January 31, 2023;

•	the second tranche of the restricted AB Holding Units granted to him in 2019; and

•	the first tranche of the restricted AB Holding Units granted to him in 2020, the delivery of which Mr. Bernstein elected to defer until January 31, 2031.

Mr. Bernstein will receive the cash distributions payable with respect to the vested but undelivered portion of his AB Holding Units on the same basis as cash distributions are paid to AB Holding Unitholders generally.

(2)

The value of the AXA Performance Shares that vested in 2021 was determined based on the actual sale price on the vesting date, converted to US dollars using an exchange rate of 1.17867. The value of the 2018 Performance Shares, 2018 EQH RSUs, 2019 EQH RSUs, 2020 RSUs, Transaction Incentive Award Performance Units and Lane Transaction Incentive Award Service Units that vested in 2021 were determined using the closing price of a Share on the vesting date. The value of the restricted AB Holding Units that vested in 2021 were determined using the closing price of an AB Holding Unit on the vesting date.

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PENSION BENEFITS AS OF DECEMBER 31, 2021

The following table lists the pension program participation and actuarial present value of each Named Executive Officer’s defined benefit pension at December 31, 2021. Note that Mr. Hurd did not participate in the Retirement Plan or the Excess Plan, and Mr. Raju did not participate in the ESB Plan, since they were not eligible to participate in the applicable plans prior to their freeze. Mr. Bernstein does not have any pension benefits.

PENSION BENEFITS

Name	Plan Name (1)	Number of Years Credited Service (#) (2)	Present Value of Accumulated Benefit ($)	Payments during the last fiscal year ($)
Pearson, Mark	Equitable Retirement Plan	3	80,472
	Equitable Excess Retirement Plan	3	782,804
	Equitable Executive Survivor Benefit Plan	27	6,460,473
Malmström, Anders (until March 31, 2021) (3)	Equitable Retirement Plan	—	—
	Equitable Excess Retirement Plan	—	—
	Equitable Executive Survivor Benefit Plan	—	—
Raju, Robin (effective April 1, 2021)	Equitable Retirement Plan	8	100,934
	Equitable Excess Retirement Plan	8	—
	Equitable Executive Survivor Benefit Plan		—
Hurd, Jeffrey	Equitable Retirement Plan	—	—
	Equitable Excess Retirement Plan	—	—
	Equitable Executive Survivor Benefit Plan	3	1,299,294
Lane, Nick	Equitable Retirement Plan	8	276,178
	Equitable Excess Retirement Plan	8	521,972
	Equitable Executive Survivor Benefit Plan	16	1,997,949

(1)

The December 31, 2021 liabilities for the Retirement Plan, the Excess Plan, and the ESB Plan were calculated using the same participant data, plan provisions and actuarial methods and assumptions used for financial reporting purposes, except that a retirement age of 65 is assumed for all calculations. The assumptions used can be found in note 14 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2021.

(2)

Credited service for purposes of the Retirement Plan and the Excess Plan does not include an executive’s first year of service and does not include any service after the freeze of the plans on December 31, 2013. Pursuant to his employment agreement, Mr. Pearson’s credited service for purposes of the ESB Plan includes approximately 16 years of service with Equitable Financial affiliates. However, this additional credited service does not result in any benefit augmentation for Mr. Pearson since he has elected benefits that do not vary based on years of service.

(3)	Mr. Malmström ceased to be eligible to participate in the Equitable Executive Survivor Benefit Plan as of his date of resignation on March 31, 2021.

The Retirement Plan

The Retirement Plan is a tax-qualified defined benefit plan for eligible employees. The Retirement Plan was frozen effective December 31, 2013.

Participants became vested in their benefits under the Retirement Plan after three years of service. Participants are eligible to retire and begin receiving benefits under the Retirement Plan: (a) at age 65 (the “normal retirement date”) or (b) if they are at least age 55 with at least 5 full years of service (an “early retirement date”).

Prior to the freeze, the Retirement Plan provided a cash balance benefit whereby Equitable Financial established a notional account for each Retirement Plan participant. This notional account was credited with deemed pay credits equal to 5% of eligible compensation up to the Social Security wage base plus 10% of eligible compensation above the Social Security wage base. Eligible compensation included base salary and short-term incentive compensation and was subject to limits imposed by the Internal Revenue Code. These notional accounts continue to be credited with deemed interest credits. For pay credits earned on or after April 1, 2012, up to December 31, 2013, the interest rate is

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determined annually based on the average discount rates for one-year Treasury Constant Maturities. For pay credits earned prior to April 1, 2012, the annual interest rate is the greater of 4% and a rate derived from the average discount rates for one-year Treasury Constant Maturities. For 2021, pay credits earned prior to April 1, 2012, received an interest crediting rate of 4% while pay credits earned on or after April 1, 2012, received an interest crediting rate of 0.50%.

Participants elect the time and form of payment of their cash balance account after they separate from service. The normal form of payment depends on a participant’s marital status as of the payment commencement date. If the participant is unmarried, the normal form will be a single life annuity. If the participant is married, the normal form will be a 50% joint and survivor annuity. Subject to spousal consent requirements, participants may elect the following optional forms of payment for their cash balance account:

•	Single life annuity;

•	Optional joint and survivor annuity of any whole percentage between 1% and 100%; and

•	Lump sum.

Mr. Pearson, Mr. Raju and Mr. Lane are entitled to a frozen cash balance benefit under the Retirement Plan and Mr. Pearson is currently eligible for early retirement under the plan.

For certain grandfathered participants, the Retirement Plan provides benefits under a traditional defined benefit formula based on final average pay, estimated Social Security benefits and years of service. None of the Named Executive Officers are grandfathered participants.

The Excess Plan

The purpose of the Excess Plan, which was frozen as of December 31, 2013, was to allow eligible employees to earn retirement benefits in excess of those permitted under the Retirement Plan. Specifically, the Retirement Plan is subject to rules under the Internal Revenue Code that cap both the amount of eligible earnings that may be taken into account for determining benefits under the Retirement Plan and the amount of benefits that the Retirement Plan may pay annually. Prior to the freeze of the Retirement Plan, the Excess Plan permitted participants to accrue and be paid benefits that they would have earned and been paid under the Retirement Plan but for these limits. The Excess Plan is an unfunded plan and no assets are actually set aside in participants’ names.

Mr. Pearson and Mr. Lane are entitled to a frozen benefit under the Excess Plan.

The Excess Plan was amended effective September 1, 2008, to comply with the provisions of Internal Revenue Code Section 409A. Pursuant to the amendment, a participant’s Excess Plan benefits vested after 2005 will generally be paid in a lump sum on the first day of the month following the month in which separation from service occurs provided that payment will be delayed six months for “specified employees” (generally, the fifty most highly-compensated officers of Equitable Financial and its affiliates), unless the participant made a special one-time election with respect to the time and form of payment of those benefits by November 14, 2008. Neither Mr. Pearson or Mr. Lane made a special election. The time and form of payment of Excess Plan benefits that vested prior to 2005 are the same as the time and form of payment of the participant’s Retirement Plan benefits.

The ESB Plan

The ESB Plan offers financial protection to a participant’s family in the case of his or her death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one time the participant’s eligible compensation (generally, base salary plus the higher of: (a) most recent short-term incentive compensation award and (b) the average of the three highest short-term incentive compensation awards), subject to an overall $25 million cap. Each level offers different coverage choices. Generally, the participant

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can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. Participants are not required to contribute to the cost of Level 1 or Level 2 coverage but are required to contribute annually to the cost of any options elected under Levels 3 and 4 until age 65.

Level 1 coverage continues after retirement until the participant attains age 65. Levels 2, 3 and 4 coverage continue after retirement until the participant’s death, provided that, for Levels 3 and 4 coverage, all required participant contributions are made.

The ESB Plan was closed to new participants on January 1, 2019. As a result, Mr. Raju is not eligible to participate in the ESB Plan.

Level 1

A participant can choose between the following two options at Level 1:

Lump Sum Option. Under the Lump Sum Option, a life insurance policy is purchased on the participant’s life. At the death of the participant, the participant’s beneficiary receives a tax-free lump sum death benefit from the policy. The participant is taxed annually on the value of the life insurance coverage provided.

Survivor Income Option. Upon the participant’s death, the Survivor Income Option provides the participant’s beneficiary with 15 annual payments approximating the value of the Lump Sum Option or a payment equal to the amount of the lump sum. The payments will be taxable but the participant is not subject to annual taxation.

Level 2

At Level 2, a participant can choose among the Lump Sum Option and Survivor Income Option, described above, and the following option:

Surviving Spouse Benefit Option. The Surviving Spouse Benefit Option provides the participant’s spouse with monthly income equal to about 25% of the participant’s monthly compensation (with an offset for social security). The payments are taxable but there is no annual taxation to the participant. The duration of the monthly income depends on the participant’s years of service (with a minimum duration of 5 years).

Levels 3 and 4

At Levels 3 and 4, a participant can choose among the Lump Sum Option and Survivor Income Option, described above and the following option:

Surviving Spouse Income Addition Option. The Surviving Spouse Income Addition Option provides monthly income to the participant’s spouse for life equal to 10% of the participant’s monthly compensation. The payments are taxable but there is no annual taxation to the participant.

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NON-QUALIFIED DEFERRED COMPENSATION TABLE AS OF DECEMBER 31, 2021

The following table provides information on employer contributions received, and deferrals made, by the EQH Program Participants under the Post-2004 Plan in 2021, as well as their aggregate balances in the Post-2004 Plan. It also reflects Mr. Bernstein’s deferral of certain equity awards and employer contributions received by Mr. Lane under the Lane Letter Agreement.

NON-QUALIFIED DEFERRED COMPENSATION
Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
Pearson, Mark	The Post-2004 Variable Deferred Compensation Plan	118,759	316,691	568,258	(481,584)	3,388,414
Malmström, Anders (until March 31, 2021)	The Post-2004 Variable Deferred Compensation Plan	38,166	101,777	348,721		1,790,954
Raju, Robin (effective April 1, 2021)	The Post-2004 Variable Deferred Compensation Plan	49,821	80,439	45,212	(56,113)	304,882
Hurd, Jeffrey	The Post-2004 Variable Deferred Compensation Plan	70,202	187,207	270,985		1,269,148
Lane, Nick	The Post-2004 Variable Deferred Compensation Plan	54,610	145,627	256,848	(39,489)	1,648,177
	Lane Letter Agreement		—	52,696	(186,849)	223,411
Bernstein, Seth (4)	2018 Equity Awards	1,871,477	—	1,087,667	268,264	5,489,665
	2020 Equity Awards	1,491,857	—	—	—	1,458,704

(1)	The amounts reported in this column are also reported in the “All Other Compensation” column of the 2020 “Summary Compensation Table” above.

(2)	The amounts reported in this column are not reported in the 2021 “Summary Compensation Table.”

(3)

The amounts in this column for the Post-2004 Variable Deferred Compensation Plan that were previously reported as compensation in the “Summary Compensation Table” included in Holdings’ 2021 and 2020 Proxy Statements and Equitable Financial’s Forms 10-K for the years ended December 31, 2019, 2018, 2017 and 2016 are:

EQH Program Participant	Amount Previously Reported ($)

Mr. Pearson	2,312,565

Mr. Malmström (until March 31, 2021)	803,641

Mr. Raju (effective April 1, 2021)	—

Mr. Hurd	495,581

Mr. Lane	603,977

For the Lane Letter Agreement, the amount reported in this column that was previously reported as compensation in the “Summary Compensation Table” included in Holdings’ 2021 Proxy Statement was $80,088.

For Mr. Bernstein, the amount previously reported in the “Summary Compensation Table” included in AB’s Forms 10-K for the years ended December 31, 2018 and 2017 were $4,000,000 for his 2018 Equity Award and $3,500,000 for his 2017 Equity Award.

(4)	For Mr. Bernstein, the executive contributions column reflects the value of:

•	for the 2018 Equity Award, 37,467 restricted AB Holdings Units that vested on December 1, 2021, and which will not be delivered until January 31, 2023; and

•	for the 2020 Equity Award, 29,868 restricted AB Holding Units that vested on December 1, 2021, and will not be delivered until January 31, 2031.

The Post-2004 Plan

The Post-2004 Plan allows eligible employees to defer the receipt of up to 50% of their base salary and short-term incentive compensation. Deferrals are credited to a bookkeeping account in the participant’s name on the first day of the month following the month in which the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the participant’s name.

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Account balances in the Post-2004 Plan are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The Post-2004 Plan currently offers a variety of earnings crediting options.

Each year, participants in the Post-2004 Plan can elect to make deferrals into an account they have already established under the plan or they may open a new account, provided that they may not allocate any new deferrals into an account if they are scheduled to receive payments from the account in the next calendar year.

When participants establish an account, they must elect the form and timing of payments for that account. They may receive payments of their account balance in a lump sum or in any combination of lump sum and/or annual installments paid over consecutive years. They may elect to commence payments from an account in July or December of any year after the year following the deferral election provided that payments must commence by the first July or December following age 71.

In addition, Equitable Financial provides excess 401(k) contributions in the Post-2004 Plan for participants in the 401(k) Plan with eligible compensation in excess of the qualified plan compensation limit. These contributions are equal to 5% of the participant’s (i) eligible compensation in excess of the qualified plan compensation limit ($290,000 in 2021) and (ii) voluntary deferrals to the Post-2004 Plan for the applicable year. Equitable Financial also provides a 3% excess matching contribution for participants’ voluntary deferrals under the plan.

The Lane Letter Agreement

The Lane Letter Agreement provided that, for each calendar year during which Mr. Lane was employed by Equitable Financial and on international assignment to AXA Life Japan for any portion of the year, he would be entitled to an employer contribution to a deferred compensation account for that year. For 2016, this contribution was equal to 10% of his salary prior to departure, pro-rated based on the period of service under the assignment during 2016. For each year after 2016, his contribution was equal to the value of any additional employer contributions that he would have received in that year under the AXA Equitable 401(k) Plan and its related excess plan if eligible compensation for purposes of those plans equaled his worldwide income.

Contributions were credited to the deferred compensation account for a year in February of the following calendar year and Mr. Lane was immediately vested in all contributions. Each account is used solely for record keeping purposes and no assets are actually placed into any account in Mr. Lane’s name. Account balances are credited with gains and losses as if invested in the available earnings crediting options chosen by Mr. Lane. The Lane Letter Agreement currently offers a variety of earnings crediting options.

Payment of Mr. Lane’s account balances are made in July of the fourth year after the year for which the contributions were made. Mr. Lane has a limited ability to change the time and form of payment of the account balances.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EQH Program Participants

The table below and the accompanying text present the hypothetical payments and benefits that would have been payable if the EQH Program Participants terminated employment, or a change in control (“CIC”) of Holdings occurred on December 31, 2021 (the “Trigger Date”). The payments and benefits described below are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described or included in the table below.

The following definitions are used for purposes of the table below:

•	“2019 EQH Equity Awards” means the equity awards granted to the EQH Program Participants on February 14, 2019;

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•	“2020 EQH Equity Awards” means the equity awards granted to the EQH Program Participants on February 26, 2020;

•	“2021 EQH Equity Awards” means the equity awards granted to the EQH Program Participants on February 17, 2021;

•	“EQH Equity Awards” means the 2019 EQH Equity Awards, the 2020 EQH Equity Awards and the 2021 EQH Equity Awards; and

•	“Cause” is defined as follows:

For purposes of:	Cause generally means:

Mr. Pearson’s employment agreement

• willful failure to substantially perform his duties after reasonable notice of his failure to do so;

• willful misconduct that is materially injurious to the Company;

• conviction of, or plea of nolo contendere to, a felony; or

• willful breach of any written covenant or agreement with the Company to not disclose information pertaining to the Company or to not compete or interfere with the Company.

The Supplemental Severance Plan

• violation of law during the course of employment;

• material breach of any Company policy related to workplace conduct;

• conduct resulting in damage to Company assets;

• conduct that is materially injurious to the Company, monetarily or otherwise;

• disclosure of confidential and/or proprietary information in violation of Company policies or standards; or

• breach of duty of loyalty to the Company.

EQH Equity Awards

• commission of a crime involving fraud, theft, false statements or other similar acts or commission of a felony;

• willful or grossly negligent failure to perform material employment-related duties;

• material violation of any Company policy;

• engaging in any act or making any public statement that materially impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company; or

• material breach of any employment agreement, or noncompetition, nondisclosure or non-solicitation agreement with the Company.

“CIC” of Holdings generally includes the following events:

•	any person becomes the beneficial owner of 30% or more of Holdings’ common stock;

•	the individuals who constituted the Board at March 25, 2019 cease for any reason to constitute at least a majority of the Board; and

•

the consummation of a business combination (e.g., a merger, reorganization or similar transaction involving the Company) unless, following the business combination, substantially all of the persons that were the beneficial owners of Holdings immediately prior to the business combination beneficially own 50% or more of the resulting entity from the business combination in substantially the same proportions as their ownership of Holdings immediately prior to the business combination;

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•	“Good Reason” is defined as follows:

For purposes of:	Good Reason generally means:

Mr. Pearson’s employment agreement

• an assignment of duties materially inconsistent with Mr. Pearson’s duties or authority or a material limitation of Mr. Pearson’s powers;

• the removal of Mr. Pearson from his positions;

• Mr. Pearson being required to be based at an office more than 75 miles from New York City;

• a diminution of Mr. Pearson’s titles;

• a material failure by the Company to comply with the agreement’s compensation provisions; and

• a failure of the company to secure a written assumption of the agreement by any successor company.

The Supplemental Severance Plan

• material diminution of duties, authority or responsibilities;

• material reduction in base compensation (other than in connection with, and substantially proportionate to, reductions by the Company of the compensation of other similarly situated senior executives); and

• material change in the geographic location of an executive’s position.

Please note the following when reviewing the tables:

•	hypothetical payments and benefits related to equity-based awards are calculated using, as applicable:

•	the closing price of an AXA ordinary share on December 31, 2021, converted to U.S. dollars and

•	the closing price of a Share on December 31, 2021;

•	it is assumed that any involuntary termination is not for “cause;”

•

in all cases included in the table, the EQH Program Participants would have been entitled to the benefits described in the pension and non-qualified deferred compensation tables above with the exception of benefits under the ESB Plan unless otherwise indicated below; and

•	no amounts related to AXA stock options are included in the table because they are all vested.

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Name	Temporary Income Payments ($)	Lump Sum Payments ($)	AXA Performance Shares ($)	EQH Equity Awards ($)

Mr. Pearson

Retirement	—	2,748,000	—	25,608,480

Good Reason Termination	8,504,000	3,598,400	—	25,608,480

Involuntary Termination	8,504,000	3,598,400	—	25,608,480

CIC w/o Termination	—	—	—	34,926,840

Death	—	—	—	34,622,471

Disability	—	—	—	34,622,471

Mr. Raju

Involuntary Termination – no CIC (1)	2,471,979	940,000	—	675,384

CIC w/o Termination			—	1,940,530

Death			—	2,004,692

Disability			—	2,004,692

Mr. Hurd

Involuntary Termination – no CIC (2)	4,310,125	1,540,000	—	3,005,760

CIC w/o Termination	—	—	—	9,122,936

Death	—	—	—	8,772,282

Disability	—	—	—	8,772,282

Mr. Lane

Involuntary Termination – no CIC (3)	3,358,438	1,140,000	—	3,153,722

CIC w/o Termination	—	—	—	9,616,542

Death	—	—	2,419,165	9,247,888

Disability	—	—	1,860,896	9,247,888
(1)

If the involuntary termination was within twelve months after a CIC, or Mr. Raju resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $3,295,972. See “Involuntary Termination – no CIC” below for more information.

(2)

If the involuntary termination was within twelve months after a CIC, or Mr. Hurd resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $5,746,834. See “Involuntary Termination – no CIC” below for more information.

(3)

If the involuntary termination was within twelve months after a CIC, or Mr. Lane resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $4,477,917. See “Involuntary Termination – no CIC” below for more information.

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Retirement

Mr. Pearson was the only EQH Program Participant eligible to retire on the Trigger Date. For this purpose, “retirement” means termination of service on or after the normal retirement date or any early retirement date under the Retirement Plan. If Mr. Pearson had retired on the Trigger Date, he would have received the items described in the following table.

Item	Description

Lump Sum Payments	He would have received a 2021 STIC Program award equal to the lower of his 2020 STIC Program award and his 2021 STIC Target.

EQH Equity Awards

The unvested portions of his 2021 EQH Equity Award would have been forfeited.

His 2019 and 2020 EQH Equity Awards would continue to vest pursuant to their terms, including satisfaction of any applicable performance criteria. Any vested options held at the time of termination would remain exercisable until the earlier of five years from the date of termination and their expiration.

Other	He would have been entitled to access to retiree medical coverage without any company subsidy as well as continued participation in the ESB Plan (the “Medical/ESB Benefits”).

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Good Reason Termination

Mr. Pearson is the only EQH Program Participant who is entitled to temporary income payments and lump sum payments (collectively, “Severance Benefits”) in connection with a termination for good reason unrelated to a CIC. If Mr. Pearson had voluntarily terminated on the Trigger Date for “good reason,” he would have received the items described in the following table.

Item	Description

Severance Benefits

Mr. Pearson waived his right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Under his employment agreement, he would have received:

• temporary income payments equal to the sum of two years of salary and two times the greatest of: (a) his most recent STIC Program award, (b) the average of his last three STIC Program awards and (c) his STIC Target;

• a lump sum payment equal to his STIC Target; and

• a lump sum payment equal to the additional excess 401(k) contributions that he would have received if his temporary income payments were eligible for those contributions and were all paid on the Trigger Date.

The temporary income payments would have been paid over a two-year period beginning on the first payroll date of the Company following the 60th day after the date of termination of employment (the “Severance Period”), provided that they would cease if Mr. Pearson provided services for a competitor.

The Severance Benefits are contingent upon Mr. Pearson executing a release of all claims against the company.

EQH Equity Awards	His equity awards would have been treated as described above under “Retirement.”

Other	He would have received the Medical/ESB Benefits.

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Involuntary Termination

If Mr. Pearson’s employment had been involuntarily terminated by the Company on the Trigger Date, he would have received the items described in the following table.

Item	Description

Severance Benefits	He would have been entitled to the same Severance Benefits under his employment agreement as those due upon a termination for good reason as described above, subject to the same conditions.

EQH Equity Awards

If he signed a release of all claims against the Company:

• his 2019 and 2020 EQH Equity Awards would continue to vest pursuant to their terms, including satisfaction of any applicable performance criteria. Any vested options held at the time of termination would remain exercisable until the earlier of five years from the date of termination and their expiration.

His 2021 EQH Equity Award would have been forfeited.

Other	He would have received the Medical/ESB Benefits.

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Involuntary Termination – No CIC

If they had experienced an involuntary termination of employment on the Trigger Date, the EQH Program Participants other than Mr. Pearson would have received the items described in the following table.

Item	Description

Severance Benefits

They would have been eligible for Severance Benefits under the Severance Plan, as supplemented by the Supplemental Severance Plan. To receive those benefits, the executives would have been required to sign a separation agreement including a release of all claims against the Company.

The Severance Benefits would have included:

• temporary income payments equal to 78 weeks of base salary (104 weeks in the case of a termination within twelve months after a CIC);

• additional temporary income payments equal to 1.5 times (two times in the case of a termination within twelve months after a CIC) the greatest of:

•  the most recent annual STIC Program award paid to the executive;

•  the average of the three most recent STIC Program awards paid to the executive; and

•  the executive’s STIC Target; and

• a lump sum payment equal to the sum of the executive’s STIC Target and $40,000.

If, instead of an involuntary termination, the executives had resigned for “good reason” within twelve months after a CIC, they would have been entitled to the same benefits as above, subject to the same conditions.

AXA Performance Shares	They would have forfeited any AXA Performance Shares.

EQH Equity Awards

Provided they executed a release of claims:

• Mr. Hurd would have retained a pro rata portion of his unvested 2019 and 2020 EQH Performance Shares and RSUs, and Mr. Lane would have retained a pro rata portion of his unvested 2020 EQH Performance Shares and RSUs, each of which would remain outstanding and vest subject to the attainment of the applicable performance or service criteria.

•  Any vested EQH stock options held at the time of termination would remain exercisable until the earlier of 30 days from the date of termination and their expiration.

They would have forfeited their 2021 EQH Equity Awards.

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Executive Compensation

Change in Control w/o Termination

If there had been a CIC on the Trigger Date without any termination of employment, the EQH Program Participants would have received the items described in the following table.

Item	Description

AXA Performance Shares	The CIC would have had no effect on the AXA Performance Shares. The AXA Performance Shares would continue to vest subject to their existing terms and conditions, including continued service by the executives.

EQH Equity Awards

Generally, in the event of a CIC, EQH Equity Awards without performance criteria that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the CIC (less, in the case of stock options, the applicable exercise price).

EQH Equity Awards with performance criteria would be pro-rated at the time of the CIC based on either target or actual levels of performance, and then modified into time-vesting awards. The modified awards would then either be replaced, assumed or cashed out, as described above.

For purposes of the payments and benefits table above, we have assumed that the EQH Equity Awards are not assumed or replaced.

Death

If an EQH Program Participant had terminated employment due to death on the Trigger Date:

Item	Description

AXA Performance Shares	The number of any AXA Performance Shares granted to him in 2018 would have been multiplied by the actual performance factor and paid in AXA ordinary shares to his heirs within 90 days following death.

EQH Equity Awards	All EQH Equity Awards would have immediately vested. EQH stock options would have been exercisable until the earlier of one year from the date of death and their expiration. All other awards would have been immediately paid out, assuming target performance for EQH Performance Shares.

Disability

If an EQH Program Participant had terminated employment due to disability on the Trigger Date:

Item	Description

AXA Performance Shares	He would have been treated as if he continued in the employ of the Company until the end of the vesting period for purposes of his 2018 AXA performance share award. Accordingly, he would have received his payout at the same time and in the same amount as he would have received the payout if he had not terminated employment. The estimated value of the payout at the Trigger Date assumes actual performance.

EQH Equity Awards

He would have been treated as if he continued in the employ of the Company with respect to his EQH Equity Awards. The estimated values of payouts related to awards with performance criteria at the Trigger Date assume target performance.

All EQH stock options would have been exercisable until the earlier of their expiration date and the five-year anniversary of the termination date.

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Executive Compensation

Restrictive Covenants

Mr. Pearson’s Employment Agreement

Mr. Pearson is subject to a confidentiality provision, in addition to covenants with respect to non-competition during his employment and twelve months thereafter (six months if he voluntarily terminates employment without good reason) and non-solicitation of customers and employees for twelve months following his termination of employment or, if longer, during the Severance Period.

The Supplemental Severance Plan

To receive benefits under the Supplemental Severance Plan, executives are required to sign a separation agreement including a release of all claims against the Company. The agreement also must include provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment.

EQH Equity Awards

The award agreements for the EQH Equity Awards include provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment. In the event that an EQH Program Participant who retains all or a portion of his equity-based award following termination of employment violates the non-competition and non-solicitation contained in his award agreement, any remaining portion of his award at the time of violation will be immediately forfeited. Also, any portion of his award that vested after termination, and any shares or cash issued upon exercise or settlement of that vested portion, will be immediately forfeited or paid to the Company together with all gains earned or accrued.

MR. BERNSTEIN

The table below and the accompanying text present the hypothetical payments and benefits that would have been payable if Mr. Bernstein terminated employment, or a CIC of AB (or, in the case of Mr. Bernstein’s EQH Equity Awards, a CIC of Holdings as defined above) occurred on December 31, 2021 (the “Trigger Date”). The payments and benefits described below are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described or included in the table below.

For purposes of these tables, hypothetical payments and benefits related to Mr. Bernstein’s equity awards are calculated using the closing price of a Share on December 31, 2021, or the closing price of an AB Holding Unit on December 31, 2021 as applicable.

EQH Equity Awards

Death	$4,498,947

Disability	$4,498,947

Involuntary Termination – no CIC	$1,628,178

CIC of Holdings without Termination	$4,808,805

Involuntary termination of employment or termination by Mr. Bernstein for good reason – no CIC	$4,808,805

Death

If Mr. Bernstein had terminated employment due to death on the Trigger Date, he would have immediately vested in the unvested portion of his EQH Equity Awards.

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Executive Compensation

Disability

If Mr. Bernstein had terminated employment due to disability on the Trigger Date, he would have been treated as if he continued in the employ of the Company for purposes of his EQH Equity Awards.

Involuntary Termination – no CIC

If Mr. Bernstein’s employment had been involuntarily terminated by the Company on the Trigger Date without cause as defined above for EQH Equity Awards:

•	he would have forfeited his 2021 Equity Program award; and

•

he would have retained a pro rata portion of his unvested 2020 EQH Performance Shares and RSUs, each of which would remain outstanding and vest subject to the attainment of the applicable performance or service criteria. Any vested EQH stock options held at the time of termination would remain exercisable until the earlier of 30 days from the date of termination and their expiration.

CIC

In the event of a CIC on the Trigger Date, the portions of his EQH Equity Awards without performance criteria that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the CIC (less, in the case of stock options, the applicable exercise price).

The portions of Mr. Bernstein’s EQH Equity Awards with performance criteria would be pro-rated at the time of the CIC based on either target or actual levels of performance, and then modified into time-vesting awards. The modified awards would then either be replaced, assumed or cashed out, as described above.

For purposes of the table above, we have assumed that Mr. Bernstein’s awards are not assumed or replaced.

AB Holding Unit Awards

Reason for Employment Termination	Cash Payments ($)	AB Holding Unit Awards ($)	Other Benefits ($) (8)
CIC of AB (1)	—	14,613,265
Termination by Mr. Bernstein for good reason (2)	3,500,000	14,613,265	18,404
Termination of Mr. Bernstein’s employment by AB without cause (3)	5,250,000	14,613,265	18,404
Termination by Mr. Bernstein for good reason or by AB without cause and within 12 months of CIC of AB (4)	7,000,000	14,613,265	18,404
Termination by Mr. Bernstein without good reason (complies with applicable agreements and restrictive covenants) under the AB 2021 Incentive Compensation Award Program (“ICAP”)	—	14,613,265	—
Death or Disability (5) (6) (7)	—	14,613,265	18,404

(1)

Upon a CIC of AB as defined below, the equity award he was granted in May 2017 will immediately vest and AB Holding Units in respect of that award will be delivered to him (subject to any withholding obligations), regardless of whether Mr. Bernstein’s employment terminates.

(2)	Under his employment agreement, if Mr. Bernstein resigns for “good reason” (as defined below) and he signs and does not revoke a waiver and release of claims, he will receive the following:

•	a cash payment equal to the sum of (a) his current base salary and (b) his bonus opportunity amount;

•	a pro rata bonus based on actual performance for the fiscal year in which the termination occurs;

•	immediate vesting of the outstanding portion of the equity award he was granted in May 2017 and delivery of the related AB Holding Units (subject to any withholding requirements);

•	monthly payments equal to the cost of COBRA coverage for the COBRA coverage period; and

•	following the COBRA coverage period, access to participation in AB’s medical plans as in effect from time to time at Mr. Bernstein’s (or his spouse’s) sole expense.

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(3)

If Mr. Bernstein’s employment is terminated without “cause”, he will receive the amounts described in (2) above, except that the cash payment will equal 1.5 times the sum of (a) his current base salary and (b) his bonus opportunity amount.

(4)

If, during the 12 months following a CIC of AB, Mr. Bernstein is terminated without “cause” or resigns for “good reason”, he will receive the amounts described in (2) above, except that the cash payment will equal two times the sum of (a) his current base salary and (b) his bonus opportunity amount.

(5)

Under the Bernstein Employment Agreement, “disability” is defined as a good faith determination by AB that Mr. Bernstein is physically or mentally incapacitated and has been unable for a period of 180 days in the aggregate during any 12-month period to perform substantially all of the duties for which he is responsible immediately before the commencement of the incapacity.

(6)

Under the Bernstein Employment Agreement, upon termination of Mr. Bernstein’s employment due to death or disability, and after the COBRA period, AB will provide Mr. Bernstein and his spouse with access to participation in AB’s medical plans at Mr. Bernstein’s (or his spouse’s) sole expense based on a reasonably determined fair market value premium rate.

(7)

Under the applicable ICAP award agreements, “disability” is defined as the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months, as determined by the carrier of the long-term disability insurance program maintained by AB or its affiliate that covers Mr. Bernstein.

(8)	Reflects the value of group medical coverage to which Mr. Bernstein would be entitled.

Bernstein Employment Agreement Definitions

Change in Control

A CIC of AB includes, among other events, the Company ceasing to control the election of a majority of the AB Board.

Cause

Cause generally includes Mr. Bernstein’s conviction in certain types of criminal proceedings, Mr. Bernstein’s willful refusal to substantially perform his duties or other willful behavior.

Good Reason

Good reason generally includes Mr. Bernstein’s termination after the diminution of his position, authority, duties or responsibilities, any material breach by AB of the Bernstein Employment Agreement or any material compensation agreement and other similar events.

Golden Parachute Payments

In the event any payments to Mr. Bernstein constitute “golden parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, payments shall be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Bernstein receiving a higher net-after tax amount than he would receive absent the reduction.

Restrictive Covenants

Mr. Bernstein is subject to a confidentiality provision, in addition to covenants with respect to non-competition during his employment and six months thereafter and non-solicitation of customers and employees for 12 months following his termination of employment.

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PROPOSAL 4: Amendments to the Company’s Certificate of Incorporation

PROPOSAL 4: APPROVAL OF AMENDMENTS TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO REMOVE SUPERMAJORITY VOTING REQUIREMENTS AND REFERENCES TO THE AXA SHAREHOLDER AGREEMENT AND OTHER OBSOLETE PROVISIONS

BACKGROUND

Our Nominating and Corporate Governance Committee and our Board have carefully considered the advantages and disadvantages of supermajority voting provisions, and evaluated the appropriateness of supermajority voting provisions in light of our overall corporate governance structure, ongoing stockholder engagement efforts, levels of stockholder support for members of the Nominating and Corporate Governance Committee at past annual meetings and the Board’s ongoing review of corporate governance practices.

Consistent with its commitment to the careful consideration of stockholder views, the Board has determined that it is in the best interests of the Company and its stockholders to amend and restate the Company’s current Certificate of Incorporation to remove supermajority voting requirements. The proposed amendments would also delete certain obsolete provisions within the Certificate of Incorporation referencing the Shareholder Agreement between the Company and its former parent (AXA Group) and certain rights retained by AXA which ceased to apply when AXA ceased to be a beneficial owner of more than 50% of our outstanding shares. The proposed amendments also introduce certain other non-substantive “clean-up” changes intended to remove certain other obsolete provisions as well as update and clarify other provisions within the current Certificate of Incorporation.

The elimination of supermajority voting requirements will provide stockholders with greater power to influence the Company’s affairs.

DESCRIPTION OF EXISTING SUPERMAJORITY VOTING STANDARD

Article TENTH of our current Certificate of Incorporation provides that certain provisions of the Certificate of Incorporation may not be amended, altered or repealed in any respect, nor may any provision or By-Laws inconsistent therewith be adopted, unless, in addition to any other vote required by the Certificate of Incorporation or otherwise required by law, such amendment, alteration or repeal is approved by the affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding shares of Common stock then entitled to vote at any annual or special meeting of stockholders.

Article ELEVENTH of our current Certificate of Incorporation provides that the stockholders of the Corporation may amend, alter or repeal the By-Laws of the Corporation; provided that any such action will require the affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding shares of Common stock then entitled to vote at any annual or special meeting of stockholders

PROPOSED CHANGES

In February 2022, the Board unanimously adopted, subject to stockholder approval, the Second Amended and Restated Certificate of Incorporation of the Company as set forth in Appendix B (the “Second Amended and Restated Certificate of Incorporation”). The following are descriptions of proposed changes reflected in the Second Amended and Restated Certificate of Incorporation and are summaries only. The below summaries are qualified in their entirety by reference to Appendix B with additions of text indicated by underlining and deletions of text indicated by strike-outs. If Proposal 4 is approved by our stockholders, the proposed amendments contained in Appendix B would become effective upon the filing of a Second Amended and Restated Certificate of Incorporation reflecting such amendments with the Secretary of State of the State of Delaware. In connection with the proposed amendments to

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PROPOSAL 4: Amendments to the Company’s Certificate of Incorporation

our Certificate of Incorporation in Proposal 4, the Board has also adopted conforming amendments to our new Fifth Amended and Restated By-Laws, which will become effective contemporaneously with the Second Amended and Restated Certificate of Incorporation.

If our stockholders adopt Proposal 4, we will file the Second Amended and Restated Certificate of Incorporation and Fifth Amended and Restated By-Laws on a Form 8-K promptly following the Annual Meeting.

Except where otherwise noted, all references to article and section numbers are to the Second Amended and Restated Certificate of Incorporation found in Appendix B.

The following changes relating to Proposal 4 are reflected in the Second Amended and Restated Certificate of Incorporation:

New Article NINTH, formerly Article TENTH, has been amended to remove supermajority voting requirements in the context of the approval of certain amendments to the Certificate of Incorporation.

New Article TENTH, formerly Article ELEVENTH, has been amended to remove supermajority voting requirements in the context of the approval of amendments to the Company’s By-Laws.

The deletion of former Article EIGHTH, rendered obsolete when AXA ceased to be a beneficial owner of more than 50% of our outstanding shares.

The removal of obsolete references to the Shareholder Agreement or terms related to the Shareholder Agreement from Articles FIFTH, SIXTH, SEVENTH, new Article EIGHTH, NINTH, and TENTH.

Certain other miscellaneous changes to update and clarify the terms of the Company’s current Certificate of Incorporation.

IMPACT OF THE PROPOSAL

If the proposed amendments are adopted by our stockholders and implemented, the affirmative vote of a majority of the voting power of all the then-outstanding common shares of stock of the Company entitled to vote thereon, as required pursuant to the Delaware General Corporation Law would be required for (i) any future amendment, alteration, change or repeal in any respect of certain provisions of our Certificate of Incorporation, and; (ii) any future amendment, alteration, change or repeal in any respect of any provision of our By-Laws by our stockholders.

If Proposal 4 is not approved by our stockholders, the supermajority voting standards, obsolete provisions, and existing By-Laws will remain unchanged and (where applicable) still in effect.

Unless otherwise instructed, the proxyholders will vote proxies FOR the proposed approval of amendments to the Company’s Certificate of Incorporation. Any abstention or broker non-votes will be counted as no votes. This proposal requires the affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding shares of Common stock.

The Board unanimously recommends that you vote FOR Proposal 4 to approve amendments to the to the Company’s Certificate of Incorporation to remove the requirement that a supermajority of outstanding shares vote to approve certain amendments to the Certificate of Incorporation and By-Laws and to remove references to the AXA Shareholder Agreement and other obsolete provisions

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Board and Corporate Governance Practices

BOARD AND CORPORATE GOVERNANCE PRACTICES

We believe that effective corporate governance policies and practices help us deliver sustainable, long-term value to our stockholders.

These policies and practices are contained in our governance documents, including our Certificate of Incorporation, By-Laws, Corporate Governance Guidelines and Committee charters. This section describes the key features of our Board practices and corporate governance program.

Stockholder Engagement

Since establishing an investor and proxy advisory firm outreach and engagement program after the IPO, we have continued to discuss business background about the Company, the composition of our Board, our corporate governance structure and practices, our executive compensation programs and ESG initiatives and reporting with top shareholders representing a significant number of the outstanding shares and proxy advisory firms. During engagement discussions in 2021 and prior years, we discussed and received a high level of support for our corporate governance strategy to build a Board with experienced and qualified members and independent leadership. Investors also expressed support of our compensation programs, which aligns with the over 97% say-on-pay approval percentage the Company received at its 2021 annual meeting of stockholders.

During investor engagements, we also discussed that at the 2020 and 2021 annual meetings, support for directors on our Nominating and Corporate Governance Committee lagged the level of support for our other directors. We understand this lower support level to be connected to the maintenance of the supermajority voting provision requiring 66 2/3% of outstanding shares to amend certain sections of Holdings’ Certificate of Incorporation (“COI”) and By-Laws, which is a provision that is generally common for newly public companies. The Nominating and Corporate Governance Committee has continued to review and make recommendations to the Board on the Company’s corporate governance profile, taking into account, among other factors, the various views of its stockholders and the period of time Holdings has been public. In connection with the Committee’s most recent review and recommendations, the Board has proposed elimination of the supermajority voting provision as described below in “Proposed Changes to our Corporate Governance.”

We also engaged in discussions on ESG matters, which informed our 2021 launch of the ESG Data center at https://equitableholdings.com/about-us/Data-disclosures as well as the 2021 inaugural ESG Report for Equitable Financial. Please see “ESG at Equitable Holdings” section below. We look forward to continuing the dialogue we have established with our stakeholders through regular outreach and engagement.

Proposed Changes to Our Corporate Governance

Elimination of Supermajority Voting Requirements

As we continue to execute our governance strategy of an orderly transition to a non-controlled public company, the Board is asking stockholders to approve a proposal amending the Company’s COI that will eliminate the requirement that certain amendments to the COI or By-Laws be approved by a supermajority vote of the holders of at least 66 2/3% of the Company’s outstanding common stock (see Proposal 4). If Proposal 4 is approved by the necessary margin, a majority vote of greater than 50% of the Company’s outstanding common stock will be sufficient for stockholders to amend the COI or By-Laws.

Director Nominations

Nominations for election as a director at our annual meetings of stockholders may be made by our Board in the notice of meeting or any supplement thereto, or by a stockholder or stockholders in compliance with the advance notice provisions set forth in the By-Laws. Our Nominating and Corporate Governance Committee recommends director nominees and may identify potential nominees through a variety of means, including referrals from current directors, executive officers and stockholders or recommendations from professional search firms. The Committee retained a leading professional search firm to support identification and recruiting of director candidates to fill the current vacancy on the Board created by the resignation of Ramon de Oliveira in October of 2021. In recommending

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Board and Corporate Governance Practices

candidates for nomination by the Board, the Nominating and Corporate Governance Committee takes into consideration the candidate’s skills and qualifications, the NYSE listing requirements, the ability of candidates to enhance the diversity of our Board as a whole, other board commitments and any other criteria the Board may establish from time to time. The Nominating and Governance Committee will consider candidates recommended by stockholders. Proxies cannot be voted for a greater number of persons than the nominees named. If any nominee selected by Holdings becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Holdings. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

Board Leadership Structure

Our Board is led by our independent Chair, Ms. Lamm-Tennant who was appointed Chair in October of 2021. Chair Lamm-Tennant is the first female independent Chair of Equitable Holdings. As stated in our Corporate Governance Guidelines the Board’s policy is to choose whether to separate the offices of Chair of the Board and CEO on a case-by-case basis. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chair and CEO in any way that is in the best interests of Holdings at a given point in time. The Board believes this governance structure currently promotes a balance between the Board’s independent authority to oversee our business and the CEO and his management team’s management of the business on a day-to-day basis. If the Board chooses to combine the offices of Chair and CEO in the future, a lead director will be appointed annually by the independent directors. The Board expects to periodically review its leadership structure to ensure that it continues to meet our needs.

Director Independence

Our Board considers annually whether each of its members is “independent” for purposes of NYSE listing standards which provide that a director is “independent” if our Board determines that the director does not have any direct or indirect material relationship with the Company.

Our Board has affirmatively determined, after considering all of the relevant facts and circumstances, that Chair Lamm-Tennant and Directors Hondal, Kaye, Matus, Scott, and Stonehill are each independent as defined under NYSE listing standards. This determination was based, in part, on detailed information provided by each director regarding his or her business and professional relationships, and those of his or her family members, with the Company and those entities with which we have significant business or financial interactions.

In making its independence determinations, our Nominating and Corporate Governance Committee and our Board considered both the “bright line” independence criteria set forth in NYSE rules, as well as other relationships which, although not expressly inconsistent with independence under NYSE, may nevertheless have been determined to constitute a “material direct or indirect relationship” that would prevent a director from being independent. These included relationships and transactions in the following categories, which our Nominating and Corporate Governance Committee and our Board have deemed immaterial to the director’s independence due to the nature of the relationship or transaction or the amount involved:

•	holdings of equity or debt securities of companies with which certain directors are affiliated and which were ordinary course and immaterial in amount; and

•	membership on the board of an affiliate or subsidiary.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled. In addition, at least once a year, the independent directors are afforded the opportunity to meet in a private session that excludes management and non-independent directors. At each of these meetings, the independent Chair will preside. The committees of the Board, as described more fully below, also meet periodically in executive session.

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Board and Corporate Governance Practices

Succession Planning and Talent Management

The Board is active in its oversight of succession planning and talent management. Both the Compensation Committee and the Board review at least annually succession plans and talent management reports, including a review of short– and long–term succession plans for critical roles and diversity, recruiting and development programs. In addition, the Committee reviews the talent pipeline for specific key roles. Our directors meet regularly with senior leaders in the context of Board and Committee business, giving them an opportunity to assess the qualifications of these individuals. Recent succession and talent management plans have focused on execution of management diversity and inclusion strategy. In 2021, the Taskforce to Advance Racial Equity, established in 2020, continued to report regularly to the Compensation Committee and the Board on its mission to make Equitable representative of America today, and ensure we have the best talent in the industry and use our diversity to find the best solutions for clients.

Risk Oversight

The Board oversees management of significant risks facing the Company. The Board’s leadership structure, with an independent Board Chair, independent Committees, including an independent Finance and Risk Committee, supports effective risk oversight. The Board administers its risk oversight responsibilities by receiving, in addition to regular business, strategic and other reports from management and advisors, reports on enterprise risk management and specific risk topics from the Chief Risk Officer and has allocated oversight of certain risks to committees of the Board (as described below and in the “Information About Our Board Committees” and further detailed in the “ESG at Equitable Holdings” sections).

In addition to regular attendance at the Board meetings, the Chief Risk Officer is also invited to meetings of other Committees to address specific risk topics. In addition to the Board, the Chief Risk Officer reports at least quarterly to the Finance and Risk Committee of the Board on the Company’s risk appetite framework and provides a comprehensive and regular overview of the Company’s risks and key risk indicators. In connection with its duty to review and discuss with management the Company’s coordination of risk assessment and risk management, the Audit Committee meets regularly with the Chief Risk Officer in regular and executive sessions. The Board has delegated primary oversight of the Company’s financial risk exposures such as cybersecurity risk to its Audit Committee and, in addition to regular reports from its Audit Committee, receives at least annual updates on the cybersecurity program and threats directly from the Chief Information Security Office. The Audit Committee receives reports from the Chief Information Security Office at least quarterly.

The Compensation Committee facilitates the Board’s oversight of management succession planning and, as detailed in “Succession Planning and Talent Management,” the Board receives reports directly from management on risks related to succession planning for the Chief Executive Officer, executive officers and certain key roles. The Chief Risk Officer reports to the Compensation Committee annually in connection with its oversight of certain compensation programs to ensure they contribute to prudent decision-making and avoid an incentive to take excessive risk.

The Company’s internal risk governance structure supports effective risk management. The Chief Risk Officer oversees an independent enterprise risk management function that administers and enforces an enterprise risk appetite and reports directly to the Chief Executive Officer. The Chief Risk Officer serves on various management committees along with senior leaders from functions independent of the businesses, such as the Chief Legal Officer, Chief Operating Officer and Chief Auditor.

Information About Our Board Committees

The Board has designated five standing Board Committees to assist the Board in carrying out its duties: Audit, Compensation, Executive, Finance and Risk, and Nominating and Corporate Governance. Each of the Audit, Compensation, Finance and Risk, and Nominating and Corporate Governance Committees has a Board-approved, written charter, which describes that Committee’s role and responsibilities. Current, printable copies of the charters of

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Board and Corporate Governance Practices

the Audit, Compensation, and Nominating and Corporate Governance Committees are posted on our website at https://ir.equitableholdings.com. The Committee Chairs approve the meeting agendas for their respective Committees.

Each Committee regularly reports on the matters discussed during its meetings to the full Board and presents recommendations on actions requiring Board approval. On an annual basis, each Committee will conduct an evaluation of its performance and will review the adequacy of and propose changes to its charter for Board approval. The process for annual evaluation is considered and determined each year by the Nominating and Corporate Governance Committee and generally includes a review of significant Board and Committee matters over the past year, discussions held in executive sessions regarding Board and Committee performance and development of any action plan for future implementation. From time to time, the Nominating and Corporate Governance Committee may engage an external third-party resource to facilitate the annual evaluation. Each Committee has full authority to retain, at the Company’s expense, independent advisors or consultants.

The table below provides additional information about our Committees, including their composition, number of meetings held in 2021 and their primary roles and responsibilities, including their roles in the oversight of risk management.

Audit Committee

Members:

Daniel G. Kaye (Chair)

Joan Lamm-Tennant

Kristi A. Matus

All current Audit Committee members are independent. In addition, the Board has determined that each current Audit Committee member is “financially literate” under NYSE rules and regulations and that each of the current Audit Committee members is an “audit committee financial expert” under SEC rules and regulations.

Number of Meetings in 2021: 9

Key Roles and Responsibilities:

• Assist the Board in overseeing the financial reporting process and the quality and integrity of our financial statements;

• Assist the Board in overseeing the qualifications and independence and performance of our independent auditor;

• Assist the Board in overseeing our accounting, financial and external reporting policies and practices;

• Assist the Board in overseeing the performance of our internal audit function;

• Assist the Board in overseeing our compliance with legal and regulatory requirements, including without limitation, any requirements promulgated by the PCAOB and the FASB;

• Prepare the report of the Audit Committee required to be included in our annual proxy statement; and

• Exercise an oversight function, as contemplated by the Implementation Guide of the National Association of Insurance Commissioners for the Annual Financial Reporting Model Regulation, over the statutory financial reporting of certain wholly-owned insurance company subsidiaries and any captive reinsurance company subsidiaries of the Company subject to the Model Audit Rule.

Role in Risk Oversight

The Audit Committee’s role in risk oversight includes oversight of the integrity of the Company’s financial statements, internal controls, legal and regulatory compliance and cybersecurity and data privacy threats.

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Board and Corporate Governance Practices

Compensation Committee

Members:

Kristi A. Matus (Chair)

Francis A. Hondal

Bertram L. Scott

Charles G.T. Stonehill

All current Compensation Committee members are independent and are “non-employee directors” for purposes of Section 16 of the Exchange Act.

Number of Meetings in 2021: 6

Key Roles and Responsibilities:

• Discharge the Board’s responsibilities relating to compensation of our executive officers;

• Prepare any report on executive compensation required by the rules and regulations of the SEC for inclusion in our annual proxy statement;

• Review reports regarding diversity and inclusion, attrition and hiring as it deems appropriate

• Recommend to the Board the appointment of senior and executive officers; and

• Take such other actions relating to the compensation and benefits structure of the Company as the committee deems necessary or appropriate.

Role in Risk Oversight

The Compensation Committee oversees risks related to human capital management, design and operation of executive compensation plans and non-employee director compensation and supports Board oversight of management succession planning and talent management.

Executive Committee

Members:

Joan Lamm-Tennant (Chair)

Mark Pearson

Charles G.T. Stonehill

Effective October 22, 2021, Director Lamm-Tennant succeeded former Director Oliveira as Chair of the Committee.

Number of Meetings in 2021: This committee did not meet in 2021.

Key Roles and Responsibilities:

Exercise the authority of the Board in oversight of the Company between meetings of the Board with specified exceptions.

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Board and Corporate Governance Practices

Finance and Risk Committee

Members:

Charles G.T. Stonehill (Chair)

Francis A. Hondal

Daniel G. Kaye

Joan Lamm-Tennant

All current Finance and Risk Committee members are independent.

Number of Meetings in 2021: 5

Key Roles and Responsibilities:

Monitor, review and assist the Board in overseeing:

•  financial and capital markets related matters;

•  strategies that bear on the long-term financial sustainability of the Company;

•  the governance of significant risk throughout the Company; and

•  the establishment and ongoing monitoring of our risk profile, risk capacity and risk appetite.

Role in Risk Oversight

The Finance and Risk Committee oversees risks related to liquidity, capital management and the Company’s enterprise risk management program. See “Board and Corporate Governance Practices – Risk Oversight” and “ESG at Equitable Holdings” for additional information regarding the Board’s risk oversight framework.

Nominating and Corporate Governance Committee

Members:

Kristi A. Matus (Chair)

Bertram L. Scott

Charles G.T. Stonehill

All current Nominating and Corporate Governance Committee members are independent.

Number of Meetings in 2021: 5

Key Roles and Responsibilities

• Identify individuals qualified and suitable to become Board members and recommend to the Board the director nominees for each annual meeting of stockholders;

• Develop and recommend to the Board a set of corporate governance principles applicable to Holdings;

• Otherwise take a leadership role in shaping the corporate governance of Holdings; and

• Oversees the Company’s strategy regarding environmental stewardship, sustainability and corporate social responsibility matters.

Role in Risk Oversight

The Nominating and Corporate Governance Committee oversees risks related to Board governance, succession planning for the Board and its Committees, the Company’s corporate governance framework and environmental stewardship, sustainability and corporate social responsibility.

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ESG at Equitable Holdings

The Holdings Board oversees ESG strategy directly, through its committees, and through certain subsidiary boards and their committees. In accordance with its charter, the Holdings Nominating and Corporate Governance Committee is responsible for oversight of the company’s ESG strategy as well as for oversight of the Company’s governance framework and Board composition. ESG risks addressed by other committees include:

Audit Committee: Legal, regulatory and compliance; internal controls and operational risks; cybersecurity and data privacy

Compensation Committee: Human capital management; diversity, equity and inclusion

Finance and Risk Committee: Enterprise risk management, including oversight of development of the framework to assess the physical and transition risks of climate change

Investment Committee12: Oversight of investment risk within the Equitable general account portfolio, including investment philosophy and guiding principles

In 2021, Holdings was pleased to launch its ESG Data Center at https://equitableholdings.com/about-us/Data-disclosures which includes, among other information, the following information for Holdings and each of its franchises – Equitable Financial and AllianceBernstein:

	Equitable Financial	AllianceBernstein	Equitable Holdings
ESG Report and Data	✓ ESG Report – (Inaugural Report 2021)	✓ Stewardship Report	✓ ESG Data Center
EEO-1 Workforce Data	✓ EEO-1 Supplemental Data	✓ EEO-1 Supplemental Data	✓ Consolidated EEO-1 Report
Disclosures aligned with Sustainability Accounting Standards Board (SASB)	✓ SASB – Insurance sector	✓ SASB – Asset Management & Custody Activities
Climate Change and Disclosures aligned with Taskforce for Climate-related Financial Disclosures (TCFD)	✓ TCFD	✓ TCFD and Climate Change Statement	✓ Statement on Managing Climate Risk
Responsible/Sustainable Financing	✓ Equitable Financial Life Global Funding $500M FABN Issuance	✓ Advancing Responsible Investing Report	✓ Sustainable Financing Framework
Political Activity	✓ Political Engagement Statement	✓ Statement on Political Influence

To learn more about Holdings’ sustainability efforts, please visit https://equitableholdings.com/about-us/Data-disclosures. The Equitable ESG Report and the AllianceBernstein Stewardship Report, or any other information from the Holdings, Equitable Financial and AllianceBersntein websites, is not a part of or incorporated by reference into this Proxy Statement.

Board Meetings and Director Attendance

Our Board held 6 meetings during the year ended December 31, 2021. Directors Hondal, Kaye, Lamm-Tennant, Matus, Pearson, Scott, Stansfield, and Stonehill each attended 100% of all meetings of the Board and committees on which they served during 2021. Directors are expected to attend our annual meeting, and all of our directors then serving on the Board attended our 2021 annual meeting.

[12]	Reference is to the Investment Committees of Equitable Financial and Equitable America.

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Directors Compensation

The following table provides information on compensation that was paid to our directors in 2021 by the Company, other than Mr. Pearson whose compensation is fully reflected in the “Summary Compensation Table” above.

During 2021, Messrs. de Oliveira, Kaye, Scott, Stonehill and Mses. Lamm-Tennant and Matus served on the AB Board in addition to the Holdings Board. We believe their presence on the AB Board is important due to their deep knowledge of the Company and their relevant experience and expertise. Their service on the AB Board requires a significant time commitment since AB’s business involves significantly different business, legal and other considerations than our retirement and protection businesses and AB is a publicly-traded company. Given the time and effort required, we believe it is appropriate to compensate them for their services as directors of AB in addition to their services as directors of Holdings. Their AB compensation is consistent with that paid to other independent directors of the AB Board.

2021 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (3) (4)	All Other Compensation ($)	Total ($)
de Oliveira, Ramon (1)	280,451	430,012	398	710,861
Hondal, Francis	112,500	160,030	477	273,007
Kaye, Daniel	240,000	330,030	477	570,507
Lamm-Tennant, Joan (2)	151,060	318,935	477	470,472
Matus, Kristi	280,250	330,030	477	610,757
Scott, Bertram	207,500	330,030	477	538,007
Stansfield, George	112,500	160,030	477	273,007
Stonehill, Charles	277,500	330,030	477	608,007

(1)	Mr. de Oliveira received a pro-rated quarterly fee for the last quarter of 2021, pro-rated through his date of resignation on October 22, 2021.

(2)	On November 19, 2021, Ms. Lamm-Tennant was granted a pro-rated stock-based award in connection with her appointment as Chair of the Holdings Board (which became effective as of October 25, 2021).

(3)

The amounts reported in this column represent the aggregate grant date fair value of Holdings Common Stock and Restricted AB Holding Units granted to directors in 2021 in accordance with FASB ASC Topic 718, and the assumptions made in calculating them can be found in Note 15 of the Notes to Holdings’ Consolidated Financial Statements. The grant date fair value of each award is as follows:

	Holdings Common Stock ($)	Restricted AB Holding Units ($)
Mr. de Oliveira	260,012	170,000
Ms. Hondal	160,030	—
Mr. Kaye	160,030	170,000
Ms. Lamm-Tennant	219,735	99,200
Ms. Matus	160,030	170,000
Mr. Scott	160,030	170,000
Mr. Stansfield	160,030	—
Mr. Stonehill	160,030	170,000

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(4)	As of December 31, 2021, the directors had outstanding awards as follows:

	Restricted AXA Ordinary Shares (#)	Restricted AB Holding Units (#)
Mr. de Oliveira	—	—
Ms. Hondal	—	—
Mr. Kaye	—	30,283
Ms. Lamm-Tennant	—	1,806
Ms. Matus	—	15,844
Mr. Scott	—	8,060
Mr. Stansfield	—
Mr. Stonehill	—	16,904

Cash Retainers and Meeting Fees

The Compensation Committee engaged Pay Governance to perform a competitive analysis of Holdings’ non-employee director compensation programs for 2021. As part of its analysis, Pay Governance reviewed the competitiveness of Holdings’ non-employee director compensation levels and evaluated the elements used to deliver board pay, using the following peer group:

•	Allstate, Ameriprise, Brighthouse, Lincoln National, Manulife, Prudential, Principal Financial, Sun Life, Unum and Voya; and

AB also conducted a study of Director pay for 2021 and used the following peer group:

•	Affiliated Managers Group, Franklin Resources Inc., BlackRock, Invesco, Janus Henderson Group, T. Rowe Price Group, and Waddell & Reed Financial).

Based on the studies, the following changes, which Pay Governance confirmed to be reasonable taken together, were approved by the Compensation Committee for 2021:

•

For Holdings, an increase of (i) $25,000 in the annual cash retainer for Holdings’ non-employee directors (from $100,000 to $125,000), and (ii) $5,000 for the Holdings’ Audit Committee Chair (from $30,000 to $35,000).

•

For AB, (i) an increase of $5,000 in the annual cash retainer for AB non-employee directors (from $85,000 to $90,000); (ii) removal of the fee of $5,000 for participating in any AB board meeting in excess of the four regularly scheduled meetings annually; (iii) removal of the fee of $2,000 for participating in any committee meeting of the AB Board in excess of the number of regularly-scheduled committee meetings annually (i.e., in excess of eight meetings of the AB Audit Committee and four meetings for all other AB committees); (iv) an increase in the annual cash retainer for the AB Compensation Committee (of $1,500, for the Chair; of $3,000, for all other members); (v) a decrease in the annual cash retainer for the Corporate Governance Committee (of $5,000, for the Chair; of $3,000, for all other members); and (vi) removal of the annual cash retainer for the AB Executive Committee.

In summarizing the above changes to both Holdings’ and AB’s non-employee director compensation programs for 2021:

Holdings non-employee directors receive an annual cash retainer of $125,000 and the Independent Chair receives an additional cash retainer of $100,000. Committee Chairs receive the following additional cash retainers:

•	Audit Committee – $35,000

•	Compensation Committee – $25,000

•	Nominating and Corporate Governance Committee – $20,000

•	Finance and Risk Committee – $20,000

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AB non-employee directors receive an annual cash retainer of $90,000 and annual cash retainers relating to committee service as follows:

•	an annual retainer of $50,000 for acting as Independent Chair of the AB Board of Directors;

•	an annual retainer of $37,500 for acting as Chair of the AB Audit Committee;

•	an annual retainer of $20,000 for acting as Chair of the AB Compensation Committee;

•	an annual retainer of $13,500 for acting as Chair of the AB Governance Committee;

•	an annual retainer of $12,500 for serving as a member of the AB Audit Committee;

•	an annual retainer of $9,000 for serving as a member of the AB Compensation Committee; and

•	an annual retainer of $3,000 for serving as a member of the AB Governance Committee; and

•	an annual equity-based grant under an equity compensation plan consisting of restricted AB Holding Units with a grant date fair value of $170,000.

In addition to the above annual cash retainers, the AB Board also granted each AB non-employee director then serving 3,918 restricted AB Holding Units which was determined by dividing the $170,000 grant date fair value noted above by the closing price of an AB Holding Unit on the date of the May 2021 AB Board meeting, or $43.40 per unit. These awards will vest ratably over a four-year period beginning on the first anniversary of the grant date.

Equity Awards

Holdings’ Common Stock

Non-employee directors of Holdings receive an annual equity retainer consisting of shares of Holdings’ common stock with a value of $160,000. The Independent Chair receives an additional $100,000 equity retainer.

Restricted AXA Ordinary Shares

Certain non-employee directors previously received restricted AXA ordinary shares as members of the AXA Financial, Equitable Financial and Equitable America Boards of Directors prior to the IPO. During the restricted period, the directors are entitled to exercise full voting rights on the restricted stock and receive all dividends and distributions. The restricted stock had a three-year cliff vesting schedule, which was satisfied in February 2021.

In the event a director dies, is removed without cause, is not reelected, retires or resigns, the restricted stock will immediately become non-forfeitable; provided that if the director performs an act of misconduct, all of his or her restricted stock then outstanding will be forfeited. Upon any other type of termination, all restricted stock is forfeited.

Directors could elect to defer receipt of at least ten percent of their restricted stock awards. Upon deferral, the director received deferred stock units in the same number and with the same vesting restrictions, if any, as the underlying awards. The director is entitled to receive dividend equivalents on such deferred stock units, if applicable. The deferred stock units will be distributed in stock on an elected distribution date or upon the occurrence of certain events.

Upon a change in control of Holdings, unless the awards will be assumed or substituted following the change in control, the restricted stock will become immediately non-forfeitable.

Restricted AB Holdings Units

AB non-employee directors receive an annual equity retainer consisting of restricted AB Holding Units with a value of $170,000. These awards vest ratably on each of the first four anniversaries of the grant date. The restricted AB Holding Units are not forfeitable, except if the director is terminated for cause.

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Benefits

Charitable Award Program for Directors

Under a prior charitable award program, the non-employee directors other than Mss. Lamm-Tennant and Hondal may designate up to five charitable organizations and/or education institutions to receive an aggregate donation of $500,000 after their deaths. Although the Company may purchase life insurance policies insuring the lives of the directors to financially support the program, it has not elected to do so.

Matching Gifts

Non-employee directors of Holdings may participate in the Equitable Foundation’s Matching Gifts program. Under this program, the Equitable Foundation matches donations made by participants to public charities of $50 or more, up to $2,000 per year.

Business Travel Accident

All Holdings directors are covered for accidental loss of life while traveling to, or returning from:

•	Board or committee meetings;

•	trips taken at our request; and

•	trips for which the director is compensated.

Each director is covered up to four times annual compensation, subject to certain maximums.

Director Education

All directors are encouraged to attend director education programs as they deem appropriate to stay abreast of developments in corporate governance and best practices relevant to their contribution to the Board generally, as well as to their responsibilities in their specific committee assignments and other roles. Holdings generally reimburses non-employee directors for the cost to attend director education programs offered by third parties, including related reasonable travel and lodging expenses, up to a maximum amount of $5,000 per director each calendar year.

Director Stock Ownership Guidelines

Our non-employee directors are required to hold five times the value of their annual cash retainer (excluding retainers related to committee service) in Shares and/or AB Holding Units. The directors are required to retain 50% of any shares or units received as compensation until the ownership requirement is achieved.

Corporate Governance Guidelines

The Board has adopted the Corporate Governance Guidelines as a general framework to assist it in carrying out its responsibility for the business and affairs of the Company and in furtherance of its continuing effort to enhance its corporate governance. The Corporate Governance Guidelines are available without charge on the investor portion of our website at https://ir.equitableholdings.com.

Codes of Conduct

We have a Code of Business Conduct and Ethics that applies to all of our officers, employees and directors, and a Financial Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, senior corporate officers with financial, accounting and reporting responsibilities, including the Controller and Chief Accounting Officer, and any other employee performing similar tasks or functions for the Company. The Code of Business Conduct and Ethics and the Financial Code of Ethics each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations. The Code of Business Conduct and Ethics and the Financial Code of Ethics are available without charge on the investor relations portion of our website at https://ir.equitableholdings.com.

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We will promptly disclose any substantive changes in or waiver of, together with reasons for any waiver of, either of these codes granted to our directors or officers, including our Chief Executive Officer, Chief Financial Officer, senior corporate officers with financial, accounting and reporting responsibilities, including the Controller, and Chief Accounting Officer, and any other employee performing similar tasks or functions for the Company, by posting such information on our website at https://ir.equitableholdings.com.

Corporate Governance of AB

AB’s activities are managed and controlled by the General Partner. The board of directors of the General Partner acts as the board of directors of each of AB Holding and ABLP. Neither ABLP Unitholders nor AB Holding Unitholders have any rights to manage or control AB Holding or ABLP or to elect directors of the General Partner. The General Partner is an indirect, wholly-owned subsidiary of Holdings.

The General Partner does not receive any compensation from ABLP and AB Holding for services rendered to them as their general partner. The General Partner holds a 1% general partnership interest in ABLP and 100,000 units of general partnership interest in AB Holding. Each general partnership unit in AB Holding is entitled to receive distributions equal to those received by each AB Holding Unit.

The General Partner is entitled to reimbursement for any expenses it incurs in carrying out its activities as general partner of ABLP and AB Holding, including compensation paid by the General Partner to its directors and officers (to the extent such persons are not compensated directly by AB).

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transaction Approval Policy

Our Board has approved the Equitable Holdings, Inc. Related Person Transaction Policy (the “Related Person Transaction Policy”) which sets forth procedures with respect to the review and approval of related person transactions. Under the policy, any potential related person transaction is required to be reported to our legal department, which will then determine whether it should be submitted to our Audit Committee for consideration. The Audit Committee must then review and decide whether to approve the transaction.

For the purposes of the Related Person Transaction Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect interest.

A “Related Person,” as defined in the Related Person Transaction Policy, means:

•	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•	any person who is known to be the beneficial owner of more than 5% of our Shares;

•	any immediate family member of any of the foregoing persons; and

•

any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of 10% or more.

Any transaction involving AB is not subject to the Related Person Transaction Policy so long as AB maintains separate policies or procedures for the review of related party transactions.

Generally, the partnership agreements for each of AB Holding and ABLP expressly permit its affiliates to provide services to AB Holding and ABLP if the terms of the transaction are approved by the General Partner in good faith as being comparable to (or more favorable to each such partnership than) those that would prevail in a transaction with an unaffiliated party. This requirement is conclusively presumed to be satisfied as to any transaction or arrangement that (i) in the reasonable and good faith judgment of the General Partner, meets that unaffiliated party standard, or (ii) has been approved by a majority of those directors of the General Partner who are not also directors, officers or employees of an affiliate of the General Partner.

In practice, ABLP’s management pricing committees review investment advisory agreements with affiliates, which is the manner in which the General Partner reaches a judgment regarding the appropriateness of the fees. Other transactions with affiliates are submitted to ABLP’s audit committee for review and approval.

Director Indemnification Agreements

In connection with the IPO, we entered into indemnification agreements with certain of our directors. The indemnification agreements provide the directors with contractual rights to indemnification and expense rights.

Transactions with AXA Affiliates

Prior to the completion of the IPO in May 2018, we were a wholly-owned subsidiary of AXA. At December 31, 2021, AXA owns less than 1% of our outstanding Shares and no longer controls our business. However, as a former wholly-owned subsidiary of AXA, we historically entered into various transactions with AXA and its subsidiaries in the normal

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course of business including, among others, service agreements, reinsurance transactions and other arrangements. We also entered into a transitional services agreement (the “TSA”), trademark license agreement and registration rights agreement with AXA just prior to the IPO.

Retirement and Protection

Services Received from AXA Affiliates

Affiliate	Services	Amount Paid or Accrued for 2021
AXA	General services provided under the TSA	$ 28 million
AXA Investment Managers Inc. (“AXA IM”), AXA Real Estate Investment Managers (“AXA REIM”) and AXA Rosenberg Investment Management LLC (“AXA Rosenberg”)	AXA IM, AXA REIM and AXA Rosenberg provide sub-advisory services to our retail mutual funds and advisory services to certain investments in our General Account.	$ 12 million
AXA Strategic Ventures Corporation (“ASV Corp”)	ASV Corp provides investment management services to AXA Strategic Ventures US, LLC	$ 2 million

Reinsurance Assumed from AXA Affiliates

AXA Life Japan cedes a portion of its variable deferred annuity business to Equitable Financial. Premiums earned in 2021 were $5 million. Claims and expenses paid in 2021 were $1 million.

Reinsurance Ceded to AXA Affiliates

We cede part of our disability income business to AXA XL Catlin. As of December 31, 2021, the reserves ceded were $119 million.

Investment Management and Research

Our IM&R business received the following services from AXA affiliates in 2021.

Affiliate	Services	Amounts Paid or Accrued for 2021
AXA	Retail product distribution and Private Wealth Management referrals.	$17,192,000

AXA Business Service Private Ltd.	Data processing services and support for certain investment operations functions.	$6,187,000

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Our IM&R provided investment management services to the following AXA affiliates in 2021.

Affiliate	Amounts Received or Accrued for 2021
AXA Life Invest	$17,842,000
AXA Japan	$12,738,000
AXA France	$8,525,000
AXA Germany	$6,394,000
AXA Winterthur	$4,431,000
AXA Rosenberg Asia Pacific	$3,798,000
AXA Hong Kong Life	$3,395,000
AXA Switzerland Life	$3,154,000
AXA Belgium	$2,177,000
AXA Insurance UK Non Direct Regulated	$2,048,000
XL Group Investments Ltd (AXA)	$1,925,000
AXA UK	$1,606,000
Architas Multi-Manager UK	$1,531,000
AXA Insurance Ltd & AXA Insurance Ltd Belfast	$837,000
AXA Mediterranean	$793,000
AXA China	$604,000
AXA PP Healthcare Regulated	$522,000
AXA Spain P&C	$174,000
AXA Singapore Life	$163,000
AXA Switzerland P&C	$109,000

Our Executive Officers

Our executive leadership team members, headed by our Chief Executive Officer and President, Mark Pearson (whose biographical information appears with our other Director nominees’ information), are as follows:

Seth Bernstein, Head of Investment Management and Research

Mr. Bernstein, age 60, has been the President and Chief Executive Officer of AllianceBernstein Corporation since 2017 and is Head of Investment Management and Research of the Company and a member of the Company’s Management Committee. Mr. Bernstein is also a director of AllianceBernstein Corporation. From 2014 to 2017, Mr. Bernstein was Managing Director and Global Head of Managed Solutions and Strategy at JPMorgan Asset Management. In this role, he was responsible for the management of all discretionary assets within the Private Banking client segment. From 2012 to 2014, Mr. Bernstein was Managing Director and Global Head of Asset Management Solutions for JPMorgan Chase & Co. Among other roles, Mr. Bernstein was Managing Director and Global Head of Fixed Income & Currency from 2002 to 2012. Previously, Mr. Bernstein served as Chief Financial Officer at JPMorgan Chase’s investment management and private banking division. He is a member of the Board of Managers of Haverford College.

José Ramón González, Chief Legal Officer and Secretary

Mr. González, age 55, leads the Company’s Legal and Compliance functions and is responsible for ensuring outstanding corporate governance across the Company and its two principal franchises, Equitable Financial and AllianceBernstein. Mr. Gonzalez is also a member of the Management Committee. Prior to joining Equitable in March 2021, Mr. González held a number of senior leadership roles in the insurance industry, serving as Executive Vice President and General Counsel of CNA from 2019 to March 2021, Chief Legal Officer and Corporate Secretary of QBE North America from 2014 to 2019, and Group General Counsel and Corporate Secretary at Torus Insurance from 2011 to 2014. Mr. González also held numerous leadership roles over the course of 12 years within the legal function of AIG and began his career as a Corporate Associate with the law firm of Weil, Gotshal & Manges LLP.

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Jeffrey J. Hurd, Chief Operating Officer

Mr. Hurd, age 55, has strategic oversight for the Company’s Human Resources, Information Technology, Operations, Communications, Corporate Real Estate and Security departments and is a member of the Company’s Management Committee. Mr. Hurd also has responsibility for the Company’s Innovation and Design Office, which is implementing the Company’s agile transformation. Prior to joining the Company in January 2018, Mr. Hurd held various senior leadership positions at American International Group, Inc. (“AIG”), where he most recently served as Executive Vice President and Chief Operating Officer. Mr. Hurd joined AIG in 1998 and served in various leadership positions there, including Chief Human Resources Officer, Chief Administrative Officer, Deputy General Counsel and Head of Asset Management Restructuring. Mr. Hurd also currently serves on the Board of Directors of AllianceBernstein Corporation.

Nick Lane, Head of Retirement, Wealth Management & Protection Solutions

Mr. Lane, age 49, oversees all aspects of the Company’s retirement and protection business, including Individual Retirement, Group Retirement and Protection Solutions, as well as distribution, and serves as a member of the Company’s Management Committee. Mr. Lane also serves as President of Equitable Financial. Mr. Lane has held various leadership roles with AXA and Equitable Financial since joining Equitable Financial (then a subsidiary of AXA) in 2005 as Senior Vice President of the Strategic Initiatives Group. He has served as President and CEO of AXA Japan, Senior Executive Director at Equitable Financial with responsibilities across commercial divisions, and Head of AXA Global Strategy overseeing AXA’s five-year strategic plan across 60 countries. Prior to joining Equitable Financial, Mr. Lane was a consultant for McKinsey & Company and a Captain in the United States Marine Corps. Mr. Lane also currently serves on the Board of Directors of AllianceBernstein Corporation.

Robin M. Raju, Chief Financial Officer

Mr. Raju, age 40, is responsible for all Treasury, Investment Management (General Account and Separate Accounts), Investor Relations, Corporate Development/M&A, Actuarial, Accounting/Controlling, Corporate Tax, Financial Planning & Analysis, Expense Management and Distribution Finance areas. He also serves as a member of the Company’s Management Committee. Prior to becoming Chief Financial Officer in April 2021, Mr. Raju was Head of Individual Retirement, driving the strategy for that business area, including distribution, product, inforce portfolio, M&A, capital, hedging and strategic relationships. Prior to that, he was Treasurer of Holdings and Business Chief Financial Officer for the Company’s Life, Retirement and Wealth Management businesses, where he played a key role in managing the capital and financials that underpin the company’s business segments. He also led Holdings’ preparation for its successful IPO in 2018. Since joining the Company in 2004, Mr. Raju has held positions in the Office of the CEO, Equitable Funds Management Group, and with Equitable Advisors, LLC. He also spent three years at AXA Global Life and Savings at AXA S.A. headquarters in Paris.

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise set forth in the footnotes to the table, the following table sets forth information as of March 4, 2022, with respect to the ownership of our common stock by:

•	each person known to own beneficially more than five percent of our common stock;

•	each of our current directors;

•	each of our current named executive officers; and

•	all of our current executive officers and directors as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for

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purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Percentage computations are based on [    ] shares of our Shares outstanding as of March 23, 2022.

Unless otherwise set forth in the footnotes to the table, the address for each listed stockholder is c/o 1290 Avenue of the Americas, New York, New York 10104.

Holdings Common stock

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Jose Gonzalez(1)	107,539	*
Francis A. Hondal	4845	*
Daniel G. Kaye	46,359	*
Joan Lamm-Tennant	15,679	*
Kristi A. Matus	13,527	*
Mark Pearson(2)	2,111,390	*
Robin M. Raju(3)	139,225	*
Bertram L. Scott	22,959	*
George Stansfield	18,885	*
Charles G. T. Stonehill	22,515	*
Seth Bernstein(4)	263,569	*
Jeffrey Hurd(5)	466,125	*
Nick Lane(6)	518,443	*
All current directors and executive officers as a group (13 persons)(1)(7)(8)	3,751,060	*

*	Number of shares listed represents less than one percent of the outstanding Holdings common stock.

(1)	Includes 37,175 shares of unvested EQH Performance Shares.

(2)	Includes (i) 833,845 shares Mr. Pearson can acquire within 60 days under option plans and (ii) 509,027 shares of unvested EQH Performance Shares.

(3)	Includes (i) 25,888 shares Mr. Raju can acquire within 60 days under option plans and (ii) 52,438 shares of unvested EQH Performance Shares.

(4)	Includes (i) 122,655 shares Mr. Bernstein can acquire within 60 days under option plans and (ii) 55,408 shares of unvested EQH Performance Shares.

(5)	Includes (i) 209,833 shares Mr. Hurd can acquire within 60 days under option plans and (ii) 116,718 shares of unvested EQH Performance Shares.

(6)	Includes (i) 238,763 shares Mr. Lane can acquire within 60 days under option plans and (ii) 126,794 shares of unvested EQH Performance Shares.

(7)	Includes (i) 1,430,984 shares the directors and executive officers as a group can acquire within 60 days under option plans and (ii) 860,385 shares of unvested EQH Performance Shares.

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Following are the only persons known to us to be the beneficial owners of more than five percent of any class of our voting securities based on information provided in publicly available Schedule 13G filings.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

T. Rowe Price Associates, Inc.(1) 100 East Pratt Street Baltimore, MD 21202	45,033,655	11.1%

The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	41,426,056	10.63%

BlackRock Inc.(3) 55 East 52nd Street New York, NY 10055	33,207,445	8.2%

Norges Bank(4) Bankplassen 2 PO Box 1179 Sentrum NO 0107 Oslo Norway	23,585,331	5.83%

Pzena Investment Management, LLC.(5) 320 Park Avenue, 8th Fl New York, NY 10022	22,083,633	5.45%

(1)

Based on a Schedule 13G/A filed with the SEC on or about February 14, 2022, by T. Rowe Price Associates, Inc., reporting beneficial ownership as of December 31, 2021, with sole voting power with respect to 23,307,672 of the Shares, sole dispositive power with respect to 45,033,655 of the Shares and no shared voting power and no shared dispositive power with respect to any of the Shares.

(2)

Based on a Schedule 13G/A filed with the SEC on or about March 9, 2022, by The Vanguard Group, reporting beneficial ownership as of February 28, 2020, with no sole voting power with respect to any of the Shares, shared voting power with respect to 337,655 of the Shares, sole dispositive power with respect to 40,570,648 of the Shares and shared dispositive power with respect to 855,408 of the Shares.

(3)

Based on a Schedule 13G/A filed with the SEC on January 29, 2021, by BlackRock Inc., reporting beneficial ownership as of December 31, 2021, with sole voting power with respect to 29,527,027 of the Shares, sole dispositive power with respect to 33,207,445 of the Shares and no shared voting power and no shared dispositive power with respect to any of the Shares.

(4)

Based on a Schedule 13G/A filed with the SEC on or about February 9, 2022, by Norges Bank, reporting beneficial ownership as of December 31, 2021, with sole voting power with respect to 23,585,331 of the Shares, sole dispositive power with respect to 23,585,331 of the Shares, no shared voting power, and shared dispositive power with respect to 32,362 of Shares held.

(5)

Based on a Schedule 13G/A filed with the SEC on February 16, 2021, by Pzena Investment Management, LLC reporting beneficial ownership as of December 31, 2021, with sole voting power with respect to 19,453,259 of the Shares, sole dispositive power with respect to 22,083,633 of the Shares and no shared voting power and no shared dispositive power with respect to any of the Shares.

100	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

Certain Relationships and Related Person Transactions

The following table sets forth information as of March 4, 2022, regarding the ownership of AB Holding Units and AB Units by each of our current directors and current executive officers and by all of our current directors and executive officers as a group.

AB Holding Units and AB Units	AllianceBernstein Holding L.P.		AllianceBernstein L.P.

Name of Beneficial Owner	Number of Units Owned(1)	Percent of Class	Number of Units Owned(1)	Percent of Class
Francis Hondal	—	—	—	—
Daniel G. Kaye	30,283	*	—	—
Joan Lamm-Tennant	1,806	—	—	—
Kristi A. Matus	15,844	*	—	—
José Ramón González		*	—	—
Mark Pearson	—	—	—	—
Robin M. Raju	—	—	—	—
Bertram L. Scott	8,060	*	—	—
George Stansfield	—	—	—	—
Charles G. T. Stonehill	16,904	*	—	—
Seth Bernstein(2)	568,491	*	—	—
Jeffrey Hurd	—	—	—	—
Nick Lane	—	—	—	—
All current directors and executive officers as a group (13 persons)	641,388	*	—	—

*	Number of AB Holding Units listed represents less than 1% of the units outstanding.

(1)	Excludes units beneficially owned by Holdings and its subsidiaries.

(2)	Includes 441,476 AB Holdings Units that have not yet vested or with respect to which Mr. Bernstein has deferred delivery

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC. Based on the information available to us during fiscal year 2021, we believe that all applicable Section 16(a) filing requirements were met on a timely basis, other than:

•	a Form 4 filed one business day late on October 6, 2021 reporting stock options exercised and shares sold by Mr. Hurd on October 1, 2021 pursuant to a Rule 10b5-1 trading plan; and

•	a Form 4 filed one business day late on October 6, 2021 reporting shares sold by Mr. Pearson on October 1, 2021 pursuant to a Rule 10b5-1 trading plan.

Each of these Form 4’s was filed one business day late due to the failure of the broker to deliver the respective Rule 10b5-1 trading plan notifications timely.

•

On November 23, 2021, a late Form 4 filing was made on behalf of Chair Lamm-Tennant in connection with a fully vested grant of common stock on November 17, 2021 under the Equitable Holdings, Inc. 2019 Omnibus Incentive Plan (exempt under Rule 16b-3).

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The Annual Meeting, Voting and Other Information

THE ANNUAL MEETING, VOTING AND OTHER INFORMATION

Overview

Our Board is soliciting proxies in connection with our Annual Meeting. Under the rules of the SEC, when the Board asks you for your proxy, it must provide you with a proxy statement and certain other materials (including an annual report to stockholders), containing certain required information. These materials were first made available, sent or given to stockholders on or about April [], 2022.

The “Proxy Materials” include:

•	this Proxy Statement;

•	a notice of our 2022 Annual Meeting of Stockholders (which is attached to this Proxy Statement); and

•	our Annual Report to Stockholders for 2021.

If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also include a proxy card or voting instruction form. If you received or accessed these materials via the Internet, your proxy card or voting instruction form are available to be filled out and executed electronically.

Attending the Annual Meeting

Date and Time

Thursday, May 19, 2022, at 8:00 a.m., Eastern Daylight Time

Location

Via the Internet at www.virtualshareholdermeeting.com/EQH2022

Who May Attend?

Only holders of Shares as of the Record Date, March 23, 2022, or their authorized representatives or proxies, may attend the Annual Meeting.

Admission

In order to access the Annual Meeting, you will be asked to provide your 16-digit control number. Instructions on how to attend and participate via the Internet will be posted at www.virtualshareholdermeeting.com/EQH2022. Information contained on this website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

You will be able to vote electronically and submit questions during the meeting at www.virtualshareholdermeeting.com/EQH2022.

Questions

You may submit a question during the meeting via the virtual shareholder meeting website, www.virtualshareholdermeeting.com/EQH2022 (the “VSM Website”). During the meeting, a designated text box will be available on the VSM Website for you to submit your question. The CEO, another director, or an appropriate officer of the Company will endeavor to respond to all questions pertinent to matters properly before the meeting and that otherwise comply with the meeting’s Rules of Procedure. The Company will post the Rules of Procedure prior to the meeting on its investor relations website, https://ir.equitableholdings.com; the Rules of Procedure will also be available on the VSM Website during the meeting. The Rules of Procedure will generally require that questions be relevant to the meeting, pertinent to matters properly before the meeting, and briefly stated; likewise, questions or remarks using offensive or abusive language will be deemed out of order. Questions on similar topics may be combined and answered

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together. All stockholder questions submitted during the meeting, except questions that violate the Rules of Procedure, will be posted on the Company’s investor relations site, https://ir.equitableholdings.com, following the meeting, together with the Company’s responses.

Technical Difficulties and Support

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), our Chair will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/EQH2022.

If you encounter technical difficulties accessing our meeting or asking questions during the meeting, technical support information will be available on the login page of www.virtualshareholdermeeting.com/EQH2022.

Directors’ Attendance at the Annual Meeting

Directors are expected to attend all annual meetings of stockholders.

Shares Outstanding and Holders of Record Entitled to Vote at the Annual Meeting

There were [    ] Shares outstanding as of the close of business on the Record Date of March 23, 2022. All holders of record of Shares outstanding at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each Share outstanding as of the Record Date is entitled to one vote on each matter to be voted upon at the Annual Meeting.

Your Vote is Important

The Board requests that you submit a proxy to vote your Shares as soon as possible. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if you make a written comment on the proxy card, otherwise communicate your vote to management or authorize such disclosure. You will also be able to vote electronically during the meeting at www.virtualshareholdermeeting.com/EQH2022.

Quorum Requirement

The holders of a majority of the voting power of all outstanding Shares at the Record Date must be present in person through the Internet or represented by proxy to constitute a quorum to conduct the Annual Meeting. Shares for which valid proxies are delivered or that are held by a stockholder that attends the Annual Meeting in person through the Internet will be considered part of the quorum. Once a Share is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Shares for which abstentions and “broker non-votes” (explained below) occur are counted as present and entitled to vote for purposes of determining whether a quorum is present.

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The Annual Meeting, Voting and Other Information

Voting Your Shares

Holders of Record

If your Shares are registered in your name with our transfer agent, Computershare, you are a “holder of record” of those Shares. A holder of record may cause the holder’s Shares to be voted in any of the following ways:

Internet

Prior to the Annual Meeting

Please log on to www.proxyvote.com and submit a proxy to vote your Shares by 11:59 p.m., Eastern Daylight Time, on May 18, 2022.

During the Annual Meeting

Please log on to www.virtualshareholdermeeting.com/EQH2022 and submit a proxy to vote your Shares during the Annual Meeting beginning at 8:00 a.m., Eastern Daylight Time, on May 19, 2022.

Telephone Please call the number on your proxy card until 11:59 p.m., Eastern Daylight Time, on May 18, 2022.

Mail

If you received printed copies of the proxy materials, please complete, sign and return your proxy card by mail to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717 so that it is received prior to the Annual Meeting.

These instructions appear on your Notice or proxy card. If you submit a proxy on the Internet or by telephone, please have your Notice or proxy card available for reference when you do so. If you submit a proxy via the Internet or by telephone, please do not mail in your proxy card.

For holders of record, proxies submitted by mail, on the Internet or by telephone will be voted by the individuals named on the proxy card in the manner you indicate. If you execute, date and deliver a proxy card but do not specify how your Shares are to be voted, the proxies will vote as recommended by the Board on all matters on the agenda for the Annual Meeting (see “Proposals for Your Vote”) and will use their discretion with respect to any other matters properly presented for a vote at our Annual Meeting or any postponement or adjournment thereof.

Holders in Street Name

If your Shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a holder of Shares in “street name”. The organization holding your account will have provided you with proxy materials. As the beneficial owner, you have the right to direct the organization how to vote the Shares held in your account. You will also be able to vote your shares at the Annual Meeting by logging into the Virtual Annual Meeting website, www.virtualshareholdermeeting.com/EQH2022, using the 16-digit control number provided with your proxy materials.

If you are a holder of Shares in street name and you do not submit voting instructions to your broker, bank or other intermediary, the intermediary generally may vote your Shares in its discretion only on routine matters. Intermediaries do not have discretion to vote their clients’ Shares on non-routine matters in the absence of voting instructions from the beneficial stockholder. At the Annual Meeting, only Proposal 2 (ratification of appointment of the independent auditor) is considered routine and may be voted upon by the intermediary if you do not submit voting instructions. All other proposals on the Agenda for the Annual Meeting are non-routine matters, and intermediaries may not use their discretion to vote on these proposals in the absence of voting instructions from you. These “broker non-votes” will not affect the outcome of the vote with respect to Proposals 1 and 3. Because Proposal 4 requires an affirmative vote of

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the holders of at least two-thirds (66 2/3%) of the outstanding Shares entitled to vote at the Annual Meeting in order to pass, broker non-votes will have the same effect as a vote against the Proposal. There will be no broker non-votes associated with Proposal 2, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your Shares are held in street name and you do not give your bank or broker instructions on how to vote on Proposal 2, your shares will be voted by the broker in its discretion.

Changing Your Vote or Revoking Your Proxy

If you are a holder of record and wish to revoke your proxy instructions, you must either (1) subsequently submit a proxy via the Internet or by telephone, which will be available until 11:59 p.m., Eastern Daylight Time, May 18, 2022; (2) sign, date and deliver a later-dated proxy card so that it is received before the Annual Meeting; (3) submit a written revocation; (4) send a notice of revocation via the Internet at www.proxyvote.com; or (5) attend the meeting via the Internet at www.virtualshareholdermeeting.com/EQH2022 and vote your Shares. If you hold your Shares in street name, you must follow the instructions of your broker, bank or other intermediary to revoke your voting instructions.

Vote Required for Each Proposal

Proposal 1 – Election of Directors

Board Recommendation: FOR each of the Company’s nominees.

Vote Required: Affirmative vote of at least a majority of the votes of the outstanding Shares present in person through the Internet or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Nominees who do not receive an affirmative vote of at least a majority of votes cast are required to tender their resignation for consideration by the Company’s Board of Directors.

Effect of Abstentions: No effect.

Effect of Broker Non-Votes: No effect.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

Board Recommendation: FOR

Vote Required: Affirmative vote of the majority in voting power of the Shares present in person through the Internet or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.

Effect of Abstentions: Same effect as a vote AGAINST the proposal.

Effect of Broker Non-Votes: There will be no broker non-votes associated with this proposal, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your Shares are held in “street name” and you do not give your bank or broker instructions on how to vote, your Shares will be voted by the broker in its discretion.

Proposal 3 – Advisory Vote on Executive Compensation

Board Recommendation: FOR

Vote Required: Affirmative vote of the majority in voting power of the Shares present in person through the Internet or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.

Effect of Abstentions: Same effect as a vote AGAINST the proposal.

Effect of Broker Non-Votes: No effect.

Proposal 4 – Amendments to the Certificate of Incorporation

Board Recommendation: FOR

Vote Required: Affirmative vote of the holders of at least two-thirds (66 2/3%) of the outstanding Shares entitled to vote at the Annual Meeting.

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The Annual Meeting, Voting and Other Information

Effect of Abstentions: Same effect as a vote AGAINST the proposal.

Effect of Broker Non-Votes: Same effect as a vote AGAINST the proposal.

Matters to be Presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, unless otherwise provided, the proxies will use their own judgment to vote your Shares. If the meeting is adjourned or postponed, the proxies can vote your Shares at the adjournment or postponement as well.

Delivery of Proxy Materials

Notice and Access

We are using “notice and access” procedures to distribute our proxy materials to our stockholders. This method reduces the amount of paper used in producing proxy materials and lowers the costs associated with mailing the proxy materials to stockholders. We are mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to stockholders. The Notice includes instructions on how to access the materials over the Internet and how to request a paper or e-mail copy. The Notice further provides instructions on how stockholders may elect to receive proxy materials in the future in printed form or by electronic mail. To select a method of delivery while voting is open, holders of record may follow the instructions when voting online at www.proxyvote.com. At any time, you may also choose your method of delivery of the proxy materials by visiting www.proxyvote.com. If you own Shares indirectly through a broker, bank or other intermediary, please contact the intermediary for additional information regarding delivery options.

Holders of record will have the Notice or proxy materials delivered directly to your mailing address or electronically if you have previously consented to that delivery method.

Holders of Shares in street name will have the proxy materials or the Notice forwarded to you by the intermediary that holds the Shares.

Eliminating Duplicative Proxy Materials

To reduce the expenses of delivering duplicate proxy materials to stockholders, we are relying upon SEC rules that permit us to deliver only one set of proxy materials to multiple stockholders who share an address (known as “householding”), unless we receive contrary instructions from any stockholder at that address. All stockholders sharing an address will receive in a single envelope a single Proxy Statement and Annual Report, along with individual proxy cards or individual Notices for each stockholder. If you are a stockholder who shares an address and last name with one or more other stockholders and would like to revoke your householding consent and receive a separate copy of the Proxy Statement and Annual Report or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge Householding Department at 51 Mercedes Way, Edgewood, NY 11717 or 1-866-540-7095. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. Additional copies of our proxy materials are available upon request by contacting Investor Relations at our principal executive offices or by emailing your request to ir@equitable.com.

Proxy Solicitation Costs

Our Board is responsible for the solicitation of proxies for the Annual Meeting. We have also retained Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford CT, 06902 to aid in the solicitation of brokers, banks, institutional and other stockholders for a fee of approximately $8,000, plus reimbursement of expenses. Broadridge Financial Solutions, Inc. will also assist us in the distribution of proxy materials and provide voting and tabulation services for the Annual Meeting. All costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In

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addition, our directors, officers and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.

Vote Tabulation

Votes will be tabulated by Broadridge Financial Solutions, Inc.

Inspector of Election

The Board has appointed a representative of Broadridge Financial Solutions, Inc. as Inspector of Election for the Annual Meeting.

Results of the Vote

We expect to announce preliminary voting results at the Annual Meeting and publish preliminary or final voting results in a Form 8-K within four business days following the meeting. If only preliminary voting results are available for reporting in the Form 8-K, we will amend the Form 8-K to report final voting results within four business days after the final voting results are known.

Other Information

Proposals for the 2023 Annual Meeting of Stockholders

Proposals for inclusion in our proxy statement

A stockholder who wishes to present a proposal for inclusion in our proxy statement for the 2023 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8 must submit such proposal to the Secretary at our principal executive offices. Proposals must be received no later than the close of business on December 8, 2022, or such other date that we announce in accordance with SEC rules and our By-Laws. Proposals must comply with all requirements of Exchange Act Rule 14a-8. Submitting a proposal does not guarantee its inclusion, which is governed by SEC rules and other applicable requirements.

Other stockholder proposals and director nominations

Under the notice provision of our By-Laws, for director nominations or other business to be properly brought before an annual meeting by a stockholder where such nominees or business is not to be included in our proxy statement, the stockholder must deliver notice in writing to our Secretary, at our principal executive offices, not later than the close of business on February 18, 2023, nor earlier than the close of business on January 19, 2023. The notice must contain the notice and informational requirements described under Section 1.11 of our By-Laws and applicable SEC rules. The chair of the meeting may refuse to acknowledge or introduce any stockholder nomination or business if it was not timely submitted or does not comply with our By-Laws.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Annual Report on Form 10-K

We will provide to stockholders without charge, upon written request, a copy of our Form 10-K, including financial statements and financial statement schedules, but without exhibits. We will also furnish to requesting stockholders any exhibit to the Form 10-K upon the payment of reasonable expenses incurred by us in furnishing such exhibit. Requests should be directed to Investor Relations at our principal executive offices or by emailing your request to ir@equitable.com. The Form 10-K, along with all of our other SEC filings, may also be accessed at https://ir. equitableholdings.com or at the website of the SEC at www.sec.gov.

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The Annual Meeting, Voting and Other Information

Stockholder List

A list of the stockholders as of the Record Date (the “Stockholder List”) will be available during the Annual Meeting at www.virtualshareholdermeeting.com/EQH2022. The Stockholder List will also be available for inspection by appointment during ordinary business hours at the Company’s principal executive offices located at 1290 Avenue of the Americas, New York, NY 10104, during the 10 days prior to the Annual Meeting. To make an appointment, please contact us at corporatesecretary@equitable.com. Any updates or changes relating to the process for inspecting the Stockholder List will be posted on our Investor Relations site, https://ir.equitableholdings.com.

Principal Executive Offices

The address of our principal executive offices is Equitable Holdings, Inc., 1290 Avenue of the Americas, New York, NY 10104.

Communicating with our Board

Our Board of Directors Communication Policy provides a process for our security holders and other interested parties to send communications to the Board. Stockholders may contact an individual director, the Board as a group, or a specified Committee or group, including the independent directors as a group, by directing such communications to:

By mail:

Attn: Secretary

Equitable Holdings, Inc.

1290 Avenue of the Americas

New York, NY 10104

By email:

corporatesecretary@equitable.com

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. We will review, assess and determine the most appropriate way to respond to such communications including coordinating such response with the Board. A copy of our Board of Directors Communications Policy may be accessed at ir.equitableholdings.com.

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Forward-Looking Statements

FORWARD-LOOKING STATEMENTS

This Proxy Statement may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon the Company. In particular, these include statements relating to future actions, prospective products or services, future performance or results of current and anticipated products or services, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, trends and uncertainties. Many such factors will be important in determining the actual future results of the Company. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2021 (the “2021 Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”) on February 22, 2022, any Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed by the Company with the SEC after the date of the 2021 Form 10-K under the captions “Note Regarding Forward-Looking Statements and Information” or “Risk Factors,” and other filings the Company makes with the SEC. The Company does not undertake any obligation to publicly correct or update any forward-looking statement if the Company later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures the Company makes on related subjects in reports to the SEC.

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Appendix A

APPENDIX A:

NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures

In addition to our results presented in accordance with U.S. GAAP, we report Non-GAAP Operating Earnings and Non-GAAP Operating Return on Equity (“ROE”) each of which is a measure that is not determined in accordance with U.S. GAAP. Management principally uses these non-GAAP financial measures in evaluating performance because they present a clearer picture of our operating performance and they allow management to allocate resources. Similarly, management believes that the use of these non-GAAP financial measures, together with relevant U.S. GAAP measures, provide investors with a better understanding of our results of operations and the underlying profitability drivers and trends of our business. These non-GAAP financial measures are intended to remove from our results of operations the impact of market changes (where there is mismatch in the valuation of assets and liabilities) as well as certain other expenses which are not part of our underlying profitability drivers or likely to re-occur in the foreseeable future, as such items fluctuate from period-to-period in a manner inconsistent with these drivers. These measures should be considered supplementary to our results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies.

We also discuss certain operating measures, including assets under management and certain other operating measures, which management believes provide useful information about our businesses and the operational factors underlying our financial performance.

Non-GAAP Operating Earnings

Non-GAAP Operating Earnings is an after-tax non-GAAP financial measure used to evaluate our financial performance on a consolidated basis that is determined by making certain adjustments to our consolidated after-tax net income attributable to Holdings. The most significant of such adjustments relates to our derivative positions, which protect economic value and statutory capital, and are more sensitive to changes in market conditions than the variable annuity product liabilities as valued under U.S. GAAP. This is a large source of volatility in net income.

Non-GAAP Operating Earnings equals our consolidated after-tax net income attributable to Holdings adjusted to eliminate the impact of the following items:

•

Items related to variable annuity product features, which include: (i) certain changes in the fair value of the derivatives and other securities we use to hedge these features; (ii) the effect of benefit ratio unlock adjustments, including extraordinary economic conditions or events such as COVID-19; and (iii) changes in the fair value of the embedded derivatives reflected within variable annuity products’ net derivative results and the impact of these items on DAC amortization on our SCS product;

•	Investment (gains) losses, which includes credit loss impairments of securities/investments, sales or disposals of securities/investments, realized capital gains/losses and valuation allowances;

•

Net actuarial (gains) losses, which includes actuarial gains and losses as a result of differences between actual and expected experience on pension plan assets or projected benefit obligation during a given period related to pension, other postretirement benefit obligations, and the one-time impact of the settlement of the defined benefit obligation;

•

Other adjustments, which primarily include restructuring costs related to severance and separation, COVID-19 related impacts, net derivative gains (losses) on certain Non-GMxB derivatives, net investment income from certain items including consolidated VIE investments, seed capital mark-to-market adjustments, unrealized gain/losses associated with equity securities and certain legal accruals; and

•	Income tax expense (benefit) related to the above items and non-recurring tax items, which includes the effect of uncertain tax positions for a given audit period.

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Appendix A

Because Non-GAAP Operating Earnings excludes the foregoing items that can be distortive or unpredictable, management believes that this measure enhances the understanding of the Company’s underlying drivers of profitability and trends in our business, thereby allowing management to make decisions that will positively impact our business.

We use the prevailing corporate federal income tax rate of 21% while taking into account any non-recurring differences for events recognized differently in our financial statements and federal income tax returns as well as partnership income taxed at lower rates when reconciling Net income (loss) attributable to Holdings to Non-GAAP Operating Earnings.

The table below presents a reconciliation of Net income (loss) attributable to Holdings to Non-GAAP Operating Earnings for the year ended December 31, 2021 and 2020:

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2021	2020	2021	2020
Net income (loss) attributable to Holdings	$254	$(1,238)	$(439)	$(648)
Adjustments related to:
Variable annuity product features (1)	513	3,439	4,145	3,912
Investment (gains) losses	(100)	(554)	(867)	(744)
Net actuarial (gains) losses related to pension and other postretirement benefit obligations	33	23	120	109
Other adjustments (2) (3) (4) (5)	45	116	717	952
Income tax expense (benefit) related to above adjustments (6)	(103)	(635)	(864)	(888)
Non-recurring tax items (7)	7	(403)	13	(391)
Non-GAAP Operating Earnings	$649	$748	$2,825	$2,302

(1)

Includes COVID-19 impact on Variable annuity product features due to a first quarter 2020 assumption update of $1.5 billion and other COVID-19 related impacts of $35 million for the year ended December 31, 2020.

(2)	Includes separation costs of $20 million, $25 million, $82 million and $108 million for the three months and year ended December31, 2021 and 2020 respectively.

(3)	Includes certain legal accruals related to the cost of insurance litigation of $207 million for the year ended December 31, 2021.

(4)	Includes COVID-19 impact on Other adjustments due to a first quarter 2020 assumption update of $1.0 billion and other COVID-19 related impacts of $86 million for the year ended December 31, 2020.

(5)	Includes Non-GMxB related derivative hedge losses of ($75) million, $57 million, $65 million, and ($404) million for the three months and year ended December 31, 2021 and 2020, respectively.

(6)	Includes income taxes of $(554) million for the above related COVID-19 items for the year ended December 31, 2020.

(7)	Includes a reduction in the reserve for uncertain tax positions resulting from the completion of an IRS examination in the year ended December 31, 2020.

Non-GAAP Operating ROE

We calculate Non-GAAP Operating ROE by dividing Non-GAAP Operating Earnings for the previous twelve calendar months by consolidated average equity attributable to Holdings’ common shareholders, excluding AOCI. AOCI fluctuates period-to-period in a manner inconsistent with our underlying profitability drivers as the majority of such fluctuation is related to the market volatility of the unrealized gains and losses associated with our AFS securities.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	111

Appendix A

The following table presents return on average equity attributable to Holdings’ common shareholders, excluding AOCI and Non-GAAP Operating ROE for the year ended December 31, 2021.

Year Ended December 31, 2021
(in millions)
Net income attributable to Holdings’ common shareholders	$(518)

Average equity attributable to Holdings’ common shareholders, excluding AOCI	$8,193

Return on average equity attributable to Holdings, excluding AOCI	(6.3)%

Non-GAAP Operating Earnings available to Holdings’ common shareholders	$2,746

Average equity attributable to Holdings’ common shareholders, excluding AOCI	$8,193

Non-GAAP Operating ROE	33.5%

112	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

Appendix B

~~AMENDED AND RESTATED~~SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

EQUITABLE HOLDINGS, INC.

Equitable Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”), does hereby certify:

1.

The present name of the Corporation is Equitable Holdings, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 19, 2003, and the name under which the Corporation was originally incorporated was AXA Acquisition Co.

2.

This ~~Amendedand~~Second Amended and Restated Certificate of Incorporation of the Corporation restates and integrates, and also further amends, the provisions of the Amended and Restated Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware on May 9, 2018 , as heretofore amended.

3.

This ~~Amended and Restated~~Second Amended and Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”). Stockholder approval of the adoption of this ~~Amended and Restated~~Second Amended and Restated Certificate of Incorporation of the Corporation was effected by written consent in accordance with Section 228 of the DGCL.

4.

Pursuant to Sections 242 and 245 of the DGCL, the text of the ~~Amended and Restated~~Second Amended and Restated Certificate of Incorporation of the Corporation, is hereby amended and restated to read in its entirety as follows:

FIRST. Name. The name of the Corporation is Equitable Holdings, Inc.

Second. Registered Office. The Corporation’s registered office in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD. Purpose. The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

Fourth. Capital Stock. The total number of shares of stock which the Corporation shall have authority to issue is 2,200,000,000, consisting of: (x) 2,000,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”) and (y) 200,000,000 shares of preferred stock, par value $1.00 per share (the “Preferred Stock”), issuable in one or more series as hereinafter provided. The number of authorized shares of Common Stock or Preferred Stock, or any class or series thereof, may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the stock of the Corporation entitled to vote generally in the election of directors irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.

1.	Provisions Relating to the Common Stock

(a)

Except as otherwise provided in this ~~Amended and Restated~~Second Amended and Restated Certificate of Incorporation or by the DGCL, each holder of shares of Common Stock shall be entitled, with respect to each share of Common Stock held by such holder, to one vote in person or by proxy on all matters submitted to a vote of the holders of Common Stock, whether voting separately as a class or otherwise.

(b)

Subject to the rights, powers and preferences, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, stock or otherwise as may be declared thereon by the Board of Directors at any time and from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Notice of Annual Meeting of Stockholders and 2022 Proxy Statement	113

Appendix B

(c)

In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights, powers and preferences, if any, applicable to shares of Preferred Stock or any series thereof, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

2.	Provisions Relating to the Preferred Stock

(a)

The Preferred Stock may be issued at any time and from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide, out of unissued shares of Preferred Stock that have not been designated as to series, for the issuance of shares of Preferred Stock in one or more series and, by resolution adopted in accordance with law and by filing a certificate of designation pursuant to the applicable provisions of the DGCL(hereinafter referred to as a “Preferred Stock Certificate of Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers (including voting powers, full or limited, if any), preferences and the relative participating, optional or other special rights thereof, and the qualifications, limitations and restrictions thereof, of shares of each such series, including, without limitation, dividend rights, dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock and the qualifications, limitations and restrictions thereof, in any, may be different from those of any and all other series at any time outstanding. Any shares of any series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation, in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in this Second Amended and Restated Certificate of Incorporation or in such resolution or resolutions.

(b)

Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation or to a Preferred Stock Certificate of Designation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to this Second Amended and Restated Certificate of Incorporation or a Preferred Stock Certificate of Designation or pursuant to the DGCL as currently in effect or as the same may hereafter be amended.

3.

Voting in Election of Directors. Except as may be required by the DGCL or as provided in this Second Amended and Restated Certificate of Incorporation or in a Preferred Stock Certificate of Designation, holders of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to vote on any matter or receive notice of any meeting of stockholders.

FIFTH. Management of Corporation. The following provisions are inserted for the management of the business, for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

1.

Except as may otherwise be provided by law, this ~~Amendedand~~Second Amended and Restated Certificate of Incorporation or the By-laws of the Corporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

114	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

Appendix B

2.

Subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding to elect additional directors under specified circumstances~~and the terms and conditions of the Shareholder Agreement, dated as of May 4, 2018, between the Corporation and AXA S.A. (“AXA”) (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Shareholder Agreement”)~~, the number of directors of the Corporation shall be fixed, and may be altered from time to time, exclusively by resolution of the Board of Directors, but in no event may the number of directors of the Corporation be less than one.

3.

Subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding to remove directors elected by such class or series of Preferred Stock ~~and the terms and conditions of the Shareholder Agreement~~, a director may be removed at any time, either with or without cause, upon the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock then entitled to vote in an election of directors.

4.

Subject to any rights granted to the holders of shares of any class or series of Preferred Stock then outstanding to elect additional directors or fill vacancies in respect of such directors under specified circumstances ~~and the terms and conditions of the Shareholder Agreement~~, and except as otherwise provided by law, any vacancy in the Board of Directors that results from (x) the death, disability, resignation or disqualification of any director shall be filled by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director and (y) an increase in the number of directors or the removal of any director shall be filled ~~(a)until the first date (the “Trigger Date”) on which AXA ceases to beneficially own (directly or indirectly) more than fifty percent (50%) of the outstanding shares of Common Stock,solely by an affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote in an election of directors and (b)from and after the Trigger Date,~~by an affirmative vote of at least a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy or a newly created directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

~~5.~~

~~Notwithstanding anything contained in this Amendedand Restated Certificate of Incorporation or the By-laws of the Corporation, any action taken by the Compensation Committee, the Nominating and Governance Committee or the Executive Committee of the Board of Directors shall be taken in accordance with, and remain subject to in all respects, the terms and conditions of the Shareholder Agreement.~~

~~6.~~5.

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except that such directors may be liable (a) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit.

~~7.~~6.

To the fullest extent permitted by the DGCL, the Corporation shall indemnify and advance expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred, to each person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director of the Corporation; provided that, except as otherwise provided in the By-laws of the Corporation, the Corporation shall not be obligated to indemnify or advance expenses to a director of the Corporation in respect of an action, suit or proceeding (or part thereof) instituted by such director, unless such action, suit or proceeding (or part thereof) has been authorized by the Board of Directors. The rights provided by this Section 6~~7~~ of Article FIFTH shall not limit or exclude any rights, indemnities or limitations of liability to which any director of the

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Appendix B

Corporation may be entitled, whether as a matter of law, under the By-laws of the Corporation, by agreement, vote of the stockholders or disinterested directors of the Corporation or otherwise.

~~8.~~7.	Unless and except to the extent the By-laws shall so require, the election of directors of the Corporation need not be by written ballot.

SIXTH. Stockholder Action by Written Consent. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be taken by written consent of the stockholders. ~~however, that this Article SIXTH shall not become effective until the Trigger Date~~. Notwithstanding the foregoing, holders of one or more classes or series of Preferred Stock may, to the extent permitted by and pursuant to the terms of such class or series of Preferred Stock adopted by resolution or resolutions of the Board of Directors, act by written consent.

SEVENTH. Special Meetings. Except as otherwise required by law and subject to any rights granted to holders of shares of any class or series of Preferred Stock then outstanding, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by the Chairman of the Board of Directors or Chief Executive Officer or pursuant to a resolution of the Board of Directors adopted by at least a majority of the directors then in office.~~; provided that, until the Trigger Date, a special meeting of the stockholders may also be called by the Secretary of the Corporation at the request of the holders of record of at least a majority of the outstanding shares of Common Stock. From and after the Trigger Date,~~ T~~t~~he stockholders of the Corporation shall not have the power to call a special meeting of the stockholders of the Corporation or to request the Secretary of the Corporation to call a special meeting of the stockholders.

~~EIGHTH. Business Opportunities. To the fullest extent permitted by Section122(17) of the DGCL ( or any successor provision) and except as may be otherwise expressly agreed in writing by th.e Corporation and AXA, the Corporation, on behalf of itself and its subsidiaries, renounces and waives any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, directly or indirectly, any potential transactions, matters or business opportunities (including, without limitation, any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Corporation or any of its subsidiaries or any dealings with customers or clients of the Corporation or any of its subsidiaries) that are from time to time presented to AXA or any of its respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries ( other than the Corporation and its subsidiaries), even if the transaction, matter or opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. Neither AXA nor its respective officers, directors, employees, agents, stockholders, members, partners, affiliates or subsidiaries shall be liable to the Corporation or any of its subsidiaries for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such person pursues, acquires or participates in such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries, unless, in the case of any such person who is a director or officer of the Corporation, such business opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer of the Corporation. Any person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and have consented to the provisions of this Article EIGHTH. Neither the alteration, amendment or repeal of this Article EIGHTH, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article EIGHTH, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this Article EIGHTH in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such alteration, amendment, repeal, adoption or modification. If any provision or provisions of this Article EIGHTH shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a)the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article~~

116	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

Appendix B

~~EIGHTH (including, without limitation, each portion of any paragraph of this Article EIGHTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b)to the fullest extent possible, the provisions of this Article EIGHTH (including, without limitation, each such portion of any paragraph of this Article EIGHTH containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law. This Article EIGHTH shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Amended and Restated Certificate of Incorporation, the By-laws of the Corporation, applicable law, any agreement or otherwise.~~

EIGHTH~~NINTH~~ . Section 203 of the DGCL. The Corporation elects ~~not~~to be governed by Section 203 of the DGCL (“Section 203”), as permitted under and pursuant to subsection (b )(3) of Section 203~~, until the first date on which AXA ceases to beneficially own ( directly or indirectly) at least five percent (5%) of the outstanding shares of Common Stock. From and after such date, the Corporation shall be governed by Section 203~~ so long as Section 203 by its terms would apply to the Corporation.

NINTH~~TENTH~~. Amendment of the Certificate of Incorporation.~~Subject to the terms and conditions of the Shareholder Agreement~~, T~~t~~he Corporation reserves the right to amend, alter or repeal any provision contained in this ~~Amended and Restated~~Second Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by the DGCL, and all rights herein conferred upon stockholders or directors are granted subject to this reservation; provided, however, that any amendment, alteration or repeal of Sections 5~~6~~ or 6~~7~~ of Article FIFTH shall not adversely affect any right or protection of a director existing under this ~~Amended and Restated~~Second Amended and Restated Certificate of Incorporation at the time of such amendment, alteration or repeal and shall not increase the liability of a director thereunder in respect of any act or omission occurring prior to the time of such amendment, alteration or repeal.~~Notwithstanding anything to the contrary contained in this Amended and RestatedSecond Amended and Restated Certificate of Incorporation, and notwithstanding that a lesser percentage may be permitted from time to time by applicable law,~~ N~~n~~o provision of Articles FIFTH, SIXTH, SEVENTH, EIGHTH~~, NINTH~~, this Article NINTH~~TENTH~~ and Articles ~~ELEVENTH~~TENTH and ~~TWELFTH~~ELEVENTH may be amended, altered or repealed in any respect, nor may any provision or by-law inconsistent therewith be adopted, unless in addition to any other vote required by this ~~Amended and Restated~~Second Amended and Restated Certificate of Incorporation or otherwise required by law~~, (a)until the Trigger Date, such amendment, alteration or repeal is approved by the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock then entitled to vote at any annual or special meeting of stockholders, and (b)from and after the Trigger Date,~~, such amendment, alteration or repeal is approved by the affirmative vote of the holders of at least ~~two-thirds ( 66 2/3%)~~a majority of the outstanding shares of Common Stock then entitled to vote at any annual or special meeting of stockholders.

~~ELEVENTH~~TENTH. Amendment of the By-laws.~~Subject to the terms and conditions of the Shareholder Agreement and the last sentence of this Article ELEVENTH,~~ I~~i~~n furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to amend, alter or repeal the By-laws of the Corporation, without the assent or vote of stockholders of the Corporation. Any amendment, alteration or repeal of the By-laws of the Corporation by the Board of Directors shall require the affirmative vote of at least a majority of the directors then in office. In addition to any other vote otherwise required by law, the stockholders of the Corporation may amend, alter or repeal the By-laws of the Corporation; provided that any such action will require ~~(a)until the Trigger Date, the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock entitled to vote at any annual or special meeting of stockholders and (b)from and after the Trigger Date,~~the affirmative vote of the holders of at least ~~two-thirds (66 2/3)~~a majority of the outstanding shares of Common Stock entitled to vote at any annual or special meeting of stockholders~~. In addition, so long as the Shareholder Agreement remains in effect, the Board shall not~~

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Appendix B

~~approve any amendment, alteration or repeal of any provision of the By-laws, or the adoption of any new by-law, that would be contrary to or inconsistent with the then-applicable terms, if any, of the Shareholder Agreement, or this sentence~~.

~~TWELFTH~~ELEVENTH. Exclusive Jurisdiction for Certain Actions. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Court of Chancery”) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, employee, agent or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action or proceeding asserting a claim arising out of or pursuant to, or seeking to enforce any right, obligation or remedy under, any provision of the DGCL, or as to which the DGCL confers jurisdiction on the Court of Chancery (including, without limitation, any action asserting a claim arising out of or pursuant to this ~~Amended and Restated~~Second Amended and Restated Certificate of Incorporation or the By-laws of the Corporation), or (d) any action or proceeding asserting a claim governed by the internal affairs doctrine. Any person or entity holding, owning, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ~~TWELFTH~~ELEVENTH.

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IN WITNESS WHEREOF, the undersigned has executed this ~~Amended and Restated~~Second Amended and Restated Certificate of ~~Amendment~~Incorporation on the      day of                 , 2022.

EQUITABLE HOLDINGS, INC.
Name: Mark Pearson
Title: Chief Executive Officer

118	Notice of Annual Meeting of Stockholders and 2022 Proxy Statement

EQUITABLE HOLDINGS, INC.
1290 AVENUE OF THE AMERICAS
NEW YORK, NY 10104
ATTN: JESSICA OLICH
VOTE BY INTERNET
Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Daylight Time on May 18, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting—Go to www.virtualshareholdermeeting.com/EQH2022
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by
11:59 P.M. Eastern Daylight Time on May 18, 2022. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,
Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
D76739-P64857
EQUITABLE HOLDINGS, INC.
The Board of Directors recommends you vote FOR each
of the nominees for election in Proposal 1:
1. Election of eight directors for a one-year term ending at the 2023 Annual Meeting of Stockholders;
For Against Abstain
1a. Francis A. Hondal
1b. Daniel G. Kaye
1c. Joan Lamm-Tennant
1d. Kristi A. Matus
1e. Mark Pearson
1f. Bertram L. Scott
1g. George Stansfield
1h. Charles G.T. Stonehill
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
The Board of Directors recommends you vote FOR
proposals 2, 3 and 4.
For Against Abstain
2. Ratification of the appointment of PricewaterhouseCoopers
LLP as our independent registered public accounting firm
for fiscal year 2022;
3. Advisory vote to approve the compensation paid to our
named executive officers; and
4. Amendments to the Company’s Certificate of Incorporation
to remove supermajority voting requirements, references
to the AXA Shareholder Agreement and other obsolete
provisions.
NOTE: Any such other business as may properly come before
the Annual Meeting or any adjournments or postponements
thereof will be voted on by the proxies in their discretion.
Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report and Proxy Statement are available at www.proxyvote.com.
D76740-P64857
EQUITABLE HOLDINGS, INC.
Annual Meeting of Stockholders
May 19, 2022 8:00 AM EDT
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) José Ramón González and Jessica M. Olich, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of EQUITABLE HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held live via the Internet at 8:00 AM, EDT on May 19, 2022, and any adjournment or postponement thereof. You can virtually attend the meeting online by visiting www.virtualshareholdermeeting.com/EQH2022.
This proxy, when properly executed, will be voted as directed by the stockholders. If no such direction is made, this proxy will be voted “For” election to the Board of Directors of the nominees listed under Proposal 1, and “For”
Proposals 2, 3 and 4.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
Continued and to be signed on reverse side